[Certain confidential information in Exhibit 10.111 was omitted EXHIBIT and filed separately with the Securities and Exchange Commission 10.111 ("SEC") with a request for confidential treatment by Inter Parfums, Inc.]
Licence Agreement

between

Burberry Limited
as Burberry

Inter Parfums, S.A.
as Licensee

and

Inter Parfums, Inc.
as Guarantor

relating to

the development, production, manufacture, marketing, distribution and sale of certain products

CONTENTS

1. INTERPRETATION	3

2. GRANT OF LICENCE	15

3. TERM AND TERMINATION OF THE ORIGINAL LICENCE AGREEMENT	18

4. APPROVAL OF LICENSED PRODUCTS	18

5. RETAILERS AND DISTRIBUTORS	20

6. LIST PRICES AND RECOMMENDED RETAIL PRICE	23

7. APPROVALS	23

8. BUSINESS PLAN	23

9. CERTAIN ADDITIONAL OBLIGATIONS OF THE LICENSEE	24

10. LICENCE FEES	35

11. REPORTING AND ACCOUNTING	40

12. DEFECTIVE STOCK	43

13. PRODUCT RECALL	43

14. SUPPLY OF LICENSED PRODUCTS TO BURBERRY AND ITS GROUP	44

15. ADVERTISING AND MARKETING	45

16. WARRANTIES AND COMPLIANCE	50

17. INTELLECTUAL PROPERTY	51

18. CHANGE IN CONTROL/MANAGEMENT AND COMPETITORS	56

19. APPROVED CONTRACTORS	56

20. TERMINATION	59

21. CONSEQUENCES OF TERMINATION	61

22. SELL-OFF PERIOD	65

23. GUARANTEE	66

24. BUSINESS ETHICS AND ENVIRONMENTAL POLICY	68

25. REMEDIES	69

26. CONFIDENTIALITY	69

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27.	RELATIONSHIP BETWEEN THE PARTIES	71

28.	NOTICES	72

29.	ENTIRE AGREEMENT	72

30.	SEVERABILITY	73

31.	NO WAIVER	73

32.	NO BROKERAGE FEE	73

33.	COUNTERPARTS	73

34.	NO ASSIGNMENT	74

35.	GOVERNING LAW AND JURISDICTION	74

36.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999	75

APPENDIX A:	INFORMATION	76

APPENDIX B:	ASSIGNMENT	77

APPENDIX C:	APPROVED CONTRACTORS UNDERTAKING	80

ANNEX TO APPENDIX C

APPENDIX D:	QUESTIONNAIRE	90

APPENDIX E:	CODE OF BUSINESS PRINCIPLES	93

APPENDIX F:	ENVIRONMENTAL AND SOCIAL RESPONSIBILITY	95

APPENDIX G:	BANNED SUBSTANCES	103

SCHEDULE 1 :	LICENSED TRADE MARKS	106

SCHEDULE 2 :	LICENSED PRODUCTS	232

SCHEDULE 3 :	THE LVMH AGREEMENT	238

SCHEDULE 4 :	COMPETING BRANDS	247

SCHEDULE 5 :	PRESIDENT OF BURBERRY FRAGRANCES	248

SCHEDULE 6 :	MINIMUM LICENCE FEE	249

SCHEDULE 7 :	THE DISTRIBUTORS	250

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THIS AGREEMENT is dated 12 October 2004 and made

BETWEEN:

(1) BURBERRY LIMITED, a company incorporated under the laws of England with Number 162636 having its registered office at 18/22 Haymarket, London SW1Y 4DQ ("Burberry");

(2) INTER PARFUMS, S.A., a company incorporated under the laws of France, having its principal office at 4, rond point des Champs Elysees, 75008 Paris, France (the "Licensee"); and

(3) INTER PARFUMS, INC., a company incorporated under the laws of the State of Delaware, USA, having its principal office at 551, Fifth Avenue, New York, USA (the "Guarantor").

WHEREAS:-

(A) Burberry wishes to appoint the Licensee as its exclusive licensee for the development, production, manufacture, marketing, distribution and sale of the licensed products under and subject to the terms set out in this Agreement;

(B) The parties hereto entered into a licence agreement on 15 July 1993 as subsequently amended (the "Original Licence Agreement") which the parties agree shall terminate immediately prior to the Effective Date and it is the parties' intention that this Agreement replaces the Original Licence Agreement;

(C) Burberry requires the Guarantor to guarantee and assume joint and several liability for the performance of the Licensee's obligations under this Agreement and the Guarantor is willing to do so.

IT IS HEREBY AGREED as follows:

1. INTERPRETATION

1.1 In this Agreement the following expressions shall have the following meanings:

"ACTUAL NET WHOLESALE PRICE" means the total price at which Licensed Products (excluding GWPs) are sold less any sales or similar taxes and less any Discounts invoiced, or to be invoiced:

(A) by a Distributor to a Retailer, if the Distributor sells directly to a Retailer; or

(B) by the Licensee or the Licensee's Subsidiaries to a Retailer, if the Licensee or the Licensee's Subsidiaries sells directly to a Retailer;

"ACTUAL NET WHOLESALE SALES" means the aggregate of the Actual Net Wholesale Prices of Licensed Products (excluding GWPs) sold in the relevant period and a sale shall be deemed to have taken place on the date on which Licensed Products are delivered Ex-Factory by the Licensee, a Subsidiary of the Licensee or a Distributor (as the case may be) to a Retailer;

"ADDITIONAL BRANDS" shall have the meaning given to that term in clause 9.24;

"ADVERTISING" means advertising space in newspapers, magazines, television, radio and external billboards, excluding all other forms of advertising including without limitation direct mail advertising, display, point of sale and/or promotional materials and also excluding Co-operative Advertising, and the terms "ADVERTISEMENTS", and "ADVERTISE" shall be construed accordingly;

"AFFILIATES" means in respect of any company, any other company which is (a) a Holding Company of such former company; (b) a Subsidiary of such former company; or (c) under common control with such former company, but for the purposes of clauses 5.14, 9.34, 9.36, 18.4, 19.5, 21.1(E), 21.1(F) and for the definition of Licensee's Group in clause 1.1 shall not, in respect of the Licensee and/or the Guarantor, include LVMH Moet Hennessy Louis Vuitton SA;

"ANNUAL ACCOUNT", "MONTHLY ACCOUNT", "QUARTERLY ACCOUNT", "FINAL ACCOUNT" and shall have the respective meanings given to those expressions in clause 11, and "ACCOUNT" shall mean any of the foregoing;

"APPROVAL" means prior written approval, which shall not be unreasonably withheld or delayed, given on behalf of Burberry by the Authorised Business Representative or the Authorised Legal Representative (as the case may be) or other person authorised in writing by the Authorised Business Representative or the Authorised Legal Representative respectively and the granting or withholding of such approval, and/or any limitations, reservations or conditions applicable thereto being at Burberry's sole discretion and "APPROVED" means the object of any Approval or that Approval has been given (as appropriate) and "Approve" means the verb of Approval or the action of granting Approval;

"APPROVED CONTRACTOR" means any person, firm or company appointed as a contractor to carry out work on behalf of the Licensee which is Approved in accordance with clause 19 or which was approved in accordance with the Original Licence Agreement prior to the Effective Date;

"AUTHORISED BUSINESS REPRESENTATIVE" means the Chief Executive or President of Burberry or any person appointed by the Chief Executive or President of Burberry from time to time to fulfil such a function;

"AUTHORISED LEGAL REPRESENTATIVE" means the General Counsel of Burberry or any person appointed by the General Counsel of Burberry from time to time to fulfil such a function;

"BABY PRODUCTS" shall mean all Licensed Products which are baby fragrance products, details of which are set out in paragraph D of schedule 2;

"BASE INDEX" shall have the meaning given to that term in clause 10.9;

"BURBERRY AGENTS" means Burberry's agents and its employed sales force from time to time authorised by Burberry to take orders for the Licensed Products on behalf of the Licensee from Retailers;

"BURBERRY FRAGRANCES" means an operating or trading division of the Licensee described in clause 9.38;

"BURBERRY GROUP" means Burberry and its Affiliates from time to time;

"BURBERRY INTELLECTUAL PROPERTY" means:

(A) all trade marks and designs registered (or applied for) in the name of Burberry anywhere in the world from time to time including without limitation the Licensed Trade Marks and any Varied Trade Names and New Trade Names which have been registered;

(B) all other trading names, brand names and/or trade marks (whether registered or not) which have been and/or which are used and/or owned by Burberry from time to time in which Burberry from time to time is entitled to claim any rights including without limitation the Licensed Trade Marks, any Varied Trade Names and any New Trade Names;

(C) all designs (whether registered or not) which have been and/or which are used and/or owned by Burberry from time to time in which it is entitled to claim any rights, including but not limited to check designs in whatever size, in whatever colour, in whatever pattern and in whatever material;

(D) any works in which copyright vests in Burberry from time to time;

(E) all patents and patent applications in the name of Burberry from time to time; and

(F) all other Intellectual Property Rights which are stated to vest in Burberry in clause 17.

"BURBERRY ITEMS" means all and any Licensed Products, raw materials and components for Licensed Products bearing any Burberry Intellectual Property, and all and any stationery, advertising materials and other materials of any kind which bear any Burberry Intellectual Property;

"BURBERRY REPRESENTATIVES" means representatives of Burberry including, without limitation, an employee of any member of the Burberry Group and any Burberry Agent;

"BURBERRY STORE" means any separate "Burberry" branded retail store (including without limitation a retail concession) owned, operated, or otherwise occupied by any member of the Burberry Group or operated by a third party pursuant to any franchise or other right granted by any member of the Burberry Group;

"BURBERRY WEBSITE" means any website, operated (directly or through a third party) by any member of the Burberry Group, distributed via the Internet, which relates to the sale of Burberry branded products;

"BUSINESS PLAN" means the business plan proposed for each Licensed Year pursuant to clause 8, which term shall include the Marketing Plan;

"CHANGE OF CONTROL" means:

(A) in respect of the Licensee, when:

(i) the Guarantor ceases to hold a percentage shareholding equal to or greater than 25% of the beneficial interest in the issued share capital in the Licensee; or

(ii) any person or persons acting together acquire(s) a percentage shareholding equal to or greater than 32% of the beneficial interest in the issued share capital in the Licensee; or

(iii) the Guarantor ceases to hold voting rights equal to or greater than 25% of the voting rights in the Licensee; or

(iv) any person or persons acting together acquire(s) voting rights equal to or greater than 32% of the voting rights in the Licensee; or

(v) any person or persons acting together acquire(s) a percentage shareholding of the beneficial interest in the issued share capital of the Licensee equal to or greater than that of the Guarantor;or

(vi) any person or persons acting together acquire(s) voting rights in the Licensee equal to or greater than the voting rights in the Licensee held by the Guarantor; or

(vii) there is a Change of Management Control;

(B) In respect of the Guarantor, when:

(i) Philippe Benacin and Jean Madar together cease to hold a percentage shareholding equal to or greater than 25% of the beneficial interest in the issued share capital in the Guarantor; or

(ii) any person or persons acting together (other than Philippe Benacin and Jean Madar) acquire(s) a percentage shareholding greater than 32% of the beneficial interest in the issued share capital in the Guarantor; or

(iii) Philippe Benacin and Jean Madar together cease to hold voting rights equal to or greater than 25% of the voting rights in the Guarantor; or

(iv) any person or persons acting together (other than Philippe Benacin and Jean Madar) acquire(s) voting rights equal to or greater than 32% of the voting rights in the Guarantor; or

(v) any person or persons acting together acquire(s) a percentage shareholding of the beneficial interest in the issued share capital of the Guarantor of more than Philippe Benacin and Jean Madar; or

(vi) any person or persons acting together acquire(s) voting rights in the Guarantor equal to or greater than the voting rights in the Guarantor held by Philippe Benacin and Jean Madar; or

(vii) there is a Change of Management Control;

"CHANGE OF MANAGEMENT CONTROL" means

(A) in respect of the Licensee, when :

(i) the Guarantor ceases to hold Management Control of the Licensee; or

(ii) any person or persons acting together (other than Philippe Benacin and Jean Madar) subsequently acquires Management Control of the Licensee; or

(iii) there is a Change of Control of the Guarantor, pursuant to clause (B) below; or

(iv) either or both Philippe Benacin or Jean Madar cease to be a director or both Philippe Benacin and Jean Madar cease to be governing officers or both cease to hold their current management positions of the Licensee save that if due to:

(a) the death or permanent incapacity of; or

(b) serious breach of fiduciary duty or misconduct by,

Philippe Benacin or Jean Madar (but not both), Philippe Benacin or Jean Madar (as the case may be) ceases to be a director or other governing officer of the Licensee, such event shall not constitute a change of Management Control of the Licensee.

(B) in respect of the Guarantor, when:

(i) Philippe Benacin and Jean Madar cease to hold Management Control of it; or

(ii) if any person or persons together (other than Philippe Benacin and Jean Madar) acquire(s) Management Control of the Guarantor; or

(iii) either or both of Philippe Benacin or Jean Madar cease to be a director or both Philippe Benacin and Jean Madar cease to be governing officers or both cease to hold their current management positions of the Guarantor save that if due to:

(a) the death or permanent incapacity of; or

(b) serious breach or fiduciary duty or misconduct by,

Philippe Benacin or Jean Madar (but not both), Philippe Benacin or Jean Madar (as the case may be) ceases to be a director or other governing officer of the Guarantor such events shall not constitute a change of Management Control of the Guarantor.

"COMPETING BRANDS" means the brands set out in schedule 4;

"COMPETITOR" means any person or any Affiliate thereof whose business or any material part thereof consists of manufacturing or selling products bearing Competing Brands;

"CO-OPERATIVE ADVERTISING" means advertising of the Licensed Products by the Licensee in magazines and store catalogues produced by or on behalf of Retailers which is Approved;

"DEFECTIVE STOCK" means second quality, defective or damaged Licensed Products;

"DIRECT PRODUCTION COSTS" means all direct production costs in respect of Advertising, including but without limitation, costs of models (including their expenses and respective agency fees photographs and their usage rights, and;

"DISCOUNT" means any standard and customary discount (which for the avoidance of doubt shall not include any discount for early or prompt payment of any invoice) against List Price which a Retailer is allowed in respect of a Licensed Product on all sales of Licensed Products save that such discount by value of sales in the Territory (solely for the purposes of calculating Licence Fees) shall not exceed [——————](1) of the List Price less any sales or similar taxes at which the Licensed Products (excluding GWPS) are sold.

"DISTRIBUTORS" means distributors or Subsidiaries of the Licensee who are appointed by the Licensee to sell Licensed Products to Retailers and who are Approved pursuant to clause 5.1;

"EFFECTIVE DATE" means 1 July 2004;

"ENCUMBRANCE" shall mean any interest or equity of any person (including, without limitation, any right to acquire, option or right of pre-emption); any mortgage, charge, pledge, lien, assignment, hypothecation, security interest (including any created by law), title retention or other security agreement or arrangement; and any rental, hire purchase, credit or conditional sale or other agreement for payment on deferred terms;

"ENVIRONMENTAL AND SOCIAL POLICY" means Burberry's environmental and social policy attached hereto at appendix F (as such policy may be updated by Burberry from time to time, provided that the Licensee receives advance notice from Burberry of such updating);

"ESTIMATED MAJOR MARKET SALES" means, in respect of:

(A) sales of Licensed Products by the Licensee whether to Distributors or to Retailers in the Major Markets; and

(B) sales of Licensed Products by the Licensee to duty free Retailers in the Territory,

the value of all such sales of Licensed Products calculated by reference to the Licensee's best estimate of the relevant Actual Net Wholesale Prices where such sale shall be deemed to have taken place when the Licensed Product is delivered Ex-Factory to the Retailer or Distributor as the case may be;

"ESTIMATED MONTHLY LICENCE FEE" means:

(1) CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SEC WITH A REQUEST FOR CONFIDENTIAL TREATMENT BY INTER PARFUMS, INC. NO. 10.111:1.

(A) [——](2) of Estimated Major Market Sales in the relevant Month; and

(B) [——](3) of Estimated Other Markets Sales in the relevant Month,

provided that if the Estimated Monthly Licence Fee is less than one-twelfth of the Minimum Licence Fee applicable in the relevant Licensed Year (the "Applicable Licence Fee"), the Estimated Monthly Licence Fee shall be the Applicable Licence Fee;

"ESTIMATED OTHER MARKET SALES" means, in respect of sales of Licensed Products by the Licensee whether to Distributors or to Retailers in the Other Markets (other than sales of Licensed Products to duty free Retailers in the Territory), the value of all such sales of Licensed Products calculated by reference to the Licensee's best estimate of the relevant Actual Net Wholesale Prices where such sale shall be deemed to have taken place when the Licensed Product is delivered Ex-Factory to the Retailer or Distributor as the case may be;

"EXCLUDED STORES" means:

(A) any Burberry Store;

(B) any Burberry Website; or

(C) any mail order operation of any member of the Burberry Group;

"EXCLUSIVITY" has the meaning given in clause 2.5 and "EXCLUSIVE" shall be construed accordingly;

"EX-FACTORY" means ex-works as such term is defined by the Incoterms 2000;

"EX-FACTORY PRICE" means the price at which Licensed Products are sold by the Licensee to Distributors (net of any sales taxes only) in the currency in which the Licensee invoices Distributors;

"FACTORY" means any factories wholly owned and controlled by an Approved Contractor or the Licensee and which has been Approved or may be Approved from time to time or which were approved in accordance with the Original Licence Agreement prior to the Effective Date;

"FORMULAE" means any and all of the formulae, lists of ingredients, technical information, recipes, processes and instructions (held in whatever form) reasonably necessary to enable the Licensed Products to be manufactured from time to time;

"GWP" means products which are not Products:

(A) bearing Burberry Intellectual Property; and

(2) CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SEC WITH A REQUEST FOR CONFIDENTIAL TREATMENT BY INTER PARFUMS, INC. NO. 10.111:2.

(3) CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SEC WITH A REQUEST FOR CONFIDENTIAL TREATMENT BY INTER PARFUMS, INC. NO. 10.111:3.

(B) which are in all respects of a type and specification which have been specifically Approved for manufacture, supply and sale under this Agreement; and

(C) which are intended to be given by Retailers to consumers upon the purchase of a Licensed Product;

"HOLDING COMPANY" means, in respect of any company, any other company of which such company is a Subsidiary;

"INDEX" means, in respect of any Month, the HICP (Harmonised Index for Consumer Prices) European Index of Consumer Prices for the countries of the European Union denominated in Euros, or any amended or successor index which includes any additional European Union jurisdiction or countries;

"INTELLECTUAL PROPERTY RIGHTS" means all patents, copyright, database rights, design rights, trade marks, service marks, rights in trade dress and rights of confidence in relation to any information or know-how, in any case whether registered or unregistered, along with any applications for registration thereof, and along with any rights similar or analogous thereto in any part of the world;

"INTERNET" means the global data network comprising interconnected networks using TCP/IP ("Transmission Control Protocol/Internet Protocol");

"LARGE RETAILERS" means a list of no more than 50 Retailers to be notified by Burberry to the Licensee from time to time, such list to be reviewed annually by Burberry and for the avoidance of doubt, the term "Retailer" includes (subject to clause 5.2) a Retailer which trades at a number of retail outlets;

"LAUNCH PRODUCT" means a Licensed Product which is being marketed and/or sold in any part of the Territory for the first time;

"LICENCE FEE" means the licence fee payable by the Licensee to Burberry calculated in accordance with clause 10;

"LICENCE RIGHTS" means the rights granted to the Licensee under clauses 2.1 and 2.3;

"LICENSED PRODUCTS" means such products as are manufactured or to be manufactured by the Licensee or by an Approved Contractor which:

(A) are Products which:

(1) feature the Licensed Trade Marks and such other of the Burberry Intellectual Property as may be Approved;

(2) are in all respects of a type and specification which have been specifically Approved for manufacture, supply and sale under this Agreement; and

(B) are Products which were approved in accordance with the Original Licence Agreement prior to the Effective Date; and

(C) GWPs;

"LICENSED TRADE MARKS" means the trade marks of Burberry described in schedule 1 (excluding any such trade marks as Burberry from time to time notifies to the Licensee as being withdrawn therefrom by reason of Burberry no longer intending to maintain the registration of such trade marks in the Territory or any part thereof because in the sole opinion of Burberry such registration is no longer necessary in the Territory) and Varied Trade Names and New Trade Names but excludes, for the avoidance of doubt, any other trade marks, graphic signs or symbols, whether related to or comprising elements of such trade marks or otherwise which are at any time acquired or used by Burberry or any member of the Burberry Group;

"LICENSED YEAR" means each calendar year during the term of this Agreement except that the first Licensed Year shall be the period from and including the Effective Date up to and including 31 December 2004 and the last Licensed Year shall be the period from and including 1 January in the last Licensed Year up to and including the termination date, and "LICENSED YEARLY" shall be construed accordingly;

"LICENSEE'S GROUP" means the Licensee and its Affiliates from time to time;

"LIST PRICE" means the total price (net of any sales taxes) at which Licensed Products are intended to be sold by the Licensee or Distributors to Retailers which shall be:

(A) exclusive of any settlement discount or other discount, allowance or rebate which the Licensee or any Distributor may allow any particular Distributor or Retailer; and

(B) in the currency in which the Retailers are invoiced;

provided, however, if the maximum price which is charged by the Licensee, or Distributors to Retailers for the Licensed Products in the relevant jurisdiction in the Territory is higher than such price then the List Price shall be the maximum price as aforesaid.

"LVMH AGREEMENT" means the agreement set out at schedule 3;

"MAJOR MARKETS" means France, Spain, Germany, Italy, U.K., U.S.A., Japan, the People's Republic of China, Hong Kong and South Korea and any other countries which individually account for more than 5% of all Actual Net Wholesale Sales made in any Licensed Year;

"MANAGEMENT CONTROL" means the possession, directly or indirectly, of the right or power to cause the direction of the management of a business by means of shares, contract or otherwise and in particular (without limitation) in respect of the Licensee or the Guarantor the ability to appoint more than one-third of the directors or other governing officers of the Licensee and/or the Guarantor shall constitute Management Control of the Licensee and/or the Guarantor, as the case may be.

"MARKETING PLAN" shall have the meaning given to that term in clause 8;

"MINIMUM LICENCE FEE" means the minimum Licence Fee that is to be paid by the Licensee to Burberry in respect of each Licensed Year, details of which are set out in Part A of schedule 6;

"MINIMUM NET WHOLESALE SALES" means the minimum Actual Net Wholesale Sales to be made by the Licensee from 1 January 2008 to 31 December 2008 and from 1 January 2012 to 31 December 2012 as set out in clauses 10.7 and 10.8 respectively, and for every other Licensed Year shall be the amounts set out in Part B of schedule 6, which is headed "Marketing Threshold Sales";

"MONTH" means a calendar month, save that:

(A) the first Month of this Agreement shall commence on the Effective Date and end on the last day of the calendar month in which the Effective Date falls; and

(B) the final Month of this Agreement shall commence on the first day of the calendar month in which the date of termination of this Agreement falls and end on the date that this Agreement terminates,

and "MONTHLY" shall have the corresponding meaning;

"NEW TRADE NAMES" shall have the meaning given to it in clause 17.12;

"ORIGINAL LICENCE AGREEMENT" means the licence agreement dated 15 July 1993 (as amended) made between the parties;

"OTHER MARKETS" means all jurisdictions in the Territory other than the Major Markets;

"PACKAGING" means all packaging and components for packaging of Licensed Products, excluding bottles and caps but including labels and any other words, signs, symbols or marks which are fixed, printed or reproduced thereon;

"PLAN DATE" shall have the meaning given to that term in clause 8;

"POISON CONTROL CENTRE" means any competent authority, whether supranational, national, regional or local, with responsibility for the control of poisons or the provision of toxicological information and advice;

"PRESIDENT OF BURBERRY FRAGRANCES" means the position of president of Burberry Fragrances as described in clause 9.41 and schedule 5;

"PROCEDURES" shall have the meaning given to that term in clause 9.30(C);

"PRODUCTS" means the products (including the Packaging and bottles and caps for such products) which are described in schedule 2;

"PROMOTION" means all forms of promotion and marketing (including, without limitation, any Co-operative Advertising or promotion or marketing at any trade show) excluding Advertising and the terms "PROMOTE", "PROMOTIONAL MATERIALS" and "PROMOTIONAL ACTIVITIES" shall be construed accordingly;

"PROJECTED SALES" means the Actual Net Wholesale Sales projected in the Business Plan in the relevant part of the Territory;

"QUARTER" means a period of three consecutive Months, save that:

(A) the first Quarter of this Agreement shall commence on the Effective Date and end on 30 September 2004; and

(B) the final Quarter of this Agreement shall commence on whichever of 1 January, 1 April, 1 July or 1 October is closest to the date on which this Agreement terminates and shall end on the date that this Agreement terminates, and "QUARTERLY" shall have the corresponding meaning;

"QUESTIONNAIRE" means an environmental and social responsibility questionnaire signed by an Approved Contractor, the current form of which is set out in appendix D;

"RECOMMENDED RETAIL PRICE" or "RRP" means :

(A) the recommended retail price, if any, of each Licensed Product applicable in each jurisdiction in the Territory; or

(B) where, in any particular jurisdiction, recommended retail prices are not permissible under local law, the List Price for that jurisdiction together with the mark up customarily used in the relevant jurisdiction to arrive at the retail price.

"RETAILER" shall mean any retailer and/or retail outlet within the Territory Approved pursuant to clause 5.1 which will sell Licensed Products to consumers in the Territory for personal use either (i) at the Licensee's discretion subject to clause 5, or (ii) at Burberry's own initiative (including without limitation Burberry Stores which the Licensee has been requested to supply in accordance with clause 14) provided that the Licensee shall not be required to obtain Approval for the retailers supplied by the Licensee prior to the Effective Date under the Original Licence Agreement until 1 January 2005;

"RETURNED" means:

(A) in respect of any Licensed Products manufactured by any Approved Contractor, those products which have been returned (for whatever reason) by the Licensee to the relevant Approved Contractor; and

(B) in respect of any Licensed Products manufactured by any Approved Contractor or by the Licensee, those products which have been returned by a Retailer, Distributor, Burberry or any member of the Burberry Group;

"SELL-OFF PERIOD" shall have the meaning given to that term in clause 22.1;

"SUBSIDIARY" means, in respect of any company, any other company:

(A) in which such former company holds a majority of the voting rights; or

(B) in which such former company owns any stock or shares and in respect of which such company has the right to appoint or remove a majority of its board of directors or other managing body; or

(C) in which such former company owns any stock or shares and in which such former company controls a majority of the voting rights, pursuant to an agreement with other stockholders or shareholders; or

(D) which is either directly or indirectly controlled in any way by such former company,

and shall include any company which is a Subsidiary of a Subsidiary of such former company according to the foregoing definition;

"TERM" means, subject to clause 20 of this Agreement, the period from the Effective Date to 31 December 2016, save that if the parties so agree prior to 31 December 2014 the Agreement may be extended for a further 5 years until 31 December 2021 but in the absence of any such agreement by 31 December 2014 this Agreement shall terminate on 31 December 2016;

"TERRITORY" means the world;

"TESTERS" means testers, minis and/or samples of Licensed Products, other than GWPs;

"UNDERTAKING" means an undertaking in Burberry's favour signed by an Approved Contractor, the current form of which is set out in appendix C;

"VARIED TRADE NAME" shall have the meaning given to it in clause 17.12;

"WORKING DAY" shall mean any day on which banks are open for business in London, England other than a Saturday or Sunday.

1.2 In this Agreement where the context admits references to:

(A) the "Agreement" or to any other agreement or document referred to in this Agreement mean this agreement or such other agreement or document as amended, varied, supplemented, modified or novated from time to time and includes the appendices and schedules hereto;

(B) a "person" include any individual, company, body corporate, corporation sole or aggregate, government, state or agency of a state, firm, partnership, joint venture, association, organisation or trust (in each case, whether or not having separate legal personality and irrespective of the jurisdiction in or under the law of which it was incorporated or exists) and a reference to any of them shall include a reference to the others;

(C) clause(s), sub-clause(s), appendice(s), schedule(s) and parties are references to clauses and sub-clauses of, appendices to, schedules of and parties to this Agreement, respectively;

(D) the singular includes the plural and vice versa (unless the context requires otherwise);

(E) any one gender includes the other gender;

(F) any statutory provision or enactment or any provision of any treaty, legislation, statute, directive, regulation, judgement, decision, decree, order, instrument, by-law, or any other law of or having effect in any jurisdiction "LAWS" shall be construed also as references to all other Laws made under the Law referred to, and to all such Laws as amended, re-enacted, consolidated or replaced, or as their application is modified by other Laws from time to time, and whether before or after the date of this Agreement;

(G) references to any party include any person who at any time is entitled, by assignment, novation, merger, division, reconstruction, reorganisation or otherwise, to that party's rights under this Agreement or any interest in those rights, or who, as an insolvency practitioner or otherwise, is entitled to exercise those rights (and, in the case of a novation or similar event, references herein to any party's rights shall include the novated rights to which another person is entitled as a result of that event); and

(H) Burberry giving any form of notice, notification, consent or agreement shall be construed so that such notice, notification, consent or agreement shall only be validly given by Burberry if in writing signed by the Authorised Business Representative or the Authorised Legal Representative.

1.3 JOINT AND SEVERAL LIABILITY

All warranties, representations, indemnities, covenants, agreements and obligations given or entered into by more than one person in this Agreement are given or entered into jointly and severally.

1.4 HEADINGS

The headings and sub-headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.5 SCHEDULES AND APPENDICES

Each of the schedules and appendices shall have effect as if set out in this Agreement.

2. GRANT OF LICENCE

TO MANUFACTURE

2.1 Subject always to clause 2.6 below, Burberry hereby grants to the Licensee, subject to the terms and conditions of this Agreement, a personal, non-transferable and Exclusive (other than in respect of GWPs) licence:

(A) to develop, and to produce and manufacture Licensed Products at the Factory strictly in accordance with the type and specifications from time to time Approved and to use:

(i) the Licensed Trade Marks in connection with the Products;

(ii) such other parts of the Burberry Intellectual Property, including the Formulae, as may be Approved from time to time only for the purpose of such manufacture; and

(B) to use such information as may at Burberry's sole discretion from time to time be provided by Burberry concerning the development, production and manufacture of products of the same type of merchandise as the Licensed Products, such information to be used only in connection with the development, production and manufacture of the Licensed Products and such information shall be know how and trade secret information of Burberry and subject to clause 26, and all goodwill howsoever arising from all such use shall accrue to Burberry.

2.2 The use in respect of any Licensed Products of any Burberry Intellectual Property pursuant to clause 2.1(A)(ii) in addition to the Licensed Trade Marks shall be limited to its use as Approved pursuant to clause 2.1(A)(ii) which Approval shall be in addition to the Approval required pursuant to clause 2.1(A)(i) and shall be limited to the single Product for which such Approval was specifically given.

TO SELL

2.3 Burberry hereby grants to the Licensee subject to the terms and conditions of this Agreement, a personal, non-transferable and Exclusive (other than in respect of GWPs) licence:

(A) to market, distribute and sell in the Territory Licensed Products to Retailers either directly or through Burberry Representatives or Distributors PROVIDED THAT:

(1) nothing in this Agreement:

(a) entitles the Licensee to establish and operate; or

(b) restricts Burberry or any other member of the Burberry Group from establishing and operating or granting any third party the right to establish and operate, Burberry Stores and/or a Burberry Website in the Territory; and

(2) subject to clause 14, nothing shall be deemed to grant any distribution rights to Licensed Products to Burberry or any other member of the Burberry Group; and

(B) to use such Burberry Intellectual Property in such a manner as is specifically Approved but in any event only in relation to the marketing, distribution and sale of the Licensed Products, and all goodwill howsoever arising from all such marketing, distribution and sales and use shall accrue to Burberry.

2.4 The Licensee shall consider in good faith such factors as Burberry considers relevant to the marketing, distribution and sale of the Licensed Products within the Territory.

2.5 Except as otherwise provided in this Agreement, Burberry shall not during the Term:

(A) market, distribute and sell; or

(B) license any person (including any other member of the Burberry Group) other than the Licensee to market, distribute and sell, or

(C) develop, produce and manufacture or license any person (including any other member of the Burberry Group) other than the Licensee to develop, produce and manufacture, except with the prior approval of the Licensee, in the Territory any Products bearing the Licensed Trade Marks except for the purposes of sales to and by Excluded Stores, the restriction in this clause 2.5 being referred to as "Exclusivity" and clauses 2.1 and 2.3 shall be construed accordingly.

In the event that Burberry requests the Licensee to manufacture and/or supply Products (including without limitation limited production items) to the Excluded Stores ("Excluded Products") and the Licensee does not confirm its agreement to do so within 28 days of Burberry's request, the provisions of this clause 2.5 shall not apply to Burberry in respect of such Excluded Products.

2.6 Notwithstanding clause 2.1 above and without prejudice to clauses 2.3 and 2.5(A) and (B), Burberry may at any time notify the Licensee that it has reasonable grounds to believe it might terminate this Agreement at a future date, whether pursuant to the provisions of clause 20 or by reason of the expiry of the Term provided that in the case of possible termination pursuant to clause 20 such notice shall be given not earlier than 18 months before the possible termination date and shall specify the grounds relied on by Burberry. Burberry shall have the right, and the other members of the Burberry Group shall have the right, forthwith from the date of such notification to develop, produce and manufacture or have developed, produced and manufactured any Products whether or not bearing any Burberry Intellectual Property in the Territory.

NO SUB-LICENSING

2.7 Subject to the Licensee's right to appoint Distributors in accordance with clause 5, the Licence Rights are non-transferable and personal to the Licensee accordingly and without prejudice to clause 34, the Licensee shall not have any rights to grant sub-licences in respect of all or any part of the Licence Rights and accordingly only the Licensee is entitled to develop, produce and manufacture pursuant to clause 2.1 and only the Licensee is entitled to market, distribute and sell pursuant to clause 2.3.

2.8 The rights granted under this Agreement are granted to the Licensee only and no members of the Licensee's Group (other than those which are Distributors) shall be entitled to exercise the rights granted to the Licensee. In addition, without prejudice to the foregoing, the Licensee shall procure that no company within the Licensee's Group does anything which is contrary to the Licensee's obligations under this Agreement.

2.9 Burberry is entitled and shall be in no way restricted from doing or causing to be done anything which is not expressly prohibited by clause 2.5.

3. TERM AND TERMINATION OF THE ORIGINAL LICENCE AGREEMENT

3.1 This Agreement shall come into force on the Effective Date and, unless terminated as provided for in this Agreement, shall continue in force until the expiry of the Term, when it shall automatically terminate.

3.2 The Original Licence Agreement shall, subject to clause 15.1, terminate immediately prior to the Effective Date.

3.3 The agreement dated 8 February 2000 among Burberry, the Licensee, the Guarantor, LV Capital USA, Inc., and Messrs. Jean Madar, Philippe Benacin, Philippe Santi and Jean Cailliau shall be superseded by the LVMH Agreement but only when it has been signed by all the aforementioned parties and until such time it shall continue in force by reference to the terms of this Agreement mutatis mutandis.

4. APPROVAL OF LICENSED PRODUCTS

4.1 The provisions of this clause 4 shall apply in respect of all Licensed Products to be sold pursuant to the rights granted under this Agreement within the Term commencing on the Effective Date.

4.2 The Licensee shall work in close co-operation with Burberry including without limitation on matters relating to the overall design of the Licensed Products with a view to agreeing upon any additions or changes to the range of Licensed Products.

4.3 The Licensee shall not manufacture or have manufactured any Products bearing any Burberry Intellectual Property or sell any such Products manufactured by or on behalf of the Licensee except such Products which have been Approved as Licensed Products for manufacture and sale.

4.4 The Licensee shall:

(A) provide full written details to Burberry of:

(i) the proposed Formulae for the particular Licensed Product concerned; and

(ii) the name and address of the creator of the proposed Formulae before commencement of manufacture of any Licensed Product,

(B) revise the Packaging used in respect of the Licensed Products in accordance with the reasonable directions received from Burberry from time to time, provided that the Licensee shall be entitled to exhaust its existing stock of Packaging and in respect of the Licensed Products approved in accordance with the Original Licence Agreement prior to the Effective Date only, no such directions will take effect before 31 December 2006, except as otherwise agreed. In the event that the Licensee does not accept that the directions given by Burberry are reasonable, it shall give written notice to Burberry within 14 days of receipt of the directions from Burberry setting out details of its objections. The parties shall in good faith endeavour to resolve the objections and in the event that no resolution is reached, the Licensee shall implement Burberry's revisions to the Packaging and the parties shall agree an appropriate reduction to the Minimum Net Wholesale Sales. In considering what might be an appropriate reduction to Minimum Net Wholesale Sales the parties shall have regard to the proportion of the Actual Net Wholesale Sales represented by the particular Licensed Product affected by the revision to the Packaging;

(C) subject to clause 9.3, not commence manufacture of any Licensed Product (other than for the purposes of manufacturing samples) unless and until the Formulae for that Licensed Product, the proposed Licensed Product, the proposed Approved Contractor and the proposed Factory have been Approved;

(D) provide full written details to Burberry of any proposed changes in any of the Formulae for any Licensed Product for Approval of such changes before any such changes are implemented (save to the extent that such changes are required by applicable law); and

(E) not commence manufacture of any Licensed Product in accordance with any varied Formulae (other than for the purpose of manufacturing samples) unless and until such Formulae have been Approved.

4.5 The Licensee shall submit in writing all concepts, designs, specifications, pre-prototype samples and prototype samples for Licensed Products to Burberry for Approval (together with proposed Recommended Retail Prices) in sufficient time to allow Burberry to examine and consider the same, and to make any such changes thereto as Burberry requests prior to the commencement of manufacture of Licensed Products.

4.6 Burberry's Approval of any Products as Licensed Products and of the elements of such of Burberry's Intellectual Property as is to be used therewith:

(A) shall be limited to such Products conforming with the relevant Approved samples and/or specifications in all respects, including without limitation in respect of (i) aroma (ii) Formula; (iii) quality, (iv) design, (v) materials (including the ingredients, pattern, colour, composition and weight thereof), (vi) Packaging, (vii) the elements of the Burberry Intellectual Property to be used therewith, and (viii) the combinations and manner of use of such Burberry Intellectual Property (including where relevant the location, juxtaposition and size of any Licensed Trade Marks appearing thereon); and

(B) unless otherwise expressly provided, shall be given only in respect of the Products for which such Approval is given.

4.7 The Licensee shall procure that the Licensed Products are manufactured in accordance with their concepts, designs and specifications to a high standard of quality and in accordance with all conditions to which Approval of particular Licensed Products may be subject.

4.8 Where it is the Licensee's intention that any Products (or any part thereof) which the Licensee proposes to be Licensed Products are to be manufactured by any Approved Contractor(s), the Licensee shall at the same time as submitting to Burberry any concepts, designs or specifications of such proposed Licensed Products, notify Burberry of the identity of such Approved Contractor(s) and the location of the factory at which it is proposed such Licensed Products are to be manufactured. No Products will be Approved as Licensed Products where the same (or any component of the same bearing any Burberry Intellectual Property) is to be manufactured by any party other than the Licensee or the Approved Contractor(s) notified to Burberry as aforesaid.

5. RETAILERS AND DISTRIBUTORS

5.1	(A)
Subject to the provisions of clauses 5.12 and 5.15 below, the Licensee may, subject to Approval, appoint such distributors as Distributors as it deems appropriate, save that it should, prior to such appointment submit to the Authorised Business Representative, information in respect of each such distributor, including, without limitation, ownership data, details of the other brands distributed by the proposed distributor and financial and credit data. The Licensee acknowledges that Burberry will rely on such information and all other information provided by the Licensee in respect of a distributor in deciding whether to Approve such a distributor as a Distributor. For the avoidance of doubt:

(1)	if the Licensee wishes to reappoint any of the Distributors listed in schedule 7 it shall first seek Approval of Burberry to any such reappointment in accordance with this clause 5.1(A); and

(2)	subject to clauses 5.12 and 5.15, members of the Licensee's Group which act as distributors require Approval in accordance with this clause.

(B)
The Licensee may, subject to Approval, appoint such retailers as it deems appropriate, and prior to the commencement of each Licensed Year it shall submit to the Authorised Business Representative a list of those Retailers it wishes to continue to use and/or appoint for the forthcoming Licensed Year. Such list of Retailers and their retail outlets to which the Licensee wishes to supply Licensed Products for Approval should show those retailers and retail outlets which have not been supplied with Licensed Products in previous Licensed Years, and for the avoidance of doubt, members of the Licensee's Group which act as retailers (and their retail outlets) require Approval in accordance with this clause.

5.2 Burberry's Approval of any retailer as a Retailer is limited to such retailer's retail outlets as are Approved and the Licensee shall only supply Licensed Products to Retailers in respect of the Retailer's retail outlets that are Approved and the term "Retailer" used in respect of such retailer shall be limited to such retailer trading at such retail outlets.

5.3 All Retailers shall be first class stores dealing in products bearing brands of a similar quality and prestige to the Burberry brand.

5.4 The Licensee shall inform all Retailers and Distributors of the provisions of this Agreement which are relevant to their role as Retailer or Distributor including, without limitation, clauses 5.6 and 5.7(E).

5.5 The Licensee shall not sell or otherwise supply Licensed Products to customers other than:

(A) Retailers; or

(B) Distributors for resale to Retailers; or

(C)	customers of the Burberry Group pursuant to orders obtained by Burberry Representatives and members of the Burberry Group.

5.6
The Licensee shall take all commercially reasonable steps, including by means of the imposition of contract terms, to ensure that Retailers only sell to consumers for personal use or to other Retailers.

5.7
The Licensee shall enter into a distribution agreement or commercial arrangement with each Distributor and shall ensure that each such agreement or arrangement shall incorporate legally binding provisions which:

(A)	are equivalent to the Licensee's obligations under this Agreement;

(B)	give effect to the Licensee's obligations under this Agreement;

(C)	reflect Burberry's rights under this Agreement;

(D)	restrict the Distributor to sell the Licensed Products in a jurisdiction or jurisdictions within the Territory (to the extent such provision is permitted by law);

(E)	ensure that Retailers only sell to consumers for personal use or to other Retailers;

(F)	procure that Burberry shall have the right to enforce the obligations of each Distributor directly, provided that Burberry shall consult with the Licensee before exercising such right; and

(G)
to the extent possible taking into account the governing law, legal best practice of the relevant jurisdiction and the subject matter of the Agreement, follow the general structure and order of provisions of this Agreement and use identical definitions of terms.

5.8
The Licensee shall submit a sample distribution agreement (the "Sample Agreement") to the Authorised Legal Representative for Approval on or before 30 October 2004. Provided that the Sample Agreement is Approved, the Licensee may enter into an agreement in the form of the Sample Agreement with any Distributor. For the avoidance of doubt, the Licensee shall not be entitled to enter into a distribution agreement with a Distributor which is not materially in the form of the Sample Agreement, without specific Approval of the terms of such agreement. Burberry's Approval of the Sample Agreement does not and will not constitute any representation or warranty that such agreement adequately protects the Licensee who should seek independent legal advice in respect of the terms of its distribution agreements.

5.9
In respect of Distributors listed in schedule 7, the Licensee shall use all reasonable endeavours to enter into an agreement not later than 31 December 2004 in the form of the Sample Agreement terminating on or before 31 December 2006.

5.10
The Licensee shall ensure that each Distributor adheres to the provisions of its distribution agreement and in particular (but without limiting the above) that no Distributor does anything which if done by the Licensee would be a breach of clause 17 or which would result in the Licensee being unable to comply with clause 17. For all agreements between the Licensee and (i) Distributors and/or (ii) Retailers the Licensee shall procure that Burberry shall, notwithstanding the provisions of clause 36, have the right to enforce the terms of such agreements under the Contracts (Rights of Third Parties) Act 1999, or to the extent that any agreement between the Licensee and a Distributor or Retailer is not subject to English law, under provisions equivalent to the Contracts (Right of Third Parties) Act 1999.

5.11	(A)
At any time prior to 31 December 2006, Burberry may withdraw its Approval of any Distributor immediately on reasonable grounds by giving written notice to the Licensee and promptly on receipt of such notice, the Licensee and Burberry shall consult with a view to the Licensee taking steps to terminate promptly its agreement or arrangement with such Distributor in accordance with the terms of its agreement or its arrangement with such Distributor and/or all applicable Laws.

(B)
At any time on or after 31 December 2004, Burberry may withdraw its Approval of any Distributor immediately if Burberry reasonably believes that such a Distributor is in breach of its distribution agreement or arrangement with the Licensee and the Licensee shall terminate promptly its agreement or arrangement with such Distributor in accordance with the terms of such agreement or arrangement or otherwise in accordance with Burberry's directions.

5.12
The distributors listed in schedule 7 are deemed to be Approved by Burberry as Distributors as at the Effective Date, provided that on or before 31 December 2005, Burberry may request on reasonable grounds the termination of any arrangements with any of such Distributors, such termination to take effect on 31 December 2006.

5.13
If Burberry has notified the Licensee that it does not Approve, on reasonable grounds, the reappointment of any Retailer in any Licensed Year, the Licensee shall not reappoint such Retailer. The Licensee shall ensure that within one month of the date of such notice such Retailer shall cease to be a Retailer, shall cease to be supplied with Licensed Products and cease to stock Licensed Products. Furthermore Burberry may withdraw its Approval of any Retailer forthwith pursuant to clauses 15.9.1(B) and 15.9.2(B) or if Burberry reasonably believes that such Retailer has sold or is likely to sell the Licensed Products to third parties other than consumers or Retailers. In the event that the Licensee does not accept that the grounds given by Burberry are reasonable, it shall give written notice to Burberry setting out details of its objections within 14 days of receipt of such notice, the parties shall in good faith endeavour to resolve the objections and in the event that no resolution is reached, the parties shall refer the dispute to an expert in the retail fragrance business for determination. The expert's determination shall be final and binding. If the expert concludes that Burberry's grounds were not reasonable, the parties will agree an appropriate reduction to the Minimum Net Wholesale Sales. In considering what might be an appropriate reduction to Minimum Net Wholesale Sales the parties shall have regard to the proportion of the Actual Net Wholesale Sales sold in the prior Licensed Year by the relevant Retailer.

5.14	The Licensee shall not sell or otherwise supply Licensed Products to any of its Affiliates unless that Affiliate has been Approved as a Distributor or as a Retailer.

5.15	Notwithstanding anything to the contrary in this clause 5, the Licensee undertakes that:

[                     ] (4)

6.	LIST PRICES AND RECOMMENDED RETAIL PRICE

6.1
By no later than the  commencement of the sale of Licensed  Products to Distributors for each Licensed Year by the Licensee, the Licensee shall provide details of and discuss in good faith with Burberry:

(A) the Recommended Retail Price; and

(B) the List Price, in each Licensed Year for each Licensed Product in each part of the Territory.

6.2 The Licensee shall at all times procure that all Retailers which are supplied with any Licensed Products are aware at all times of the Recommended Retail Price in respect thereof.

6.3 For the avoidance of doubt, nothing in this clause 6 shall prohibit the Licensee from selling any Licensed Products at any price as the Licensee freely determines, or prohibit any Retailer or Distributor from selling any Licensed Products at any price as that Retailer or Distributor freely determines.

7. APPROVALS

7.1 Any request by the Licensee for Approval pursuant to this Agreement must be made in writing and addressed to the Authorised Business Representative or the Authorised Legal Representative (as required pursuant to the terms of this Agreement).

7.2 Where any Approval is given subject to any conditions or limitations, the Licensee shall at all times comply with such conditions or limitations. Any Approval which is stated to be limited in time shall automatically terminate and be of no further effect from the end of the period for which such Approval is stated to be effective.

8. BUSINESS PLAN

8.1 Annually before 31 October (the "Plan Date") in each year prior to each Licensed Year commencing on 1 January 2005, the Licensee shall deliver to the Authorised Business Representative and the Authorised Legal Representative a Business Plan for the following Licensed Year, such Business Plan to set out:

(A) the Licensee's plans for the development, production and manufacture of the Licensed Products;

(B) the Licensee's plans for the Promotion, Advertising, marketing, distribution and sale of the Licensed Products ("Marketing Plan"), such Marketing Plan shall set out the Licensee's proposed spending on Promotion and Advertising during that Licensed Year (together with a detailed breakdown of such proposed spending), the media in which it is intended such Advertising and Promotion is to be placed, the proposed timing of the planned Advertising and Promotional Activities, and the proposed contents of any proposed Advertising and Promotional Material, including any common themes which it is intended will be pursued in them;

(4) CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SEC WITH A REQUEST FOR CONFIDENTIAL TREATMENT BY INTER PARFUMS, INC. NO. 10.111:4.

(C) the projected Actual Net Wholesale Sales of Licensed Products; and

(D) the projected retail sales, and the parties shall, at the request of Burberry, meet to discuss in good faith Burberry's comments and observations on each Business Plan.

8.2 Each Business Plan (which, for the avoidance of doubt, shall include each Marketing Plan) is subject to Approval.

8.3 Once Burberry has Approved the contents of each Marketing Plan, the Licensee shall carry out the Advertising and Promotional Activities set out therein and shall not without Approval (given in accordance with clause 15.3) conduct any Advertising and Promotional Activities other than in accordance with the same.

9. CERTAIN ADDITIONAL OBLIGATIONS OF THE LICENSEE

MANUFACTURE OF LICENSED PRODUCTS

9.1 The Licensee shall not manufacture any Licensed Products (or any part thereof) other than at a Factory and shall procure (in the case of manufacture by an Approved Contractor) that the relevant Approved Contractor does not manufacture any Licensed Products (or any part thereof) other than at the Factory Approved in such Approved Contractor's Undertaking.

9.2 The Licensee undertakes that the materials used in the manufacture of the Licensed Products do not and shall not contain any materials from time to time notified by Burberry to the Licensee including without limitation the materials listed in appendix G.

9.3 Notwithstanding the foregoing and clause 4.4(C), Burberry shall all times be entitled to withdraw the Approval in respect of a Factory or an Approved Contractor, and each shall for the purposes of this Agreement cease to be a Factory or act as an Approved Contractor respectively, forthwith, if it has a bona fide reasonable belief that any such Approved Contractor or Factory:

(A) has produced Licensed Products that are not in accordance with the Formulae, are not of satisfactory quality or do not meet Burberry's qualitative standards as notified by Burberry to the Licensee from time to time;

(B) has used any of the substances listed in appendix G in the production or manufacture of the Licensed Products;

(C) has or is engaged in unauthorised production of Licensed Products or other products which represent an infringement of the Intellectual Property Rights of Burberry or any other person; or

(D) has infringed or is infringing the Business Ethics and Environmental Policy.

SALE OF LICENSED PRODUCTS

9.4 Subject to clause 15, the Licensee shall use its best endeavours to Advertise, Promote, market and extend sales of Licensed Products in the Territory, and take into account such factors as Burberry considers relevant to the Promotion, Advertising, marketing and sale of Licensed Products in the Territory.

9.5 The Licensee shall not:

(A) offer for sale, sell, solicit orders, take orders for or otherwise dispose of any Licensed Products other than in the fulfilment of orders from the customers referred to in clause 5.5 hereof in the Territory for sale in the Territory;

(B) sell Licensed Products to any Retailer or Distributor in respect of which Approval has been withdrawn pursuant to clause 5.11; or

(C) knowingly sell Licensed Products to Retailers other than for direct sale to consumers for personal use or to other Retailers.

9.6 The Licensee shall accept the return of and replace or give credit for any Licensed Products delivered to any Retailers or Distributors by or on behalf of the Licensee where such Licensed Products have been lawfully Returned or rejected by such Retailer or Distributor (whether due to late delivery, defect in such Licensed Products, any other breach by the Licensee of the applicable conditions of sale or otherwise).

9.7 The Licensee:

(A) shall not and shall use its best endeavours to procure that Retailers (other than the Large Retailers) and Distributors do not market, advertise, promote or sell any of the Licensed Products by means of any electronic or digital medium, including without limitation by the use of the "Internet", the "World Wide Web" or any other telecommunications or information network or service of any description without Approval; and

(B) shall use its best endeavours to procure that its Distributors and/or Retailers (but in the case of the Large Retailers, subject to clause 9.7(A)) do not Advertise or Promote any Licensed Products without Approval.

9.8
The Licensee shall procure that its Distributors each nominate and maintain a senior employee dedicated to the sale, marketing and delivery of the Licensed Products to Retailers and who shall have suitable experience and expertise in the fragrance business.

9.9
The Licensee shall at all times be adequately represented, by reference to the market conditions for the Products from time to time, throughout the Territory by Distributors so as to comply with its obligations under this Agreement.

9.10
The Licensee shall procure that its and its Distributors' showrooms at which or environments in which the promotion and/or sale of Licensed Products takes place (i) are commensurate with the high quality and prestige nature of Burberry's business and their location and furnishings shall not diminish the reputation of the Burberry Intellectual Property and (ii) have an area dedicated to the Licensed Products. The Licensee shall provide to Burberry in June of each Licensed Year photographs of all such showrooms and environments of the Licensee and its Distributors at which the Licensed Products are promoted and/or sold (including, without limitation, photographs of the exterior and interior of such environments or showrooms and environments).

9.11
The Licensee shall maintain during this Agreement sufficient production and other capacity to enable it to meet all orders in all material respects for Licensed Products from Distributors and/or Retailers.

TRACKING AND RECORDING

9.12	(A)
The Licensee shall as soon as practicable, and in any event by no later than 1 July 2005, ensure that it has put in place the necessary measures to identify with certainty, track and record by reference to each Licensed Product the Distributor to which the Licensee or another Distributor (as the case may be) sold such Licensed Product (the "Distributor Tracking Measures").

(B)	(1)
The Licensee shall use its best endeavours to put in place by 31 December 2005 the necessary measures to identify with certainty, track and record by reference to each Licensed Product the Retailers in the Major Markets to which such Distributors as are described in clause 9.12(A) above sold such Licensed Products (the "Major Retailer Tracking Measures").

(2)
The Licensee shall use its reasonable endeavours to put in place by 30 June 2006 the necessary measures to identify with certainty, track and record by reference to each Licensed Product the Retailers in the Other Markets to which such Distributors as are described in clause 9.12(A) above sold such Licensed Products (the "Other Retailer Tracking Measures").

(C)
The Licensee shall discuss the Distributor Tracking Measures, the Major Retailer Tracking Measures and the Other Retailer Tracking Measures with Burberry. Burberry, shall, upon reasonable notice, be permitted access to and/or be supplied with copies of the Licensee's databases and other records and information relating to such tracking measures. The Licensee shall also use all reasonable efforts to ensure that all Distributors comply with the provisions of this clause 9.12 and to the extent that the Licensee may obtain records or other information related to the destination of Licensed Products from its Distributors, the Licensee shall allow Burberry to have access to such records and information.

INTELLECTUAL PROPERTY

9.13
The Licensee shall not use or disclose any information or any of the Formulae or use any Burberry Intellectual Property (or anything identical or confusingly similar to anything comprised therein) other than:

(A)	as may from time to time be both necessary and Approved in connection with the manufacture of Licensed Products and sale of Licensed Products under this Agreement; or

(B)	as specifically authorised in this Agreement.

9.14
The Licensee shall not in the manufacture, supply, Advertising, Promotion, marketing, distribution or sale of any Licensed Products permit any trade marks, names or other markings to be used on or in connection with or applied to such Licensed Products other than:

(A)	such of the Burberry Intellectual Property as is Approved to be used in respect of such Licensed Products under clauses 2.1(A) and 2.3(B); and

(B)
any such markings as are required by the Laws of or generally accepted codes of practice in any relevant part of the Territory PROVIDED THAT any such markings shall be applied in a manner which is as discrete as is reasonably possible, and no such markings shall be applied to the exterior or the interior of any Licensed Products without Approval subject to the requirements of any applicable Laws of or generally accepted codes of practice in any relevant part of the Territory.

9.15
In the event that Burberry does not supply labels, point of sale material or packaging bearing Burberry Intellectual Property (for which Burberry shall be entitled to charge), the Licensee shall not purchase any such labels, point of sale material or packaging from any party other than from such third party suppliers as Burberry shall designate as an Approved Contractor.

9.16	The Licensee shall:

(A)
use its best endeavours to provide to the Authorised Business Representative within six months of the date of this Agreement details of all uses it has made of Burberry Intellectual Property in the six (6) Months prior to the date of this Agreement whether on or in relation to the Products, stationery or otherwise;

(B)
not use any Burberry Intellectual Property on any of its business documentation (including but not limited to, all advertising materials, stationery, order forms, invoices, credit notes, labels, business cards, signage and the like) unless such use of the Burberry Intellectual Property has been Approved.

(C)
as soon as possible, and in any event within 30 days of receipt of notice from Burberry of a variation or modification of or any addition to any trade mark or trade name forming part of the Burberry Intellectual Property including without limitation the Licensed Trade Marks, cease to use any previous or outdated versions of the relevant trade mark or trade name on any of the Licensee's business documentation. For the avoidance of doubt, once notice is given in accordance with this clause 9.16(C) any prior Approval given under clause 9.16(B) shall be deemed to have been withdrawn to the extent that it relates to previous or outdated versions of Burberry's brand or logos.

9.17
The Licensee shall not (and shall procure that no Affiliate of the Licensee shall unless Burberry otherwise agrees) engage directly or indirectly in the development, production, manufacture, supply, marketing, distribution or sale of any:

(A)	products other than the Licensed Products bearing or sold in connection with:

(i) any Burberry Intellectual Property;

(ii) any trade marks or trade names identical or confusingly similar to or otherwise infringing any Burberry Intellectual Property;

(iii) any Varied Trade Names which do not include the "Burberry" name (for example, in the case of "Burberry Brit", the word "Brit" may not be used on its own or in conjunction with any other word or words other than "Burberry"); or

(B)	products of the same design as that of any of the Licensed Products; or

(C)	products of a design substantially similar to that of any of the Licensed Products; or

(D)	products in the same or confusingly similar packaging or presentation as any of the Licensed Products; or

(E)	products with a confusingly similar fragrance as any of the Licensed Products; or

(F)	products using the same Formulae as any of the Licensed Products.

9.18
The Licensee shall, on request, deliver to Burberry copies of all stationery, point of sale materials and any other materials bearing Burberry Intellectual Property used for or in connection with the manufacture, distribution or sale of the Licensed Products in the relevant Licensed Year ("Materials") and the Licensee shall, in any event, archive copies of the Materials and shall provide copies of such Materials to Burberry at Burberry's request.

9.19
The Licensee shall not use any of the Licensed Trade Marks or any other Burberry Intellectual Property on or in connection with any products or in connection with any services other than the Licensed Products and then subject always to the Approvals which are required under this Agreement.

9.20	Without prejudice to clause 5.10, the Licensee shall procure that its

Distributors:

(A)	comply with clauses 9.5, 9.7, 9.8, 9.17, 9.18, 9.19, 9.25 and 9.28; and

(B)
do not use any Burberry Intellectual Property for any purpose other than in connection with the distribution of the Licensed Products in accordance with the terms of this Agreement and of any distribution agreement entered into under clause 5.8.

9.21	The Licensee shall work in close co-operation with Burberry to enhance the goodwill and reputation of the Burberry Intellectual Property and the Formulae.

PROVISION OF INFORMATION

9.22
The Licensee shall supply such information and documentation as Burberry may reasonably request in connection with the development, production and manufacture of Licensed Products and the Promotion, Advertising (including advertising expenditure), marketing, distribution and sale of Licensed Products.

9.23	(A)
If the Licensee ceases to be listed on a recognised stock exchange, the Licensee shall promptly provide full details to Burberry in writing in respect of (i) the beneficial and legal ownership of the Licensee and (ii) the directors and management of the Licensee, each as at the date hereof. Thereafter the Licensee shall forthwith give Burberry written notice of:

(i)
any material change in the issued share capital of the Licensee including any change of beneficial or legal ownership including without limitation each occasion when a person or persons acting in concert first hold or cease to hold interests (legal or beneficial, direct or indirect) in the share capital of the Licensee, which represent or could represent ten percent (10%) or more of the issued share capital of the Licensee, and where any such person or persons holds any such interest, any increase in such interest;

(ii)
any material change in the directors and/or management of the Licensee (including, but not limited to, any material change in the role of or the departure from the Licensee of the member of its senior management); and/or

(iii)
any other fact matter or thing affecting the Licensee during the continuance of this Agreement of which the Licensee is aware and which might materially affect the interests of Burberry or the performance by the Licensee of its obligations under this Agreement.

(B)
If the Guarantor ceases to be listed on a recognised stock exchange, the Guarantor shall promptly provide full details to Burberry in writing in respect of (i) the beneficial and legal ownership of the Guarantor and (ii) the directors and management of the Guarantor, each as at the date hereof. Thereafter the Guarantor shall forthwith give Burberry written notice of:

(i)
any material change in the issued share capital of the Guarantor, including any change of beneficial or legal ownership including without limitation each occasion when a person or persons acting in concert first hold or cease to hold interests (legal or beneficial, direct or indirect) in the share capital of the Guarantor, which represent or could represent ten percent (10%) or more of the issued share capital of the Guarantor and where any such person or persons holds any such interest, any increase in such interest;

(ii)
any material change in the directors and/or management of the Guarantor (including, but not limited to, any material change in the role of or the departure from the Guarantor of the member of its senior management); and/or

(iii)
any other fact matter or thing affecting the Guarantor during the continuance of this Agreement of which the Guarantor is aware and which might materially affect the interests of Burberry or the performance by the Guarantor of its obligations under this Agreement.

9.24	The Licensee shall notify Burberry of the following information in writing within 60 days of the end of each Licensed Year:

(A)	a list of each person for which the Licensee or a member of the Licensee's Group acts as a licensee (such persons being the "Other Licensor");

(B)
all other brands in respect of which it or a member of the Licensee's Group acts as licensee or in any other capacity from time to time on behalf of Other Licensors, such brands as at the date of this Agreement being the "Additional Brands";

(C)	the duration of the agreements with the Other Licensors; and

(D)	the territories in which the Licensee may manufacture and sell pursuant to the licence agreements with the Other Licensors.

All information received by Burberry pursuant to this clause 9.24 shall be subject to the provisions of clause 26.

9.25	The Licensee shall not make or give any representations or warranties in relation to the Licensed Products other than those which are true and accurate in all material respects.

9.26	The Licensee shall notify Burberry in writing forthwith if:

(A)
5% or more by value calculated by reference to the Actual Net Wholesale Sales of a particular Licensed Product in any range of Licensed Products in any six month period are Returned to the Licensee; or

(B)
10% or more by value calculated by reference to the Actual Net Wholesale Sales of a particular Licensed Product in any range of Licensed Products in any six month period are Returned to any Distributor; or

(C)	a material amount of any particular component of any Licensed Product in any six month period are Returned to an Approved Contractor.

The Licensee shall provide Burberry with such details as Burberry may reasonably require in respect of such Returned Licensed Products and the reason for their return.

ACCESS

9.27
The Licensee shall permit Burberry and/or its representatives to have access to the premises of the Licensee (including without limitation any Factories) and shall procure that Burberry and/or its representatives have access to any relevant premises of any Approved Contractor (including without limitation any Factories) at any time during business hours, upon reasonable advance notice, to inspect all the operations of the Licensee and/or any Approved Contractor in manufacturing and dealing in Burberry Items, to assess the amounts of the Licensee's and/or Approved Contractors' stocks of Burberry Items and generally for the purposes of ensuring the compliance of the Licensee with this Agreement, including without limitation the conformance of any of the Burberry Items with the required standards of quality.

COMPLIANCE WITH LAWS

9.28	The Licensee shall at its own expense:

(A)
comply in all material respects with all applicable Laws and similar requirements in the Territory in so far as they relate to Licensed Products, including without limitation as to their manufacture, labelling and raw material content, supply, importation and/or sale and in particular without limitation labelling as to jurisdiction of origin, product liability, product safety and cosmetic products legislation;

(B)
obtain and maintain in full force and effect all licences, permissions and consents and comply in all material respects with all requirements necessary for the importation of any items provided to the Licensee by Burberry for the purpose of this Agreement, including but not limited to the payment of all duties, taxes and other charges;

(C)
procure and be able to demonstrate to the reasonable satisfaction of Burberry that, for the purposes of sales of Licensed Products in the Territory, if a jurisdiction of origin label is required under all relevant Laws, business practices or codes of practice applicable in the relevant part of the Territory, such Licensed Products shall be manufactured (and comprise only such components) so as to be able lawfully to bear a jurisdiction of origin label subject to clause 9.14(B).

9.29
The Licensee shall conform and comply with and shall use its best endeavours to cause all Approved Contractors and Distributors to conform and comply with all relevant international and national conventions and all relevant Laws, rules and regulations relating to the employment of labour (in particular without limitation child and forced labour) and employees' terms and conditions of employment and shall comply with and procure that all Approved Contractors and Distributors comply with general environmental responsibilities and good practice.

9.30
The Licensee shall comply in all material respects with all applicable Laws, rules and notices having the force of law in the Territory and any codes of practice and regulatory advice (together the "Regulations") insofar as they relate to the Licensed Products including, but not limited to, the following:

(A)
the Licensee shall hold at the address that appears on the packaging of the Licensed Product a dossier in respect of each Licensed Product (the "Dossiers"). The Dossiers shall contain product information including, without limitation, safety assessment data and details of the composition of the Licensed Product in question;

(B)
the Licensee shall appoint a designated individual who shall be responsible for preparing, maintaining and up-dating the Dossiers (the "Designated Individual"). The Licensee shall notify Burberry within thirty (30) days of the appointment or replacement of such individual of the name, address and contact telephone numbers of the current Designated Individual;

(C)
the Licensee shall maintain (i) a proper and appropriate procedure for monitoring, recording, managing and responding to all complaints and (ii) a product recall procedure, in each case to monitor any undesirable effects and adverse reactions on consumers caused by the Licensed Products (together the "Procedures"). The Procedures shall specify details of the individuals within the Licensee's organisation who have been given overall responsibility for their implementation including, without limitation, their names and contact telephone numbers;

(D)	the Licensee shall on or before 30 September 2004 provide a copy of the current Procedures to Burberry for Approval. Any amendments to such Procedures shall be submitted to Burberry for Approval;

(E)	the Licensee shall review the Procedures regularly and in any event at least once per Licensed Year; and

(F)
the Licensee shall procure that all appropriate safety data and information shall be sent on a confidential basis to Poison Control Centres and other relevant authorities as may be required by any Regulations;

9.31	The Licensee shall within thirty (30) days of receipt of a request from Burberry (such a request to be made by Burberry no more than once in each Licensed Year):

(A)
certify in writing to Burberry that (i) all Regulations insofar as they relate to the Licensed Products, the Dossiers and the Procedures have been complied with; and (ii) all required registrations, consents, approvals, certifications and submissions in respect of the Licensed Products, Dossiers and Procedures have been obtained by the Licensee; and

(B)	provide copies of supporting documentation providing evidence to the reasonable satisfaction of Burberry of such compliance.

9.32
The Licensee shall permit Burberry to inspect all documentation relating to the Licensed Products including, but not limited to, Formulae and data at any time during normal business hours, upon reasonable advance notice, for the purposes of ensuring compliance of the Licensee with the Agreement and all Regulations and the Licensee shall grant Burberry access to its premises for the purposes of permitting Burberry to carry out this inspection. In carrying out such inspections, Burberry will endeavour to minimise any disruption to the normal business operations of the Licensee.

INSURANCE

9.33
The Licensee shall obtain from a reputable insurance company and maintain in force product liability insurance for death, personal injury and property damage in respect of all Licensed Products sufficient to fully indemnify Burberry and all members of the Burberry Group in respect of any claim arising whether during the Term or at any time after the termination of this Agreement. Such insurance shall provide cover for at least (euro)6,000,000 in respect of any one claim or such higher amount as shall be recommended by a leading firm of international insurance brokers having regard to what is customary in the fragrance industry who shall be informed prior to their appointment that they are appointed on the basis that they will not be instructed in respect of obtaining the insurance cover itself. Burberry shall be named as "loss payee" on every policy of such insurance. Each year on or before 31 January the Licensee shall supply to Burberry evidence of such insurance and the payment of all premiums therefor.

INDEMNITY

9.34
The Licensee shall fully indemnify Burberry and keep it indemnified against all damage, losses, claims, actions, proceedings, demands, liabilities, costs, damages, compensation, fines, personal injuries (including death), damage to private property, orders and out-of-pocket expenses (including, without limitation, reasonable legal and other professional fees) (hereinafter the "Indemnified Events") to the extent incurred or suffered by Burberry as a result of the negligence, act or omission of the Licensee, its Affiliates or its or their employees, agents and contractors (including Distributors) arising out of or in connection with this Agreement or to the extent incurred or suffered by Burberry as a result of the breach by the Licensee or its Affiliates or its or their employees, agents and sub-contractors of its obligations and/or warranties under this Agreement save, in any such case, to the extent that such Indemnified Events are caused by any negligence or wilful default on the part of Burberry, its employees, agents and contractors (excluding the Licensee).

MISCELLANEOUS

9.35	The Licensee shall devote sufficient resources (whether in terms of employees, premises, facilities or otherwise) to fulfil its obligations under this Agreement in their entirety.

9.36
The Licensee shall not and shall procure that any employee or representative of the Licensee shall not and shall use all reasonable endeavours to procure that its Approved Contractors and Distributors shall not:-

(A)
make or attempt to make directly or indirectly any payment or gift of any description (whether or not such payment or gift is solicited), except for reasonable business meals as may be customary in accordance with the relevant locale, to:

(i)	any employee or representative of Burberry, or of any other known member of the Burberry Group or of any of their respective Affiliates; or

(ii)	to any known family relation of any person described in sub-clause (i) above; or

(B)
in any way induce or attempt to induce (whether by means of a payment of money or otherwise) any employee or representative of Burberry to conceal from Burberry or to overlook any act, omission or other circumstances which would amount to a breach by the Licensee or a Distributor of this Agreement (or a breach by an Approved Contractor of its Undertaking); or

(C)
fail to notify Burberry in writing promptly if the management of Licensee, its employees or representatives have actual knowledge that any such employee or representative referred to in clause 9.36(A) has indicated that he/she may so overlook or conceal a breach of this Agreement if so induced; or

(D)
pay any brokers' fees, bribes, pay-offs, commissions (other than customary sales commissions or finders' fees in the ordinary course of business), royalty sharing or the like to any third party which relates in any way to this Agreement or the Licensee's relationship with Burberry.

9.37
The Licensee agrees to be bound by the LVMH Agreement and also to use its best endeavours to procure that the LVMH Agreement is signed by 30 September 2004 by all the parties other than Burberry who are stated to have obligations under that agreement.

BURBERRY FRAGRANCES

9.38
Certain of the Licensee's obligations under this Agreement will be performed by Burberry Fragrances. Burberry Fragrances' sole function will be to perform in whole or in part the Licensee's obligations and Burberry Fragrances will not provide any services for any other person.

9.39
Burberry Fragrances shall have a dedicated sales and marketing team and shall outsource such of its obligations as the President of Burberry Fragrances shall deem appropriate, provided that Burberry Fragrances shall be entitled to use the production, logistic, accounting, administrative and other services of the Licensee or the Licensee Group, as the Licensee deems appropriate.

9.40	The Licensee shall ensure that it employs in Burberry Fragrances at all times sales and marketing personnel dedicated to developing the duty-free business.

9.41
The Licensee shall, subject to any recommendation made by Burberry, propose for Burberry's Approval a person with suitable experience and expertise in the fragrance business to be the President of Burberry Fragrances. If Burberry Approves such proposal, the Licensee shall, and the Guarantor shall procure that the Licensee shall, appoint such person as is nominated by Burberry to hold the position of President of Burberry Fragrances. The terms of such appointment (including, without limitation, remuneration incentives and principal place of work if the principal place of work is to be other than Paris) shall be subject to Approval by Burberry.

9.42
Subject to the applicable laws of the principal place of work, the Licensee shall not dismiss or reassign the President of Burberry Fragrances without the Approval of Burberry and Burberry shall be entitled to require by notice to the Licensee that any President of Burberry Fragrances is dismissed and another person is appointed in his/her place within six months of the date of Burberry's notice. The Licensee shall provide Burberry with all information requested by Burberry in respect of the circumstances surrounding any requested dismissed or reassignment of the President of Burberry Fragrances. The Licensee shall indemnify and keep Burberry indemnified against all costs, claims, demands, losses, damages and expenses arising from any claim brought directly against Burberry by any proposed, current or former President of Burberry Fragrances, save, in any such case, to the extent that such indemnified events are directly caused by any negligence or wilful default on the part of Burberry, its employees, agents and contractors (excluding the Licensee).

9.43
The President of Burberry Fragrances shall be the principal point of contact for Burberry with Burberry Fragrances and such person shall devote all of his/her time to the development of the Licensee's business in respect of the Licensed Products. Notwithstanding anything to the contrary the President of Burberry Fragrances shall report, and shall be subordinate to, the President of the Licensee, provided that the President of the Licensee shall not give directions to the President of Burberry Fragrances which are inconsistent with the terms of the President of Burberry Fragrances' appointment and his/her role and responsibilities. The responsibilities and role of the President of Burberry Fragrances are set out in schedule 5.

9.44
For the avoidance of doubt the provisions of clause 9.38 to 9.43 and any recommendation or any Approval given by Burberry pursuant to it shall not limit, reduce or exclude the Licensee's or the Guarantor's liability under this Agreement.

10.	LICENCE FEES

CALCULATION OF LICENCE FEE

10.1	In consideration of the Licence Rights granted by Burberry and the obligations undertaken by Burberry under this Agreement, the Licensee shall pay to Burberry :

(A)	on or before 31 December 2004 the sum of (euro)3,000,000 as an inducement for Burberry to enter into this Agreement which, for the avoidance of doubt, is payable in addition to the Licence Fee; and

(B)
subject to clause 14.1 from the Effective Date, the Licence Fee, which shall be calculated by multiplying the Actual Net Wholesale Sales in each Month by [____________________________](5) ("Calculation A"), save that, in respect of the Other Markets only, the parties may agree to calculate the Licence Fee by reference to the Ex-Factory Price of the Licensed Products sold in such Other Markets ("Calculation B"). The parties shall:

(1)	within 150 days of the Effective Date, in respect of the first Licensed Year; and

(2)	by no later than 90 days prior to the beginning of each Licensed Year, in respect of subsequent Licensed Years,

agree whether Calculation A or Calculation B shall apply in respect of the Licence Fee in the Other Markets in the next following Licensed Year and, if Calculation B is chosen, the method and criteria applied and data used in such calculation. If the parties fail to agree within the time limits set out above, Calculation A shall apply.

(5)	CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SEC WITH A REQUEST FOR CONFIDENTIAL TREATMENT BY INTER PARFUMS, INC. NO. 10.111:5.

10.2
The Licence Fee shall become due on the last day of each Month provided that the Licence Fee shall not be payable by the Licensee in respect of Licensed Products which have been Returned to the Licensee by a Distributor or Retailer.

10.3	Estimated Monthly Licence Fee

The Estimated Monthly Licence Fee shall become due at the end of each Month and be payable to Burberry within 30 days after the end of each Month, provided that the Estimated Monthly Licence Fee for the period from the Effective Date until the date of signature of this Agreement shall be payable to Burberry within 30 days after the end of the Month in which the date of signature of this Agreement falls. Except as provided in clause 10.5 below, each Monthly payment shall be made without any deduction or set off of any kind.

10.4	Six-Monthly and Annual Reconciliation

(A)
In respect of the Major Markets, the Licensee shall, within 45 days of the end of every six Month period (the first such period commencing on the Effective Date, and ending on 31 December 2004) pay to Burberry an amount representing the difference between the Estimated Monthly Licence Fee paid during such six Month period and the Licence Fee due and payable for such six Month period.

(B)
In respect of the Other Markets, the Licensee shall, within 45 days of the end of each Licensed Year, pay to Burberry an amount representing the difference between the Estimated Monthly Licence Fee paid during the Licensed Year and the Licence Fee due and payable for such Licensed Year, such Licence Fee to be calculated with reference to clause 10.1 to 10.3 inclusive.

10.5
At the same time as delivery of an Annual Account to Burberry, the Licensee shall pay the Licence Fee shown to be due by such Annual Account, without any deduction or set off of any kind, if and to the extent that it has not already then been paid together with interest thereon calculated in accordance with clause 10.12. In the event that the Annual Account in respect of any Licensed Year discloses that the Licence Fee paid by the Licensee in respect of that Licensed Year under clause 10.1 exceeds the Licence Fee which was correctly required to be paid under this Agreement in respect of such Licensed Year, Burberry shall credit to the Licensee the amount of such excess, which credit, at the option of the Licensee:

(A)	may be applied by the Licensee so as to reduce the Licensee's Monthly payments of Estimated Licence Fees in respect of the next following Licensed Year (if any); or

(B)	will be refunded in full to the Licensee within thirty (30) days of such request.

Except as provided above Burberry shall have no obligation to credit or refund to the Licensee any overpayment of Licence Fee.

MINIMUM LICENCE FEES AND ACTUAL NET WHOLESALE SALES

10.6
In the event that the Licence Fee paid by the Licensee to Burberry in any Licensed Year ("Received Fee") is less than the Minimum Licence Fee, the Licensee shall remit to Burberry within ninety (90) days of the later of the end of such Licensed Year or such date that the difference between the Received Fee and the Minimum Licence Fee for such Licensed Year has been determined.

10.7	If the aggregate of the Actual Net Wholesale Sales from 1 January 2008 until 31 December 2008:

(A)	in respect of Licensed Products is less than[________________](6) (subject to indexation in accordance with clause 10.9 below); or

(B)
in respect of those Licensed Products described in paragraph C of schedule 2 ("Men's and Women's Skin Care Products") is less than [____________________](7) (subject to indexation in accordance with clause 10.9 below),

Burberry shall, with effect from 31 December 2009, be entitled, by giving at least nine months' notice expiring on or before 31 December 2009, to terminate this Agreement (in respect of (A) above) or the Licence Rights for Men's and Women's Skin Care Products (in respect of (B) above).

10.8	If the aggregate of the Actual Net Wholesale Sales from 1 January 2012 until 31 December 2012:

(A)	in respect of Licensed Products is less than [____________________](8) (subject to indexation in accordance with clause 10.9 below); or

(B)	in respect of Men's and Women's Skin Care Products is less than [____________________](9) (subject to indexation in accordance with clause 10.9 below),

Burberry shall, with effect from 31 December 2013, be entitled, by giving at least nine months' notice expiring on or before 31 December 2013, to terminate this Agreement (in respect of (A) above) or the Licence Rights for Men's and Women's Skin Care Products (in respect of (B) above).

(6)	CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SEC WITH A REQUEST FOR CONFIDENTIAL TREATMENT BY INTER PARFUMS, INC. NO. 10.111:6.

(7)	CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SEC WITH A REQUEST FOR CONFIDENTIAL TREATMENT BY INTER PARFUMS, INC. NO. 10.111:7.

(8)	CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SEC WITH A REQUEST FOR CONFIDENTIAL TREATMENT BY INTER PARFUMS, INC. NO. 10.111:8.

(9)	CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SEC WITH A REQUEST FOR CONFIDENTIAL TREATMENT BY INTER PARFUMS, INC. NO. 10.111:9.

10.9
The Minimum Licence Fee, the Minimum Net Wholesale Sales and the figures set out in clauses 10.7 and 10.8 (as the same may have been previously increased pursuant to this clause 10.9) shall be increased in each Licensed Year for inflation by taking into account the increase in the Index from the Index last published in the previous Licensed Year (or, in respect of the first Licensed Year, the Index last published in the calendar year prior to the first Licensed Year ("Base Index") but only if the Index increases in such Licensed Year by more than [___](10) and the first [___](10) of any such increase in any Licensed Year shall be disregarded for the purposes of this clause 10.9. The adjustment shall be accomplished by multiplying the relevant amount, by a fraction, the numerator of which shall be the Index last published prior to the end of the relevant period and the denominator of which shall be in each instance the Base Index. There shall be no decrease of such amounts in the case of deflation.

PAYMENT DETAILS

10.10
All Licence Fees, and other amounts due to Burberry under this Agreement shall be exclusive of value added tax, sales tax, use tax or any and all other similar taxes which shall be paid by the Licensee to Burberry at the applicable rate in addition to such amounts, except to the extent that the Licensee satisfies Burberry that the conditions are met for the relevant supply to be outside the scope of such tax. Accordingly, the Licensee shall notify Burberry immediately if it has or establishes a place of business or fixed establishment within the European Union at which any rights licensed under this Agreement are or are to be used or to which any of such rights are supplied or may be supplied.

10.11	All payments which are to be made by the Licensee to Burberry under this Agreement whether they be Licence Fees or otherwise shall be made in Euros and shall be paid:

(a)
by telegraphic transfer into Burberry's bank account at Lloyds TSB Bank plc, City Office, PO Box 72, Bailey Drive, Gillingham Business Park, Kent ME8 0LS or such other account as Burberry may nominate in writing from time to time and at the same time the Licensee shall fax a copy of the payment slip to the Authorised Business Representative; or

(b)
if requested by Burberry by remittance of a bankers draft to Burberry at 18-22 Haymarket London SW1Y 4DQ (or such other address as Burberry may from time to time notify to the Licensee) marked for the attention of the Authorised Business Representative and a copy thereof shall be sent to the Authorised Legal Representative.

10.12	Interest shall accrue on all sums due from the Licensee to Burberry and outstanding beyond the date of payment specified in this Agreement. Such interest shall accrue:

(A)
at the rate of [____________________](11) per annum above the base rate for pounds sterling of Lloyds TSB Bank Plc (or such other major UK bank as Burberry may from time to time designate in writing) from time to time in effect; and

(B)	on a daily basis both before and after any judgment of any court of law.

(10)	CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SEC WITH A REQUEST FOR CONFIDENTIAL TREATMENT BY INTER PARFUMS, INC. NO. 10.111:10.

(11)	CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SEC WITH A REQUEST FOR CONFIDENTIAL TREATMENT BY INTER PARFUMS, INC. NO. 10.111:11.

CURRENCY

10.13	(A)	The Estimated Licence Fee and the Licence Fee shall always be paid in euros ("Euro Amount").

(B) The Euro Amount shall be calculated as follows :

(1) if the Actual Net Wholesale Sales are made in any currency other than pounds sterling ("Other Currency"), the Licence Fee shall be calculated in the relevant Other Currency and converted into pounds sterling at the relevant Other Currency's Due Mid Market Rate (the "Sterling Amount"); and

(2) the Licensee shall convert the Sterling Amount referred to in clause 10.13(B)(1) above into euros at the Payment Mid Market Rate on the date it pays.

(C) The Euro Amount for the Estimated Monthly Licence Fee shall be calculated as follows :

(1) If the Estimated Major Market Sales and Estimated Other Market Sales are determined in an Other Currency, the Estimated Monthly Licence Fee shall be calculated in the relevant Other Currency and converted into the Sterling Amount at the relevant Other Currency's Due Mid Market Rate; and

(2) The Licensee shall convert the Sterling Amount referred to in clause 10.14(C)(1) above into euros at the Payment Mid Market Rate on the date it pays.

(D) The amount payable in respect of the Actual Net Wholesale Sales of sales made in the Other Markets (except in the case of sales made in any jurisdiction falling within the Other Markets where the Licensee receives an account of such sales at the end of each Month for the sales made in that Month) shall be converted into the Sterling Amount at the end of the Quarter in which the relevant sales are made and the Licensee shall convert the Sterling Amount into euros at the Payment Mid Market Rate prior to the date it pays the Licence Fee.

(E) For the purposes of this clause 10.13:

(1) "Payment Mid Market Rate" means the relevant currency's mid market rate as determined by reference to the exchange rate published in the London Financial Times on the last Working Day prior to the date the Licensee pays the Licence Fee or Estimated Monthly Licence Fee (as the case may be) or, in the case of clause 10.13(D) above, the amounts referred to in clauses 10.5, 10.6 and 10.12; and

(2) "Due Mid Market Rate" means the relevant currency's mid market rate as determined by reference to the exchange rate published in the London Financial Times:

(a) on the last Working Day prior to the date on which the relevant payment first became due for Licence Fees calculated on a Monthly basis and for Estimated Monthly Licence Fees; and

(b)	the last Working Day prior to the end of the Quarter for Licence Fees calculated Quarterly.

11.	REPORTING AND ACCOUNTING

11.1
The Licensee shall, within thirty (30) days after the last day of each Month send by facsimile transmission or email, to be followed by a hard copy sent by post to Burberry at St Albans House, 10 St Albans Street, London, SW1Y 4SQ (or such other address as Burberry shall from time to time specify in writing) marked for the attention of the Authorised Business Representative, a full and accurate account in respect of that Month (the "Monthly Account") in writing certified as correct by the Chairman, President, Chief Executive Officer or Chief Financial Officer of the Licensee. The Monthly Account shall set out those details of the Licensee's activities which are described in appendix A as being reportable on a Monthly basis

11.2
The Licensee shall, within thirty (30) days after the last day of each Quarter, send by facsimile transmission or email, to be followed by a hard copy sent by post to Burberry at St Albans House, 10 St Albans Street, London, SW1Y 4SQ (or such other address as Burberry shall from time to time specify in writing) marked for the attention of the Authorised Business Representative, a full and accurate account in respect of that Quarter (the "Quarterly Account") in writing certified as correct by the Chairman, President, Chief Executive Officer or Chief Financial Officer of the Licensee. The Quarterly Account shall set out those details of the Licensee's activities which are described in appendix A as being reportable on a Quarterly basis and every other Quarterly Account shall also set out those details of the Licensee's activities which are described in appendix A as being reportable on a semi-annual basis.

11.3
The Licensee shall within ninety (90) days after the end of each Licensed Year deliver to Burberry (marked for the attention of the Authorised Business Representative) a full and accurate account in the format of the Quarterly Account unless otherwise specified by Burberry from time to time (the "Annual Account") specifying in respect of such information in relation to Licensed Products manufactured and/or Returned and/or sold during such Licensed Year as is required in respect of Quarterly Accounts under clause 11.2 and details and documentary proof of all amounts actually spent in respect of Advertising and Promotional Activities. The Licensee shall also deliver with the Annual Account the documentary evidence referred to in appendix A. Each Annual Account shall be certified as correct by:

(A)	the Chairman, President, Chief Executive Officer or Chief Financial Officer of the Licensee; and

(B)
one of the four largest international firms or an Approved firm of certified public accountants (and, for the purposes of this clause 11.3 any accounting firm that is a nationally recognised firm in France and regarded as an auditor to French publicly traded companies or a member of, and in good standing with the U.S. Public Company Accounting Oversight Board is Approved);

and in the event of any inconsistency between the Annual Account and the Quarterly Accounts for the Licensed Year in question, the Annual Account shall prevail.

11.4
Within ninety (90) days of the termination of this Agreement (or, where there is a Sell-Off Period, the termination of such Sell-Off Period), the Licensee shall submit an account (the "Final Account") to Burberry in respect of the period from the date of the last Annual Account up to the date of termination. The Final Account shall be prepared in accordance with the requirements of this Agreement applicable to Annual Accounts.

11.5	The Licensee shall for seven years from the date of their creation:

(A)
keep, and use its reasonable endeavours to procure that all Approved Contractors and Distributors shall at all times keep, in accordance with generally accepted accounting principles applicable to the relevant party complete and accurate (in all material respects) books and records in a form (computerised or otherwise) which is readily retrievable and easily interpreted relating to all of the dealings of the Licensee or such Approved Contractor or Distributor in relation to any Licensed Products and other Burberry Items, including without limitation but to the extent relevant to the party in question as to:

(i)	all purchases and sales or other disposals or dealings by the Licensee, any Approved Contractor or Distributor of all and any Licensed Products and other Burberry Items;

(ii)	all Burberry Items manufactured by the Licensee and/or any Approved Contractor;

(iii) production, manufacturing and distribution records;

(iv) the Licensee's, Approved Contractors' and Distributors' labour practices and environmental obligations and corresponding compliance with all relevant Laws;

(v) the number of Licensed Products and other Burberry Items held in stock by the Licensee, Approved Contractors and Distributors;

(vi) copies of all Quarterly Accounts and Annual Accounts and supporting documentation in respect thereof;

(vii) if the party's accounts were audited, copies of its audited accounts for the previous two (2) years;

(viii) if the party's accounts were audited, working papers that support the key balances included on each set of audited accounts including, without limitation, an analysis of stock held as at the date of the accounts (by product line identifying the stock of Burberry Items held) and an analysis of sales and cost of sales of Licensed Products;

(ix) management accounts for each Quarter;

(x) stock and production records for all transactions relating to the Licensed Products;

(xi) standard costing sheets agreed with contractors for transactions relating to the Licensed Products;

(xii) list of Approved Contractors, Distributors and Retailers and copies of all contracts with such Approved Contractors and Distributors;

(xiii) purchase records for all transactions relating to the Licensed Products or raw materials therefor, including without limitation, invoices, statements and goods received notes;

(xiv) sales records including without limitation invoices, statements and despatch records; and

(xv) copies of all brochures and price lists relating to the Licensed Products; and

(B) procure that Burberry and/or its employees, agents or professional advisers are permitted with respect to the Licensee, and to use reasonable commercial endeavours with respect to its Approved Contractors and Distributors during normal business hours and upon reasonable advance notice, to inspect and make and retain copies of such books and records as are referred to at clause 11.5(A) and all and any other books of account and business records as are kept by the Licensee, any Approved Contractor and/or any Distributor which relate to the Burberry Items, that Burberry and/or such employees, agents or professional advisers are given such access to the Licensee's, any such Approved Contractor's and/or Distributor's employees and auditors as is required in order to interview the same for the purposes of gaining access to, interpreting and/or verifying such books and records, and that full co-operation is given by the Licensee, any such Approved Contractor and Distributor and their employees and auditors in relation to any such inspection and/or interview and that Burberry and/or such employees, agents or professional advisors are given access to the Licensee's Approved Contractors' and Distributors' premises at which Licensed Products and/or other Burberry Items are stored in order to establish the number of such items held in stock.

11.6
If any such investigation as is described in clause 11.5(B) shows that the relevant Account(s) rendered by the Licensee had underestimated the Licence Fees due to Burberry then any underpayment shall be paid forthwith on Burberry's demand or, if Burberry so agrees, together with the next Quarterly payment of Licence Fees, together with interest thereon calculated in accordance with clause 10.12, and in the event that the amount of such underpayment in respect of any Quarter exceeds 3% (three per cent) of the Licence Fee found to be payable in respect of that Quarter or in the event that the documents and information referred to in clause 11.5(A) above have not been maintained and retained by the Licensee and made available to Burberry and/or its employees, agents or professional advisors in accordance with clause 11.5(B) the Licensee shall in addition pay to Burberry on demand the cost of and expenses incurred in connection with such investigation on a full indemnity basis. If any such investigation as is described in clause 11.5 shows that the relevant Account(s) rendered by the Licensee had overestimated the Licence Fees due to Burberry, then any overpayment shall be credited to the Licensee and dealt with as described in clause 10.5. The results of any such investigation shall be final and binding upon the parties if:

(A) the investigation was conducted by one of the four largest international firms of certified public accountants;

(B) the Licensee was given the opportunity to discuss with such firm the conduct and results of its investigation and such firm considered the Licensee's view expressed in such discussion in good faith; and

(C) such firm conducted its investigation on an independent and objective basis.

11.7 The Licensee shall supply to Burberry a copy of:

(A) its audited accounts as soon as such accounts are circulated to its shareholders; and

(B) its tax return as soon as it is filed with the relevant authorities in accordance with French law.

12. DEFECTIVE STOCK

12.1
The Licensee shall provide to Burberry within 120 days after the end of each Licensed Year details of the nature and quantities of Defective Stock, and the amount that has been destroyed during such period.

12.2
The Licensee shall destroy and shall procure that the members of the Licensee's Group and the Distributors shall destroy all Defective Stock. Any such destruction shall be witnessed and verified by an independent observer (or at Burberry's request by such nominee in that part of the Territory as Burberry shall from time to time nominate) and shall be carried out in accordance with the Environmental and Social Policy. The Licensee shall procure that the members of the Licensee's Group and Distributors shall not sell, transfer or otherwise dispose of such Defective Stock.

13.	PRODUCT RECALL

13.1	Burberry shall be entitled at any time in respect of any Licensed Product to require that:

(A)
the Licensee withdraws and undertakes to use its best endeavours to ensure that all Distributors and Retailers withdraw all Licensed Products from sale as soon as possible and in any event to commence such withdrawal within 24 hours of a written notice of such requirement of Burberry in the event that any Licensed Product does not comply with its specifications, any Laws or any requirements under this Agreement (the "Notice"); and

(B)
the Licensee withdraws and uses its best endeavours to ensure that all Distributors and Retailers complete the withdrawal of all the Licensed Products from the premises of all Retailers and Distributors within 48 hours of the Notice;

(C)
the Licensee fully complies with and uses its best endeavours to ensure that the Distributors and Retailers fully comply with any product recall Procedures that have been Approved by Burberry in respect of the Licensed Products that are the subject of the Notice; and

(D) in the event of any failure to comply in all material respects with the provisions of clauses 13.1(A), 13.1(B) or 13.1(C) such failure shall constitute material breach of this Agreement by the Licensee.

14. SUPPLY OF LICENSED PRODUCTS TO BURBERRY AND ITS GROUP

14.1
At the beginning of each Licensed Year the Licensee shall supply Burberry free of charge with such number of sets of samples as reasonably requested by Burberry for use at the Burberry Group's and Burberry Agents' showrooms which are representative of the Licensed Products to be offered for sale in that Licensed Year. In addition, the Licensee shall supply to Burberry such further Licensed Products as may from time to time reasonably be requested by Burberry for use as samples at no charge. The Licence Fee shall not be payable in respect of such Licensed Products.

14.2
Any category or type of Licensed Product offered by the Licensee to any Retailer or Distributor shall also be offered for sale to the Burberry Group (including without limitation for the purposes of this clause 14.2 to any third party which operates a Burberry Store from time to time), it being understood and agreed that the Licensee or its Subsidiaries may not offer any Licensed Product for sale to any Retailer or Distributor unless such Licensed Product is contemporaneously offered to the Burberry Group and the Licensee complies with this clause 14. All promotional and discount offers ("P&D Offers") relating to Licensed Products shall be offered to the Burberry Group at the same time as or before they are offered to any Retailer or Distributor. Upon the request of Burberry the Licensee shall provide Burberry with a list of all such P&D Offers offered during the 12 months prior to the request.

14.3
Burberry and any member of the Burberry Group (which term shall, for the purpose of this clause 14.3 only, include any third party which operates a Burberry Store from time to time) shall be entitled to place orders for the purchase of Licensed Products for resale at any Burberry Store or Burberry Website. The Licensee or its Subsidiaries shall promptly fulfil such orders (or shall procure that a Distributor shall promptly fulfil such orders) at a price which is the List Price applicable in the geographical market of the relevant member of the Burberry Group minus a discount of [____](12). If the discount practices of the Licensee and/or the Distributors change from the levels customarily given at the date of this Agreement so that greater discounts are given either directly or indirectly the level of discount shall be increased from [____](12) to such higher number as shall be reasonably determined by Burberry. For the avoidance of doubt, the Licence Fee shall be payable in respect of all such Licensed Products.

14.4
Because of the overriding needs of Burberry Stores for sufficient quantities of Licensed Products when and as needed, any order for Licensed Products placed with the Licensee by a member of the Burberry Group will have priority over any other order and shall be manufactured, shipped and delivered no later than shipment or delivery of any contemporaneous or subsequent orders for Licensed Products from other customers of the Licensee, unless any such member of the Burberry Group shall request a later delivery of its order.

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14.5
All supplies of Licensed Products by the Licensee to Burberry or any member of the Burberry Group pursuant to either of clauses 14.2 or 14.3 or otherwise under this Agreement shall take place on the standard terms of purchase of Burberry or the relevant member of the Burberry Group current at the date of the relevant order, a copy of which terms will on request be provided to the Licensee.

15.	ADVERTISING AND MARKETING

15.1
The parties agree that, notwithstanding the termination of the Original Licence Agreement and its replacement with this Agreement, the provisions of clauses 11.1 and 11.2 of the Original Licence Agreement shall continue to have effect from the Effective Date up to and including 31 December 2004.

With effect from 1 January 2005 and for the remainder of the term of this Agreement, the Licensee shall spend the following in respect of Advertising and Promotion in accordance with clause 15.3:

(A)
in respect of Launch Products the Advertising and Promotion expenditure shall be calculated on a Geographical Region by Geographical Region basis so that in each Geographical Region of the Territory, it shall be:

(1)
in the first six months of the Advertising and Promotion of a Launch Product in such Geographical Region, [______](13) of the aggregate value of the Projected Sales for the first six months of sales of such Launch Product in that Geographical Region; and

(2)
in the second six months of the Advertising and Promotion of a Launch Product in such Geographical Region, [______](14) of the aggregate value of the Projected Sales for the second six months sales of such Launch Product in that Geographical Region.

The aggregate of the amounts to be spent on Advertising and Promotion in all of the Geographical Region of the Territory pursuant to clauses 15.1(A)(1) and 15.1(A)(2) shall for the purposes of this clause 15.1 hereinafter be referred to as the "Aggregate Spend". If the expenditure for any Geographical Region becomes less than the amount stipulated under clauses 15.1(A)(1) or 15.1(A)(2) above (as applicable)(the "Threshold"), the Licensee must spend the difference between the Threshold and the actual Advertising and Promotion expenditure in the relevant Geographical Region in such other Geographical Region or Geographical Regions as it may choose provided that at all times the Licensee spends no less than the Aggregate Spend in the Territory.

For the purposes of clause 15.1(A), "Geographical Region" means one of the following:

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(i)	Europe;

(ii)	United States of America and Canada;

(iii)	South America;

(iv)	Asia Pacific; and

(v)
Any other geographical areas or countries in the Territory other than those listed in (i), (ii), (iii) or (iv) above, and, in case of any doubt as to whether a particular geographical area or a country should fall in any one of (i), (ii), (iii), (iv) or (v) above due to its geographical location, Burberry has discretion, which it shall exercise reasonably, in allocating that particular geographical area or a country into one of the Geographical Regions.

(B)	in respect of all other Licensed Products for each Licensed Year of this Agreement, [______](15) of the aggregate value of the Projected Sales for such Licensed Products in the Business Plan; and

(C)
[______](16) of the expenditure in clause 15.1(A)(1) and 15.1(A)(2) and [______] (17) of the expenditure in clause 15.1(B) and the Supplementary Advertising Spend in clause 15.2 shall be spent on Direct Production Costs and Advertising.

15.2	(A)
If the Actual Net Wholesale Sales in respect of Licensed Products in any Licensed Year are greater than the Projected Sales for that Licensed Year, the difference between the amount actually spent on Advertising and Promotion in that Licensed Year and the amount that would have been spent had the Advertising expenditure been calculated by reference to the Actual Net Wholesale Sales (the "Supplementary Advertising Spend") shall be used to fund additional Advertising expenditure in the next following Licensed Year. Such Supplementary Advertising Spend shall be in addition to the Advertising expenditure calculated in accordance with clause 15.1 above for that Licensed Year.

(B)
If the Actual Net Wholesale Sales are greater than Projected Sales for the final Licensed Year, the Licensee shall pay the Supplementary Advertising Spend to Burberry within 7 days of the date of termination of this Agreement.

(C)
Subject always to the provisions of clauses 15.2(D) and 15.2 (E) below if the Actual Net Wholesale Sales in any Licensed Year are less than the Projected Sales for that Licensed Year, the Licensee shall be entitled to deduct [______](18) of the difference between the amount actually spent on Advertising and Promotion in any such Licensed Year and the amount that should have been spent by reference to Actual Net Wholesale Sales in any Licensed Year from the amount spent on Advertising and Promotion in the next following Licensed Year.

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(D)
No deduction can be made pursuant to clauses 15.2(C) that results in the amount spent on Advertising and Promotion of Licensed Products being less than [______] (19) of the amount that should have been spent pursuant to clause 15.1.

(E)
In addition to clause 15.2(D), no deduction can be made pursuant to clause 15.2(C) for a Licensed Year if the Actual Net Wholesale Sales for the Licensed Year preceding such Licensed Year is less than the Minimum Net Wholesale Sales for such preceding Licensed Year.

15.3
The Licensee shall, and shall procure that any third party appointed by it shall, carry out all Advertising and Promotional Activities in respect of the Licensed Products in full consultation with Burberry and subject to Burberry's Approval and the Licensee shall not Advertise or Promote the Licensed Products in any manner without Approval as to the form and content of the Advertisement or Promotion and the particular manner in which the Advertisement or Promotion is to be published or otherwise presented to potential customers (which Approvals as are described in this clause 15.3, for the avoidance of doubt, shall be in addition to Approval of any Business Plan given pursuant to clause 8.2 above) and generally all Advertising and Promotion of the Licensed Products shall be carried out in a tasteful and appropriate manner and not in any way which might detrimentally affect Burberry's reputation for high quality prestige products. Without prejudice to the foregoing:

(A)
where in conjunction with the Advertising or Promotion of the Licensed Products the Licensee wishes to display, feature or use in any way any other products of any description, where either Burberry or any licensee of Burberry manufactures and/or sells those products bearing Burberry Intellectual Property, the Licensee shall only display, feature or use those products; and

(B)	where the Licensee participates in trade shows the Licensee shall;

(i)	only display the Licensed Products in an area clearly identified as "Burberry";

(ii)	not display the Licensed Products (in the area clearly defined as "Burberry") with any products which do not feature any Burberry Intellectual Property; and

(iii)	use any fixtures provided by Burberry from time to time and otherwise use fixtures which are of an appropriate standard for the Licensed Products.

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15.4
The Licensee shall engage such advertising agency or agencies as Burberry may from time to time Approve, save that in respect of the United Kingdom, France, Italy, Spain, Germany, U.S.A., Canada, Japan, China and Korea, the Licensee shall use such advertising agency or agencies as Burberry shall direct taking account of the Licensee's written comments on the quality and cost of such agencies.

15.5
The Licensee agrees, upon the reasonable request of Burberry, to participate at the Licensee's expense in Promotional Activities jointly with Burberry and other licensees, including, without limitation, trade shows, fashion shows and special events in which Burberry chooses to participate and such expenditure shall be included in the expenditure referred to in clause 15.1.

15.6
Subject to clause 15.7, the Licensee shall, if so requested by Burberry, include in any Advertisement or Promotion at no cost to Burberry other products bearing Burberry Intellectual Property produced by or on behalf of Burberry provided that Burberry reasonably considers such products to be complementary to the Licensed Products.

15.7
For the avoidance of doubt Burberry shall be entitled to make it a condition of any Approval given in respect of this clause 15 that the Licensee uses photographs, models, photographers, campaigns and other images and materials provided by Burberry.

15.8
The Licensee shall supply to Burberry free of charge such number of Licensed Products as reasonably required by Burberry from time to time for Promotional or Advertising purposes including, without limitation, for distribution at public, charity and media events.

15.9	GWPS AND TESTERS

15.9.1 GWPS

(A) Subject to clauses 15.9.1(C) and 15.9.1(D) below, GWPs shall only be disposed of by the Licensee to Retailers, by Distributors to Retailers and by Retailers to consumers as a free promotional item with the sale of Licensed Products which are Products.

(B) If Burberry reasonably believes that any Retailer has sold or is likely to sell GWPs for money or money's worth, Burberry shall be entitled to withdraw immediately its Approval of such Retailer.

(C) If GWPs are sold for money or money's worth by the Licensee to Retailers or by Distributors or Retailers to other Distributors or Retailers, as the case may be, a Licence Fee shall be payable on such GWPs, which shall be calculated by multiplying a notional price for such GWPs (reasonably determined by Burberry) by [______](20).

(D) The Licensee may only sell GWPs to Distributors without paying a royalty, if such GWPs are sold, for money or moneys worth, for an amount no greater than the manufacturing cost price of such GWPs plus [______](21) ("GWP Distributor Cost"). In the event that GWPs are sold by the Licensee to Distributors, for money or moneys worth, for an amount greater than the GWP Distributor Cost ("Actual Sale Price"), the Licensee will pay Burberry [______](22) of the difference between the Actual Sale Price and the GWP Distribution Cost as a royalty ("GWP Royalty"), so that where:

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A = GWP Distributor Cost

B = Actual Sale Cost

R = GWP Royalty

R = [______](23) x (B - A).

The GWP Royalty will be paid every six months, with the first GWP Royalty payment being due on the 31 December 2004 and then every 30 June and 31 December thereafter and shall be payable within 30 days of such date. The provisions of clauses 10.10, 10.11, 10.12 and 10.13 shall apply, and the provisions of clause 11 shall apply mutatis mutandis, to such GWP Royalty.

(E) For the purposes of clause 15.9.1, GWPs shall be deemed to be Advertising and Promotional Expenditure and have a value of no more than the manufacturing cost price of such GWPs and Testers plus [______](24).

15.9.2 TESTERS

(A) Subject to clauses 15.9.2(C) and 15.9.2(D) below, Testers shall only be disposed of by the Licensee to Retailers, by Distributors to Retailers and by Retailers to consumers as a free promotional item with the sale of Licensed Products which are Products.

(B) If Burberry reasonably believes that any Retailer has sold or is likely to sell Testers for money or money's worth, Burberry shall be entitled to withdraw immediately its Approval of such Retailer.

(C) If Testers are sold for money or money's worth by the Licensee to Retailers or by Distributors or Retailers to other Distributors or Retailers, as the case may be, a Licence Fee shall be payable on such Testers, which shall be calculated by multiplying a notional price for such Testers (reasonably determined by Burberry) by [______](25).

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(D) If Testers are sold by the Licensee for money or money's worth to Distributors a royalty shall be payable on such sales of Testers, which shall be calculated by multiplying the actual total price (being the actual price payable by the Distributors in respect of such sales) of such Testers by [______](26) (the "Tester Royalty"). The Tester Royalty will be paid every six months, with the first Tester Royalty payment being due on the 31 December 2004 and then every 30 June and 31 December thereafter and shall be payable within 30 days of such date. The provisions of clauses 10.10, 10.11, 10.12 and 10.13 shall apply, and the provisions of clause 11 shall apply mutatis mutandis, to such Tester Royalty.

(E) For the purposes of clause 15.9.2, Testers shall be deemed to be Advertising and Promotional Expenditure and have a value of no more than the manufacturing cost price of such Testers plus [______](27).

16.	WARRANTIES AND COMPLIANCE

16.1
The Licensee warrants and represents that the information it has provided concerning the management of, the control of and the legal and beneficial ownership of the issued share capital of the Licensee as at the Effective Date and all family interests and influence in respect of such management, control and/or ownership was when given and is now accurate and complete in all material respects and there are no omissions from such information which render such information misleading in any material respect.

16.2
The rights granted under this Agreement are granted to the Licensee only and no member of the Licensee's Group shall be entitled to exercise the rights granted to the Licensee except Subsidiaries who are Distributors to the extent necessary to perform their role as distributor. In addition without prejudice to the foregoing the Licensee shall procure that no company within the Licensee's Group does anything which if done by the Licensee would be contrary to the Licensee's obligations in this Agreement.

16.3	Without prejudice to the Licensee's obligations and Burberry's right and remedies under this Agreement, Burberry may request the Licensee at any time:

(A)
to confirm in writing signed by the Chairman, President, Chief Executive Officer or Chief Financial Officer of the Licensee that it is not in breach of any of the terms and conditions of this Agreement; and

(B)
to undertake in writing signed by the Chairman, President, Chief Executive Officer or Chief Financial Officer of the Licensee to continue to comply with all the terms and conditions of this Agreement, and any such confirmation and undertaking shall be provided by the Licensee within 30 (thirty) days of such request.

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17.	INTELLECTUAL PROPERTY

17.1
All Intellectual Property Rights subsisting in any Licensed Products, Formulae and/or all Advertising and Promotional Materials (except that where such materials are created by third parties clause 17.18 shall apply) created and/or used in respect of the Licensed Products including (but not limited to):

(A) copyright and design right or similar rights in:

(i) the Licensed Products (including without limitation all external and internal features thereof); and

(ii) all drawings, sketches, plans, designs, artwork, illustrations, models, instructions, Formulae, computer programs, processes, tooling and moulds created for the purpose of designing and/or producing the Licensed Products; and

(iii) all corresponding photographs, drawings, designs, artwork and text in Advertising and Promotional Materials; and

(B) all patent applications and patents in respect of the Licensed Products; shall vest in Burberry, and to the extent that any of the same vest in the Licensee inadvertently or otherwise the Licensee holds the same in trust for Burberry and shall immediately assign the legal title (and where possible assigns hereby by way of a present assignment of future rights) in the same with full title guarantee to Burberry and all goodwill howsoever arising in respect of the foregoing shall accrue to Burberry. For the avoidance of doubt, any know-how relating to the Formulae created by the Licensee under this Agreement shall be immediately disclosed to Burberry and all rights of confidence in such know-how shall vest in Burberry. The Licensee shall not (and shall procure that its employees and Approved Contractors shall not) use such know-how other than for the purposes of this Agreement and shall adopt the same obligations of confidentiality in relation to that know-how as exist under clause 26.1 in relation to any other know-how or trade secrets of Burberry.

17.2
All Intellectual Property Rights in and to all names brands trade names and trade marks (both registered and unregistered) applied to or used in connection with any or all of the Licensed Products (including any Varied Trade Names and New Trade Names) shall vest in and remain with Burberry and where the same vest in the Licensee the Licensee shall assign the same with full title guarantee to Burberry subject to:

(A)	the same being licensed to the Licensee in accordance with clause 2;

(B)	Burberry agreeing, where the Intellectual Property Rights are registrable, to register the same at the applicable registries in the Territory at the expense of the Licensee; and

(C)	the Licensee's licence in respect thereof being noted (where possible) on the relevant register, and all goodwill howsoever arising in respect of the foregoing shall accrue to Burberry.

17.3 The Licensee shall and shall procure that:

(A) its employees, officers and/or agents;

(B) its Approved Contractors and their employees, officers and/or agents;

(C) its advertising agents and their employees, officers and/or agents; and

(D) other third parties who may from time to time carry out any creative, literary or artistic work in connection with advertising and/or marketing of the Licensed Products, shall (and in the case of any of the third parties listed in (A) to (D) above the Licensee shall use its best endeavours to procure that it is a term of the Licensee's contract with such third parties that such third parties shall) at the Licensee's expense promptly do all such acts and execute all such documents (including without limitation using its best endeavours to procure the execution of the assignment in the form annexed hereto at appendix B as amended from time to time by Burberry) as Burberry may from time to time require to vest or transfer title to all such Intellectual Property Rights as are stated to vest in Burberry in clauses 17.1 and 17.2 in or to Burberry and to perfect or confirm such title and (in respect of any works in which copyright or analogous rights subsist) shall waive and use its best endeavours to obtain waivers of all and any "moral rights" in respect of the same. In respect of any of the third parties listed in (A) to (D) above the Licensee shall use its best endeavours to procure at Burberry's request that such persons, including without limitation employees, officers and/or agents execute confidentiality undertakings directly in favour of Burberry.

17.4	Subject to clause 17.13, the Licensee shall:

(A)
at Burberry's expense (unless clauses 17.2 or 17.13 apply) co-operate fully with Burberry in connection with the filing registration and prosecution of any names, brands, trade names, trade marks, designs and patents applied to or used in connection with any or all of the Licensed Products; and

(B)	supply to Burberry such samples containers labels documents and things as may from time to time be required by Burberry for such purpose.

17.5
The Licensee shall not at any time during the continuation of this Agreement seek to register in any jurisdiction any Burberry Intellectual Property or any name or mark or design or any other matter whatsoever which is phonetically and/or confusingly similar to any Burberry Intellectual Property. The Licensee acknowledges the sole and exclusive rights and title of Burberry in and to the Burberry Intellectual Property and that all goodwill howsoever arising in respect of the Burberry Intellectual Property accrues to Burberry.

17.6
The Licensee shall promptly notify Burberry of any infringement or suspected infringement by a third party of any of Burberry's rights in any Burberry Intellectual Property which may come to the Licensee's attention.

17.7
The Licensee shall at the expense of Burberry give Burberry all such information and assistance (other than financial assistance) as Burberry may reasonably require to enable such proceedings or other action to be taken in relation to any infringement or suspected infringement of any Burberry Intellectual Property as Burberry may in its sole discretion deem necessary or desirable, and the Licensee shall not do or omit to do anything which may prejudice Burberry's conduct of such proceedings or other action.

17.8
Except as provided in clause 17.9 the Licensee shall not itself institute proceedings or take any other action against any infringer or suspected infringer of the rights of Burberry in Burberry Intellectual Property without Approval.

17.9
Burberry gives no warranty or undertaking that it will take any action or commence any proceedings in any particular case of infringement or alleged infringement of the rights of Burberry in Burberry Intellectual Property PROVIDED THAT if Burberry does not take action to prevent such infringement or alleged infringement in any case involving the sale of high quality Products which are likely to be perceived (by a substantial proportion of relevant consumers in any jurisdiction) to be products manufactured by Burberry (or by a third party under licence from Burberry), to the extent that this failure to take action has a quantifiable and demonstrable impact on the Licensee's sale of Licensed Products in the relevant market in any Licensed Year, the Minimum Net Wholesale Sales will be reduced appropriately. In considering what might be an appropriate reduction to Minimum Net Wholesale Sales, the parties shall have regard to the fact that the level of Minimum Net Wholesale Sales is substantially below the parties' expectations of Actual Net Wholesale Sales as at the date of this Agreement. Where Burberry does take any such action or commence any such proceedings any sums recovered by Burberry therefrom shall be retained by Burberry. In the event that Burberry does not take any action within three months after having received notice of all the circumstances relevant to such infringement or alleged infringement then the Licensee may give notice to Burberry stating that Burberry has not taken any action and that the Licensee wishes to take action. Within twenty one (21) days of receipt of such notice Burberry may in its sole discretion either take such action in which event the Licensee shall reimburse Burberry with all costs, expenses and damages suffered and/or incurred by Burberry or notify the Licensee that it may take action in which event the Licensee may (so far as permitted by relevant law) take such action or bring such proceedings at its own expense and insofar as it recovers any damages from any such action or proceedings shall be entitled to retain those damages. In the event that the Licensee does take such action or bring such proceedings, the Licensee shall at all times promptly supply to Burberry all such information in relation thereto as is likely to be of interest to Burberry, and any other information in relation thereto as Burberry requests, and shall follow all reasonable directions given by Burberry in relation thereto. For the avoidance of doubt, in the event that the Licensee does take action or bring proceedings pursuant to this clause, the Minimum Net Wholesale Sales shall not be reduced.

17.10
Burberry warrants (except in respect of Varied Trade Names and New Trade Names) that it is and will continue to be during the Term the registered rightholder of the Licensed Trade Marks in the Territory (where the Licensed Trade Marks have been registered in the Territory) and that the use of the Licensed Trade Marks (except in respect of Varied Trade Names and New Trade Names) in accordance with this Agreement will not infringe the intellectual property rights of any third parties but Burberry gives no warranty that any registrations are valid or enforceable or that any of the applications will result in registration. Notwithstanding anything to the contrary contained in this Agreement, nothing contained herein shall prohibit the Licensee from prosecuting any claim for damages, including but not limited to any and all trade mark agents', solicitors', attorneys' and other professional fees, against Burberry or the Burberry Group in the event the Burberry Intellectual Property (except in respect of Varied Trade Names and New Trade Names) used by the Licensee or any Distributor in accordance with this Agreement infringes upon the intellectual property rights of any third parties.

17.11
The Licensee shall at Burberry's request and expense execute, register or assist in the registration of all registered user and such other agreements or documents necessary to protect Burberry's interests in and to enable the Licensee to use any or all of the Licensed Trade Marks in respect of the Licensed Products in any part of the Territory in accordance with the terms of this Agreement.

17.12
The Licensee shall not be entitled without Approval to (i) alter or use any variation or modification of or any addition to any trade marks or trade names forming part of the Burberry Intellectual Property including without limitation the Licensed Trade Marks (including, without limitation, by the Licensee adding a reference to its own trade mark or name to a Licensed Trade Mark) (such varied or modified or added to trade marks which are Approved being the "Varied Trade Names") or (ii) use any new trade mark or trade name in connection with the Licensed Products (such new trade mark or trade name which are Approved being the "New Trade Names").

17.13	Where:

(A)	the Licensee has created and intends to use a Varied Trade Name or a New Trade Name in connection with the manufacture of the Licensed Products and/or the sale of the Licensed Products; and

(B)
such use has been Approved, Burberry shall at the Licensee's cost and expense use all reasonable endeavours to obtain registration in Burberry's name of the Varied Trade Name and/or New Trade Name in the classes reasonably specified by the Licensee in the Territory where such registration is in Burberry's sole opinion necessary in the Territory. Without limiting the above the Licensee shall be responsible and shall indemnify Burberry in full against all costs and expenses in connection with the Varied Trade Name and/or the New Trade Name including, but not limited to, the following: (i) search fees undertaken to check the availability for use and registration of the Varied Trade Name and/or New Trade Name; (ii) application fees; (iii) costs of overcoming any opposition during the course of registration; (iv) any premium required to be paid to a third party to obtain exclusive or concurrent use of the Varied Trade Name and/or New Trade Name; (v) registration fees; (vi) the cost of renewals; and (vii) any trade mark agents', solicitors', attorneys' and other professional fees. If and when the Varied Trade Name and/or New Trade Name is registered, Burberry and the Licensee shall file an application to record the Licensee as a registered user or licensee of the Varied Trade Name and/or New Trade Name (in accordance with the Licence Rights) where so provided by the applicable trade mark legislation and all costs (including, without limitation, legal costs) in connection with any such application shall be borne by the Licensee. If an agreement is entered into with any third party (whether or not a premium is paid) to obtain use of the Varied Trade Name and/or New Trade Name such agreement will be in favour of and for the benefit of Burberry. All goodwill howsoever arising in respect of Varied Trade Names and/or New Trade Names shall accrue to Burberry.

17.14
The Licensee shall not use and shall not permit any third party to use in any form on or in relation to any products a Varied Trade Name and/or New Trade Name other than in connection with the Licensed Products and "any form" shall include without limitation any translation from one language to another or any representation of text in a graphic form and vice versa.

17.15
For the avoidance of doubt all rights in the Burberry Intellectual Property are reserved by Burberry for its own use and benefit or for the use of such third parties as Burberry may from time to time in its absolute discretion decide without violating any of the provisions of this Agreement.

17.16
If the Licensee becomes aware of any third party claim that the Licensee's, any Approved Contractor's or any Distributor's use of any of the Burberry Intellectual Property infringes the Intellectual Property Rights or any other rights of such third party the Licensee will:

(A)	promptly notify Burberry in writing of such claim and will provide all relevant available details;

(B)	not make any admission or settlement in respect of any such claim without Approval;

(C)	if required by Burberry in writing, cease any use of such of the Burberry Intellectual Property as is the subject of such claim for such periods as Burberry may from time to time direct; and

(D)
at the expense of Burberry, give Burberry all such information and assistance as Burberry may require to enable Burberry to defend such proceedings or take other action in relation to such claim or claims as Burberry may decide.

17.17
Burberry shall have conduct of all proceedings brought by third parties relating to the Burberry Intellectual Property and it shall in its sole discretion decide what action, if any, to take in respect of any claim brought or threatened in respect of the use or registration of any Burberry Intellectual Property, subject, however, to the provisions of clause 17.10.

17.18
The Licensee shall use all its best endeavours to procure that all third parties who may from time to time carry out any creative, literary or artistic work in connection with the creation of any and all Promotional Materials or Advertising created and/or used in relation to the Licensed Products shall assign any and all Intellectual Property Rights subsisting in such work to the Licensee including (but not limited to) copyright and design right or similar rights and the Licensee shall forthwith assign (and where possible assigns hereby by way of a present assignment of future rights) the same with full title guarantee to Burberry, in the form set out at appendix B.

17.19
Notwithstanding any provisions to the contrary in this clause 17, to the extent that the activities of the Licensee under this Agreement result in the creation of any inventions, improvements or discoveries ("Improvements") relating to the development, production or manufacture of the Licensed Products, and such Improvements can be used other than in relation to the Licensed Products (and without infringing any Intellectual Property Rights in the Licensed Products), those Improvements will be owned by the Licensee. Burberry shall be entitled to a non-exclusive worldwide royalty-free irrevocable licence without limit of time (and with a right to assign such licence and to grant sub-licences thereunder) to use any such Improvements.

18.	CHANGE IN CONTROL/MANAGEMENT AND COMPETITORS

18.1
In the event of a Change of Control of either the Licensee or the Guarantor, Burberry shall be entitled to terminate this Agreement forthwith by notice in writing (a "Termination Notice") served in accordance with clause 20.

18.2
The Guarantor and the Licensee jointly and severally undertake to provide to Burberry with written notification within ten (10) days of becoming aware of any event which is more likely than not to lead to a Change of Control of either the Guarantor or the Licensee.

18.3	The Licensee shall give Burberry written notice within ten (10) days of becoming aware of any change in the Management Control of any Approved Contractor and/or any Distributor.

18.4	In the event of any proposal for a Competitor to:

(A)
enter into any agreement with the Licensee or Guarantor (or any Affiliate thereof) to manufacture, sell, market or distribute (or enter into any agreement for the manufacture, sale, marketing or distribution of) any Product bearing or sold in connection with any Competing Brand or to which any Competing Brand is or is to be applied; or

(B)
acquire any position in respect of the management of the Licensee (or any Affiliate thereof) whether by a representative of a Competitor being appointed as a director or other officer of the Licensee or Guarantor (or any Affiliate thereof) or otherwise, prior to any such proposal being implemented and in any event at least thirty (30) days before any such proposal is implemented, the Licensee or Guarantor as appropriate shall notify Burberry in writing of such a proposal giving Burberry details of the name of the Competing Brand and/or Competitor and, in the case of (A) above, the duration and geographic scope of the agreement in question and in the case of (B) above, the title of the position acquired by the Competitor and any other information as Burberry may require in relation to such a proposal.

18.5
The implementation of any proposal described in clauses 18.4(A) or 18.4(B) shall be subject to Approval and if Approval is not given and such a proposal is implemented this shall be a material breach of the Agreement by the Licensee or Guarantor respectively, except that the appointment of Patrick Choel, as a member of the board of the Licensee, shall be deemed to be Approved for the first Licensed Year as of the Effective Date and thereafter such appointment shall be Approved annually for each Licensed Year of this Agreement on or prior to the commencement of such Licensed Year. Such Approval for the first Licensed Year is solely on the basis that he is a consultant of LVMH (as such term is defined in schedule 3) and such appointment shall not constitute a breach of clause 3.1 of the LVMH Agreement, for the purposes of which he shall, for the duration of such Approval only, be deemed to be an LVMH Representative.

19.	APPROVED CONTRACTORS

19.1	Subject to obtaining Approval and the provisions of this clause 19, the Licensee may use the services of Approved Contractors in the manufacture of Burberry Items,

PROVIDED ALWAYS THAT

(A)	approval of any Approved Contractors shall in no way diminish the Licensee's obligations to Burberry under this Agreement; and

(B)
Approved Contractors do not sub-contract the manufacture of any Burberry Items except to Approved Contractors who have been Approved to manufacture those specific Burberry Items and notice of such sub-contracting is provided to Burberry.

19.2	In the event that the Licensee wishes to use any party as a contractor as described in clause 19.1, the Licensee shall prior to placing any order with such party:

(A)
supply Burberry with the name and address of the proposed contractor and such information as Burberry may reasonably require as to the financial stability, ownership, management and general stability of the proposed contractor;

(B)
supply Burberry with the address of such premises at which it is proposed that the proposed contractor shall be manufacturing Burberry Items, and the type of Burberry Items which it is proposed shall be manufactured at such premises, and such further information as Burberry may reasonably require in relation to such premises and such Burberry items;

(C)
if requested by Burberry, provide evidence satisfactory to Burberry that the use of such contractor by the Licensee will not affect the Licensee's ability to comply with the Laws and codes of practice referred to in clauses 9.28 to 9.30;

(D)	seek in writing and obtain Approval for the proposed contractor as an Approved Contractor; and

(E)
obtain and deliver to Burberry a signed Undertaking and a signed Questionnaire from the proposed contractor to Burberry in the then current form used by Burberry, and Burberry shall within 15 Working Days of receiving the Licensee's written request seeking Approval for a proposed Approved Contractor together with all information in relation thereto requested by Burberry either give Approval or refuse Approval in writing.

19.3	The Licensee shall promptly notify Burberry in writing when it ceases to use the services of any Approved Contractor and the reasons for such cessation.

19.4	The Licensee shall:

(A)
exercise proper supervision over the operations of each Approved Contractor including (but not limited to) quality control and strict control of all labels and similar materials so that at all times all Burberry Items manufactured by that Approved Contractor are of the quality required under this Agreement;

(B)	procure that no Approved Contractor at any time supplies any Burberry Items to any party other than the Licensee, Burberry or a member of the Burberry Group except as Approved;

(C)	use its best endeavours to supply to Burberry as soon as possible any such information in relation to any Approved Contractor as may from time to time be reasonably requested by Burberry;

(D)
promptly if so requested by Burberry and provided that Burberry can demonstrate a bona fide reason for such a request, procure that any Approved Contractor sign such amended form of Undertaking or complete such amended form of Questionnaire as Burberry shall specify and if the relevant Approved Contractor does not do so Burberry will be deemed to have withdrawn Approval under 19.6;

(E)	use its best endeavours to procure that each Approved Contractor at all times observes and complies with either:

(i)	the terms of such form of Undertaking in Burberry's favour as has been signed by that Approved Contractor; or

(ii)
at any time as any Approved Contractor has not signed an Undertaking in Burberry's favour, the terms of the form of undertaking which appears at appendix C or such replacement therefor as Burberry shall have notified the Licensee; and

(F)
assist Burberry or its authorised representatives so that they can enter and inspect all premises where Licensed Products have been, are being or are intended to be manufactured and/or stored whether owned or controlled by the Licensee, any Approved Contractor or otherwise.

19.5
For the avoidance of doubt the Licensee shall not have manufactured any Burberry Items or permit to be manufactured any Burberry Items by any third party (including, without limitation, any Affiliate of the Licensee) other than an Approved Contractor and then only in accordance with the terms of the relevant Approval and in respect of the Burberry Items for which the relevant Approved Contractor has been Approved.

19.6	Without prejudice or limitation to any other right or remedy which Burberry may have:

(A)	in the event of any breach of either of clauses 18.4 or 18.5; or

(B)	if Burberry determines that the Approved Contractor is not meeting Burberry's standards with regard to quality or delivery; or

(C)
if the Approved Contractor has in any way infringed Burberry's Intellectual Property Rights, Burberry shall be entitled by notice to the Licensee to withdraw forthwith its Approval of all or any Approved Contractor(s) whereupon the Licensee shall:

(i) place no further orders with that contractor;

(ii) use its best endeavours to procure that such contractor ceases forthwith the manufacture of Burberry Items;

(iii) use its best endeavours to recover all items incorporating any Burberry Intellectual Property from that contractor; and

(iv) certify to Burberry in writing signed by its Chairman, President, Chief Executive Officer or Chief Financial Officer that the requirements of sub-clauses (A), (B) and (C) above have been complied with in full.

19.7 For the purposes of clauses 19.4(A), 19.4(B), 19.4(C) and 19.4(E), Approved Contractor shall include any contractors of the Licensee or sub-contractors of any Approved Contractor which would have qualified as an Approved Contractor if Burberry had Approved them.

20. TERMINATION

20.1	In this clause 20.1, a "material breach" may either be a single event, or a series of events which are together a material breach. In the event that any of the following events occurs:

(A)	the Licensee fails to pay any sum due to Burberry under this Agreement on the due date for such payment and fails to remedy such breach within 5 days of a notice from Burberry to do so; or

(B)	the Licensee commits any material breach of this Agreement which is not capable of remedy; or

(C)	the Licensee commits any material breach of this Agreement (other than non-payment) which is capable of remedy and fails to remedy such breach within 30 days of a notice from Burberry to do so; or

(D)
the Licensee commits a breach of this Agreement (other than non-payment) which is capable of remedy (for the avoidance of doubt, failure to perform an obligation which is not capable of being performed shall not constitute a breach which is capable of remedy) and fails to remedy such breach within thirty (30) days of a notice from Burberry to do so; or

(E) the Licensee or Guarantor:

(i) is unable to pay its debts or appears to be unable to pay or to have no reasonable prospect of being able to pay his debts, or is insolvent within the meaning of any applicable law; or

(ii) is required to repay any borrowed money (where the borrowed money is in excess of one million (1,000,000) euros) prematurely by reason of any default where the default is not irrevocably waived by the relevant lender in accordance with the relevant facility document; or

(iii) is adjudged by any court insolvent or bankrupt; or

(iv) has a petition presented for its winding up or issues a notice convening a meeting of shareholders to consider a resolution for winding up (except for any solvent corporate re-organisation which does not result in a Change of Control and which does not adversely affect the financial standing of the Licensee or Guarantor; for example but not by way of limitation, re-incorporation in another state or jurisdiction to take advantage of favourable tax treatment) or has a petition presented for its administration or an application for an administration order is made, or has a similar procedure commenced by or against it under any applicable law; or

(v) enters into a compromise or arrangement with its creditors or has commenced any similar procedure under any applicable law; or

(vi) suffers an encumbrancer taking possession of or suffers the appointment of a receiver or administrative receiver or administrator or any similar person under any applicable law or suffers any sequestration order being made in respect of the whole or substantial part of its assets, or

(F) any of the events described in clause 18.1 in relation to the Licensee or a member of the Licensee's Group or in relation to the Guarantor or any of the events described in clause 18.4(A) or 18.4(B) in relation to the Licensee or a member of the Licensee's Group; or

(G) the Licensee or any member of the Licensee's Group directly or indirectly opposes (or assists any third party to oppose) the registration or renewal of any trade mark, design and/or patent or any trade mark, design and/or patent application or renewal within the Burberry Intellectual Property; or

(H) the Licensee or any member of the Licensee's Group disputes or directly or indirectly assists any third party to dispute the validity of any trade mark, design and/or patent within the Burberry Intellectual Property; or

(I) the Licensee or any member of the Licensee's Group has committed a material breach (and such breach has not been remedied or is not capable of being remedied) of any other agreement with Burberry or any other member of Burberry Group; or

(J) any promissory note issued by the Licensee or a member of the Licensee's Group in excess of one hundred thousand (100,000) euros fails to be honoured by the relevant bank except in the event of a mistake which is subsequently cured; then Burberry may, in respect of any part of or all of the Exclusivity, the Licence Rights and this Agreement (each a "Right") and without prejudice to any other rights and remedies it may have, by notice to the Licensee:

(i) forthwith terminate a Right or Rights in its sole discretion; or

(ii) give notice to the Licensee that Burberry is considering terminating a Right or Rights (the "Interim Termination Notice") and at any time during the nine months following such notice, give the Licensee not less than three months notice of the day when the Right or Rights shall terminate.

20.2 The Licensee or, as the case may be, the Guarantor:

(A) shall promptly give Burberry written notice of the occurrence of any of the events specified in clause 20.1(E); and

(B) acknowledges and hereby agrees that (without prejudice to any rights and remedies Burberry may have) upon the occurrence of any of the events specified in clause 20.1(E) the Exclusivity shall automatically terminate and clause 2.5 shall be of no further force or effect.

20.3 For the purposes of clause 20.1(C):

(A)
any breach by the Licensee of any of clause 2.7 (no sub-licensing), clause 5.5 (sale or supply of Licenced Products), clause 8 (business plan), clause 9.1 (manufacture), clause 9.2 (unauthorised manufacture), clauses 9.14 and 9.19 (improper use of Burberry Intellectual Property), clause 9.33 (insurance), clauses 9.34 and 9.17 (improper conduct), clause 10.7 (underpayment of Licence Fees), clause 15 (Advertising and Marketing), clause 16 (Warranties), clause 19.2 (Approved Contractors) or clause 34 (no assignment); or

(B)	any underpayment of Licence Fees by 5% (five per cent) or more for any Month or other relevant period which is not subsequently reconciled in accordance with clause 10.4 and 10.5,

shall be deemed a material breach without prejudice to any other breach being a material breach for the purposes of such clause.

20.4
For the purposes of clauses 20.1(B), 20.1(C) and 20.1(D) reference to material breach and breach of this Agreement by the Licensee shall also include material breach or breach of the LVMH Agreement by the Licensee.

20.5	Burberry may terminate this Agreement in accordance with the terms of clauses 10.8, 10.9 and 13.1(D).

20.6	Burberry may terminate this Agreement at its option, either on 31 December 2009 (the "First Exit Right") or 31 December 2011 (the "Second Exit Right").

By 1 January 2009, in the case of the First Exit Right, and by 1 January 2011, in respect of the Second Exit Right, Burberry shall notify the Licensee of its intention to exercise its rights pursuant to this clause 20.6.

Burberry and the Licensee shall appoint an expert in accordance with the procedure described in this clause 20.6 to determine the market value of the Licence Rights for the period of the Agreement that would remain if the Agreement is not terminated pursuant to this clause 20.6 (the "Exit Payment").

Burberry and the Licensee shall within fourteen (14) days of Burberry's notice being given pursuant to this clause 20.6 without reference or knowledge of the other party's selection, prepare a list of three investment banks that they would wish to determine the amount of the Exit Payment. Burberry and the Licensee will then through their respective external legal advisers simultaneously exchange lists. If such choices yield one investment bank that has been chosen by both Burberry and the Licensee then that investment bank will be appointed as the expert to determine the Exit Payment (the "Expert"). If such choices do not yield a choice common to both Burberry and the Licensee, then Burberry and the Licensee shall continue to select further investment banks and submit lists of their choices to their external legal advisers until a common choice is found. Both Burberry and the Licensee may make a submission to the investment bank chosen (the Expert) in respect of the market value of the Licence Rights.

The Expert will prepare a report which determines the Exit Payment by reference to the market value of the Licence Rights for the unexpired term of this Agreement within 45 days of its appointment, such report to be provided by the Expert to Burberry and the Licensee by no later than 30 June 2009, in the case of the First Exit Right, or 30 June 2011, in the case of the Second Exit Right. The Expert will in reaching its determination of the Exit Payment be entitled to call for such evidence as it requires from the Licensee and Burberry including, without limitation, all books of account and business records which the Licensee has kept in respect of any products which incorporated any Burberry Intellectual Property which were manufactured by or on behalf of the Licensee under this Agreement.

Further to receipt of the Expert's report and if Burberry decides to exercise its right to terminate under this clause 20.6, Burberry shall notify the Licensee of its intention to exercise its right by 31 July 2009 (in the case of the First Exit Right) and 31 July 2011 (in the case of the Second Exit Right) and it shall pay the Exit Payment to the Licensee on 31 December 2009 (in the case of the First Exist Right) OR 31 December 2011 (in the case of the Second Exit Right). The Expert's determination of the Exit Payment shall be final and binding, provided that if Burberry exercises its option to terminate on 31 December 2011 in accordance with this Agreement, Burberry shall pay, in respect of the Exit Payment, either the market value of the Licence Rights as determined by the Expert or 70% of the Actual Net Wholesale Sales in 2010, whichever is greater.

For the avoidance of doubt no sum shall be paid under this clause 20.6 if termination results in whole or in part from the exercise by Burberry of its rights under any other provisions of this clause 20 and any valuation of any unexpired term of this Agreement made pursuant to this clause will be relevant only for the purposes of this clause.

21.	CONSEQUENCES OF TERMINATION

21.1	With effect from the termination of this Agreement (howsoever caused):

(A)	the Licensee shall at its own cost, and not more than thirty (30) days after the date of termination (or, to the extent Approved, at the end of any Sell-Off Period) deliver to Burberry:

(i)
all notepaper, visiting cards, display materials, patterns, catalogues, advertising and marketing materials (including such materials as are in preparation) and any other matter bearing or including any Burberry Intellectual Property including, without limitation, all formulations, drawings, sketches, plans, designs, artwork, illustrations and models used or intended to be used for the purposes of producing the Licensed Products and bearing or incorporating Burberry Intellectual Property;

(ii) all its rights in tooling and moulds used or intended to be used for the purposes of producing the Licensed Products and bearing or incorporating Burberry Intellectual Property; and

(iii) any property which belongs to Burberry, which is or are in the Licensee's possession or under its control, and if so requested by Burberry provide a certificate signed by the Chairman, President or the Chief Executive Officer of the Licensee certifying that all such materials have been delivered;

(B) the Licensee shall promptly and not more than thirty (30) days after the date of termination notify Burberry by means of a written report signed by a duly authorised officer of the Licensee of the amounts of the Licensee's, its Distributors' and its Approved Contractors' then current stocks of Licensed Products and other Burberry Items and in each case the current locations thereof. The Licensee shall also provide such information within thirty (30) days of the date of termination or expiry of any Sell-Off Period;

(C) the Licensee shall promptly, and not more than thirty (30) days after the date of termination supply to Burberry full details of all unfulfilled orders for Licensed Products from Retailers and/or Distributors accepted by the Licensee prior to the date of termination, including the date of the order, date of acceptance, the identity and contact details of the relevant Retailers and Distributors, the types and quantities of Licensed Products ordered, and any specified delivery date(s) and/or other applicable terms;

(D) if Burberry so requires at any time within six (6) months after the termination of the Agreement, the Licensee shall promptly deliver to Burberry a list of the names and addresses of:

(i) the relevant Retailers and Distributors to whom the Licensee has within the previous six (6) Months sold quantities of Licensed Products exceeding such minima as Burberry may reasonably specify, together with details of the quantities supplied to them; and

(ii) the Approved Contractors by which the Licensee has been supplied with Licensed Products or components thereof during the previous twelve (12) Months showing for each Approved Contractor a list of Licensed Products and quantities supplied;

(E) The Licensee shall procure that Burberry and/or its employees, agents and/or professional advisors are permitted on reasonable notice to enter any premises of the Licensee and are permitted at any time without notice to enter any premises of any Approved Contractor and/or any Affiliate of the Licensee involved in the manufacture, sale or marketing of the Licensed Products to establish the following:

(i) the number of Licensed Products and other Burberry Items held in stock including, without limitation, all drawings, sketches, plans, designs, artwork, illustrations, models, tooling and moulds used or intended to be used for the purposes of the Licensed Products incorporating Burberry Intellectual Property;

(ii) the total number of units of Licensed Products manufactured by or on behalf of the Licensee in the seven (7) years preceding the date of termination; and

(iii) the place of manufacture of the Licensed Products manufactured by or on behalf of the Licensee and details of any Approved Contractor involved in the manufacture thereof.

(F) Burberry shall have the right (to be exercised by notice in writing to the Licensee at any time after termination of this Agreement) to do all or any of the following:

(i) to purchase such proportion of the Licensee's and any Affiliate (including any Affiliate which is a Distributor) of the Licensee's stock of finished Licensed Products (excluding GWPs and Testers) as Burberry may see fit at the Licensee's List Price less a discount of 50% (fifty per cent) plus applicable duties and taxes (but without any Licence Fees being due in respect of such purchased stock); and/or

(ii) to purchase such proportion of the Licensee's and any Affiliate of the Licensee's stock of Burberry Items (including GWPs and Testers) as Burberry may see fit at the Licensee's cost price of such items; and/or

(iii) to require the Licensee (acting as a sub-contractor to Burberry) to make up into Licensed Products any or all of the Licensee's or Approved Contractors' stock of Burberry Items, which Licensed Products Burberry shall purchase from the Licensee on the basis described in clause 21.1(F)(i), except that the price shall exclude any amounts payable by Burberry in respect of such components, packaging and raw materials under clause 21.1(F)(ii);

(G) the Licensee shall (and shall procure that all companies within the Licensee's Group shall and shall use its best endeavours to procure that all Approved Contractors shall) promptly upon Burberry's request given after the date of termination (or, where there is a Sell-Off Period, after the termination of such Sell-Off Period):

(i) remove all Burberry Intellectual Property and all items embodying Burberry Intellectual Property (including but not limited to all labels, packaging and markings featuring any of the Licensed Trade Marks or to which any of the Licensed Trade Marks have been applied) from all its stocks of Licensed Products and Burberry Items; and/or

(ii) if and to the extent that it is not practical or commercially worthwhile to remove Burberry Intellectual Property from such stocks, either sell such stocks at a price no greater than cost to any licensee of Burberry who has rights to manufacture and sell Products or destroy such stocks under the supervision of such person as Burberry may direct or, if Burberry so directs, deliver the same to Burberry or such party as Burberry directs for destruction; and/or

(iii) without prejudice, obtain and deliver up to Burberry all material prepared or purchased for the Licensee and paid for by the Licensee for use in or in connection with the advertising and/or marketing of the Licensed Products, and (in either case) if requested by Burberry provide an affidavit sworn by the Chairman, President, Chief Executive Officer or Chief Financial Officer of the Licensee that the Licensee has complied in all material aspects with this clause 21.1(G);

(H)
the parties shall promptly take whatever steps may be necessary to cancel any registration of this Agreement or any registration of the Licensee as an authorised user or licensee of any Burberry Intellectual Property in any particular jurisdiction; and

(I)
the Licensee shall on the date of termination (or, where there is a Sell-Off Period, with effect from termination of such Sell-Off Period) terminate all its arrangements (whether contractual or otherwise) with the Distributors to the extent they related to the Licensed Products.

21.2
Without prejudice to clause 21.1(F), the Licensee shall ensure (including, without limitation, by means of the imposition of contractual terms on Distributors) that Burberry and the Licensee shall have the right to purchase (i) such proportion of Distributor's stock of finished Licensed Products as Burberry and the Licensee may see fit at the price which the Distributor paid to the Licensee in respect of such Licensed Products and (ii) such proportion of the Distributor's stock of Burberry Items as Burberry and the Licensee may see fit at the price which the Distributor paid for such Burberry Items.

21.3	The termination of this Agreement (for whatever reason) shall be without prejudice to the rights of either party accrued up to the date of termination.

21.4
Subject to clause 20.3, with effect from the date of termination of this Agreement all rights granted to the Licensee under this Agreement shall cease forthwith, and the terms of this Agreement shall forthwith cease to be of effect, except that:

(A)	clause 22.4 shall apply for the duration of any Sell-Off Period; and

(B)
clauses 1, 9.13, 9.14, 9.15, 9.16, 9.17, 9.18, 9.19, 9.20, 9.21, 9.34, 17, 20, 21, 22, 23, 25, 26, 35 and 36 and schedules 1 and 2 shall remain in effect together with such provisions which expressly or by necessary implication will survive termination.

21.5
For the purposes of this clause 21, (i) Licensed Products shall include any products which would have qualified as Licensed Products if Burberry had Approved them or if they had complied with the provisions of this Agreement and (ii) Approved Contractors shall include any contractors of the Licensee or sub-contractors of any Approved Contractor which would have qualified as an Approved Contractor if Burberry had Approved them.

22.	SELL-OFF PERIOD

22.1
In the event that this Agreement terminates in circumstances other than those set out in Clause 20.1, the Licensee shall, subject to Burberry's rights under clause 21.1(F) enjoy a period during which the Licensee may, subject to and in accordance with the provisions of this clause 22.1, sell-off the Licensee's stocks of finished Licensed Products existing as at the date of such termination ("Sell-Off Period"). Subject to the provisions of clauses 22.5 and 22.6, the duration of the Sell-Off Period shall be six (6) months from the date of termination, at the end of which period it shall automatically be terminated.

22.2
During the Sell-Off Period, the Licensee shall be permitted to accept and fulfil orders for Licensed Products in order only to dispose of the stock of Licensed Products held by it at the date of termination, PROVIDED THAT the Licensee shall:

(A)	not accept any such order from a person who is not a Retailer or Distributor without specific Approval for that order;

(B)	not accept any such order during the Sell-Off Period where delivery thereunder is scheduled to occur after the end of the Sell-Off Period;

(C)	not deliver any Licensed Products after the end of the Sell-Off Period;

(D)	not during the Sell-Off Period manufacture or have manufactured on the Licensee's behalf any Licensed Products or other Burberry Items; and

(E)	not during the Sell-Off Period in any way Advertise or Promote the Licensed Products or any association between the Licensee and Burberry.

22.3
Without prejudice to the Licensee's obligations under clause 21.1(B), the Licensee shall forthwith upon Burberry's request or, if so requested by Burberry, at such intervals as Burberry may specify supply to Burberry an up to date report in the form required by clause 21.1(B). For the avoidance of doubt, clause 21.1 shall apply in accordance with and subject to its terms at all times during the Sell-Off Period.

22.4
Notwithstanding the termination of this Agreement, subject to provisions of this clause 22, all of the terms of this Agreement (where still relevant) (including without limitation clauses 10 and 11) shall remain in force during the Sell-Off Period EXCEPT THAT the Exclusivity shall cease to apply with effect from the date of termination.

22.5	If and as soon as the Licensee shall have divested itself of its entire stock of Licensed Products which are subject to Sell-Off Period the Sell-Off Period shall automatically be terminated.

22.6
Burberry may terminate the Sell-Off Period forthwith by notice in writing to the Licensee in the Sell-Off Period if there occurs any of the events described in clause 20.1, if the Licensee fails to provide to Burberry full details of all unfulfilled orders for Licensed Products from Retailers and/or Distributors accepted by the Licensee prior to the date of termination in accordance with clause 21.1(C) or if the Licensee fails to notify Burberry of the amount of the Licensee's, its Distributors' and its Approved Contractors' current stocks of Licensed Products and other Burberry Items and their locations in accordance with clause 21.1(B) or if the Licensee fails to comply with any request made by Burberry under clause 21.1(E).

22.7
Burberry may subject to Approval permit a Sell-Off Period in circumstances other than those set out in this clause 22 including without limitation where Burberry terminates this Agreement in part so that the Licence Rights are terminated in respect of one or more Products.

23.	GUARANTEE

23.1	In consideration of Burberry entering into this Agreement, the

Guarantor shall as primary obligations of it:

(A)
if and whenever the Licensee shall be in default in any payment obligations when due of any amount payable under this Agreement or the performance of any obligations under this Agreement and within two Working Days after being given notice to that effect by Burberry, pay all amounts then payable by the Licensee or perform the obligations of the Licensee as though the Guarantor instead of the Licensee was expressed to be the principal debtor or obligor; and

(B)
indemnify Burberry against all reasonable costs and expenses (including legal fees) which Burberry may pay or incur in collecting any amount payable by or satisfying the obligations of the Licensee or the Guarantor and referred to in clause 23.1(A).

23.2
Any amount not paid or obligation not performed by the Licensee and not recoverable from or satisfied by the Guarantor on the basis of a guarantee (whether because of any legal limitation, disability or incapacity on the part of the Licensee or any other matter or thing whether known to Burberry or not) shall nevertheless be recoverable from the Guarantor on the basis of an indemnity.

23.3
The Guarantor acknowledges that its liability under this clause 23 shall not be discharged or affected in any way by time being given to the Licensee or by any other indulgence or concession being granted to the Licensee or by any other act, omission, dealing, matter or thing whatsoever (including without limitation any change in the memorandum or articles of association of the Licensee or the Guarantor, any amendment to this Agreement or the liquidation, dissolution, reconstruction or amalgamation of the Licensee or the Guarantor or the illegality or enforceability of this Agreement) which but for this provision might operate to release the Guarantor from its obligations under this clause 23.

23.4
The guarantee contained in this clause 23 is a continuing guarantee and shall remain in full force and effect until all obligations of the Licensee guaranteed under this Agreement have been discharged in full notwithstanding any variation, release or other dealing with the same or any invalidity of the same. It is in addition to and shall not prejudice nor be prejudiced by any other guarantee, indemnity or other security or right against any third party which Burberry may have for the due performance of the obligations concerned.

23.5	Burberry will not be obliged before exercising any of the rights, powers or remedies conferred upon it against the Guarantor under this clause 23 or by law:

(A)	to make demand of the Licensee but Burberry shall by notice in writing to the Licensee inform the Licensee if it exercises its rights against the Guarantor pursuant to this clause 23;

(B)	to enforce or seek to enforce any claim, right or remedy against the Licensee or any other person; or

(C)	to make or file any claim in connection with the insolvency of the Licensee or any other person; or

(D)	to take any action or obtain judgement in any court against the Licensee or any other person.

24.	BUSINESS ETHICS AND ENVIRONMENTAL POLICY

24.1
The Licensee recognises the importance of business ethics and therefore agrees to use its best endeavours to comply with, and to use its best endeavours to procure that all Approved Contractors and Distributors comply in all material respects with Burberry's Code of Business Principles attached hereto at appendix E (as such code may be updated by Burberry from time to time, provided that the Licensee receives advance notice from Burberry of such updating) (the "Code of Business Principles"). For the avoidance of doubt, for the purposes of this Agreement references to "the Company" and "we" in the Code of Business Principles shall be construed as meaning the Licensee, the Approved Contractors or the Distributors (as appropriate). Notwithstanding the foregoing, failure of the Licensee to comply with the Code of Business Principles shall not be deemed to be a breach of this Agreement, except when the breach of the Code of Business Principles is also a breach of this Agreement.

24.2
The Licensee hereby agrees to use its best endeavours to comply with, and use its best endeavours to procure that all Approved Contractors and Distributors comply in all material respects with the Environmental & Social Policy.

24.3
A director or equivalent representative of the Licensee shall, upon the request of Burberry, sign a certificate attesting to the Licensee's compliance with the Code of Business Principles and the Environmental & Social Policy and the Licensee shall procure that, upon the request of Burberry, the Approved Contractors and Distributors shall each sign a certificate attesting to their respective compliance with the Code of Business Principles and the Environmental & Social Policy.

24.4
The Licensee shall both throughout the duration of this Agreement and for at least three (3) years after termination thereof (or, in the event that there is a Sell-Off Period, the termination of such Sell-Off Period):

(A)
procure that Burberry and/or its employees, agents or professional advisers are permitted at any time to inspect and make and retain copies of all books of account and business records as are kept by the Licensee and/or any Approved Contractor which relate to the Burberry Items, together with all employment records and factory documentation and policies, for the purposes of establishing whether the Licensee and its Approved Contractors have complied and continue to comply with the Code of Business Principles, the Environmental & Social Policy and all applicable Laws;

(B)
procure that Burberry and/or such other employees, agents or professional advisers are given such access to the Licensee's and/or any such Approved Contractor's employees, management and auditors as is required in order to interview the same for the purposes of gaining access to, interpreting and/or verifying such books and records and establishing whether the Licensee and its Approved Contractors have complied and continue to comply with the Code of Business Principles, the Environmental & Social Policy and all applicable Laws;

(C)	ensure full co-operation is given by the Licensee, any such Approved Contractor and/or their employees, management and auditors in relation to any such inspection and/or interview; and

(D) ensure that Burberry and/or such employees, agents or professional advisors are given such access to the Licensee's and Approved Contractor's premises at which Licensed Products and/or other Burberry Items are manufactured or stored as Burberry shall reasonably require for the purposes of such investigation.

24.5 In the event that Burberry shares the conclusions of any investigation undertaken pursuant to clause 24.4 with the Licensee, the Licensee shall in addition to any other amounts payable by the Licensee pursuant to this Agreement pay to Burberry on demand all costs and expenses incurred by Burberry in relation to such investigation on a full indemnity basis.

25. REMEDIES

25.1	Each party's rights and remedies contained in this Agreement are cumulative and not exclusive of any rights or remedies provided by law, equity or otherwise.

25.2	Notwithstanding anything in this clause 25, nothing in this Agreement shall exclude or restrict any party's liability in respect of personal injury to or the death of any person.

25.3
Burberry or any other member of the Burberry Group shall be entitled at any time to deduct from any amount owing from Burberry or such member of the Burberry Group to the Licensee or any member of the Licensee's Group any amount then owing from the Licensee or any member of the Licensee's Group to Burberry or any member of the Burberry Group.

25.4
For the avoidance of doubt and notwithstanding anything to the contrary contained in this Agreement, in the event Burberry terminates this Agreement in accordance with clause 20.5, as a result of the Licensee not making the Minimum Net Wholesale Sales in accordance with clauses 10.8 or 10.9 then in such event, the Licensee shall not be liable for any damages as the result of such termination but, without prejudice to any rights of Burberry accrued up to the date of such termination.

26.	CONFIDENTIALITY

26.1
Subject to the provisions of clause 26.2 and except for the purposes contemplated by this Agreement, no party to this Agreement shall whether during the continuance of this Agreement or thereafter publish or otherwise disclose to any person other than pursuant to clause 26.3:

(A)
any secret or confidential information relating to the business or affairs of any other party, whether technical or commercial, obtained or received by it as a result of entering into or performing their respective obligations under this Agreement and relating to the negotiations relating to or the provisions or subject matter of this Agreement or any party to it;

(B)
any information (other than information described in clause 26.1(A)) which if disclosed might reasonably be considered likely to affect detrimentally any other party's business, goodwill or other legitimate interests;

(C)	any information relating to the terms and conditions of this Agreement; or

(D) any know how or trade secrets of Burberry,

provided that, notwithstanding the provisions of sub-clauses (A) and (B) above, any information (including commercial information) insofar as it relates to the Licensed Products shall be the confidential information of Burberry which Burberry shall be entitled to publish or disclose.

For the avoidance of doubt the obligations of the Licensee under this clause 26.1 relate to the information, know how and trade secrets referred to in sub-clauses (A), (B), (C) and (D) above and the obligations of Burberry under this clause 26.1 relate to the information set out in sub-clauses (A) and (B) above only.

26.2 Each party may disclose confidential information which would otherwise be subject to clause 26.1 if but only to the extent that it can demonstrate that:

(A) such disclosure is required by law or by any securities exchange or regulatory or governmental body having jurisdiction over it, wherever situated (and including without limitation, the U.S. Securities and Exchange Commission (the "SEC"), The Nasdaq Stock Market, NASD Regulation, The Paris Bourse, Financial Services Authority, the London Stock Exchange, the Panel on Takeovers and Mergers and the Serious Fraud Office), and whether or not the requirement has the force of law. Notwithstanding the foregoing, Burberry has been advised that this Agreement constitutes a "material contract" in respect of the Guarantor and is to be filed by the Guarantor with the SEC and be made available to the public via the Edgar filing system; provided that, commercial or financial information consisting of the amount or percentage of the Licence Fee, Minimum License Fee and Advertising and Promotion are to be redacted from the Agreement, and an application for confidential treatment of such information is to be filed. If a challenge to such application is made, Guarantor shall promptly notify Burberry, which may assist in opposing such challenge. Further, the appendices and schedules to this Agreement are not to be initially filed via the Edgar system (except for the LVMH Agreement), but are to be available to the SEC upon request. Copies of such redacted Agreement shall be sent to Burberry for Burberry's comments as promptly as practicable, but not later than 14 days before submission or filing. The party making any disclosure pursuant to this clause 14 shall notify the party to whom the confidential information relates, prior to so doing;

(B)
such information is already generally available to the public other than through its fault or the fault of any person to whom the confidential information has been disclosed in accordance with clause 26.3; or

(C)	the confidential information was lawfully in its possession prior to its disclosure by the relevant party (as evidenced by written records) and had not been obtained from the relevant party.

26.3
Each party may for the purposes contemplated by this Agreement disclose confidential information to the following persons or any of them on a strict need-to-know basis, but subject to the restrictions contained in schedule 3:

(A)	its professional advisers, auditors, bankers and insurers acting as such; and

(B) its directors, officers and senior employees.

26.4
Subject to the provisions of clause 26.2, no party to the Agreement shall make any announcement (including, without limitation any communication to the public or to any of its customers, suppliers or employees) concerning the provisions or subject matter of this Agreement or containing any information about any other party to this Agreement without the prior written approval of the others (which shall not be unreasonably withheld or delayed). In any event, Burberry, the Licensee and the Guarantor shall not make any statement or announcement to any third party or issue any press release concerning this Agreement, Burberry, the Licensee or the Guarantor, as the case may be, which is detrimental to Burberry, the Licensee or the Guarantor, as the case may be, their respective businesses and/or the Burberry Intellectual Property or the Licensee or the Licensee's Group or any of their respective businesses or assets.

26.5	The Licensee and the Guarantor may not use without Approval:

(A)	the Licensed Trade Marks;

(B)	Licensed Products marketed by the Licensee;

(C)	Formulae; or

(D)	any images used or to be used in Promotion or Advertising,

in any document publicly filed or mailed to any shareholder.

26.6
Any information and documents requested by Burberry pursuant to this Agreement or which otherwise relates to Burberry's business shall be considered to be secret or confidential information of Burberry and subject to clause 26.1(A). Such information and documents shall (unless the Licensee or the Guarantor as appropriate notifies Burberry in writing to the contrary at the time of its disclosure to Burberry) be provided by the Licensee or the Guarantor as appropriate without any third party restriction as to confidentiality and the Licensee or the Guarantor as appropriate shall procure that any such information shall not be or be considered to be confidential or secret information of any third party.

26.7
For the avoidance of doubt, any information relating to the business or affairs of any third party licensee of Burberry, including without limitation, details of terms of any agreement between Burberry and a third party licensee which are disclosed to the Licensee or the Guarantor by Burberry for any reason whatsoever, is strictly confidential and neither the Licensee nor the Guarantor shall divulge such information to any third party without Approval.

27.	RELATIONSHIP BETWEEN THE PARTIES

27.1
Nothing in this Agreement shall constitute or be deemed to constitute a partnership between the parties nor shall it constitute or be deemed to constitute any party the agent of any other for any purpose.

27.2
The Licensee shall act in good faith and in the best interests of Burberry in all its dealings regarding this Agreement and the Licensed Products. Subject to any express provisions to the contrary in this Agreement no party shall have any authority or power to act, enter into any contract, make any representation, give any warranty, assume any obligation whether express or implied of any kind, bind any other party or any of its agents or to incur any liability whatsoever on behalf of any other party.

27.3	Each party represents and warrants to the others that it has the full right, power and authority to enter into this Agreement and to perform all of its obligations under this Agreement.

28.	NOTICES

28.1	Any notice, Approval or other document or consent required to be given under this Agreement shall be in writing and shall be deemed sufficiently given to the party to be served if it is:

(A) delivered by hand; or

(B) sent by courier provided the service used is such that sender receives a receipt indicating successful delivery,

to the following addresses:

Burberry:	St. Albans House, 10 St. Albans Street, London SW1Y 4SQ, United Kingdom

Licensee:	4, rond point des Champs Elysees, 75008 Paris, France

Guarantor:	551 Fifth Avenue, New York, NY 10176 USA.

or to such other address(es) as may be notified from time to time in accordance with this Agreement.

28.2 Such notices shall:

(A) if sent to Burberry be marked for the attention of the Authorised Business Representative with a copy to the Authorised Legal Representative; and

(B) if sent to the Licensee or Guarantor, be marked for the attention of Mr. Philippe Benacin and Mr. Jean Madar, respectively,

and any notice or other document served in accordance with this Agreement shall if delivered by hand be deemed served on delivery if it is delivered not later than 17.00 hours on a Working Day or if it is delivered later than 17.00 hours on a Working Day or at any time on a day which is not a Working Day, 09.00 hours on the next Working Day or within five (5) Working Days of the date of collection from the sending party by the courier or delivery to the courier, if sent by courier.

29. ENTIRE AGREEMENT

29.1
This Agreement together with any documents referred to in the Agreement supersedes and extinguishes all previous drafts, all previous oral or written agreements (save as expressly provided in this Agreement), arrangements between the parties (if any), undertakings, representations and warranties in relation to its subject matter and embodies the entire understanding of the parties and constitutes the whole agreement between the parties in relation to its subject matter.

29.2
Each party hereby acknowledges that in entering into this Agreement it has not been induced by or relied upon any representation or warranty not expressly included in this Agreement and having negotiated and freely entered into this Agreement agrees (except as expressly provided in this Agreement) that it shall have no remedies in respect of any representation except in the case of fraud.

29.3	No amendments to or modifications of any of the provisions of this Agreement shall be effective unless they are in writing and signed by a duly authorised representative of each of the parties.

30.	SEVERABILITY

30.1
Each of the provisions contained in this Agreement and in each clause and sub-clause of this Agreement shall be construed as independent of every other such provision, so that if any provision of this Agreement or the application of any provision to any person, firm or company or to any circumstances shall be determined by any competent court or authority to be invalid, illegal, void or unenforceable under the Laws of any jurisdiction then such determination shall not affect the legality, validity and enforceability of any other provision of this Agreement in that jurisdiction and the legality, validity and enforceability of the whole of this Agreement in any other jurisdiction shall not be affected.

30.2
If any such provisions shall be found to be invalid or unenforceable but would be valid if some part thereof were deleted or the period or area of application reduced such provisions will apply with such modification or modifications as may be necessary to make them valid and effective.

31.	NO WAIVER

No forbearance, indulgence or relaxation shown or granted by any party to any other party in enforcing any of the terms and conditions of this Agreement shall in any way affect, diminish, restrict, operate as or be deemed to be a waiver of any breach of any such terms or conditions by such other party unless operated in writing signed by a duly authorised representative of the first party. Any waiver by a party of any breach shall not operate as a waiver by such party of any subsequent breach.

32.	NO BROKERAGE FEE

No party is or will be obliged or required to pay any brokerage, introduction or finder's fee of any kind to another party or any third party in connection with this Agreement or its execution and each party warrants and undertakes that it has not paid, will not pay and is under no obligation (legal or moral) to pay any such fee.

33.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which when executed shall be an original but all the counterparts together shall constitute one and the same instrument.

34.	NO ASSIGNMENT

This Agreement and the rights granted to the Licensee respectively are personal and non-transferable. Accordingly subject to clause 19 the Licensee shall not mortgage, charge, sub-contract, sub-license or assign or otherwise transfer or deal with this Agreement or any part of this Agreement or any of its rights, benefits or obligations under this Agreement or purport to do any of such acts or things.

35.	GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by, subject to and construed in accordance with the Laws of England. Except as otherwise provided in this Agreement each of the parties irrevocably submits to the exclusive jurisdiction of the Courts of England (subject as mentioned below) in relation to matters arising under this Agreement, provided that nothing contained in this Agreement shall prevent Burberry from bringing any proceedings against the Licensee and/or the Guarantor or from obtaining any injunctive or other similar relief which may be available to it in the courts of any jurisdiction in which the Licensee and/or the Guarantor has a place of business in any particular case, and the Licensee and/or the Guarantor as appropriate shall submit to the jurisdiction of any such Court.

35.1	PROCESS AGENT

(A)
The Licensee irrevocably appoints Baker & McKenzie of 100 New Bridge Street, London EC4V 6JA as its process agent to receive on its behalf service of process of any proceedings in England. Service upon the process agent shall be good service upon the Licensee whether or not it is forwarded to and received by the Licensee. If, for any reason, the process agent ceases to be able to act as process agent, or no longer has an address in England, the Licensee irrevocably agrees to appoint a substitute process agent with an address in England acceptable to Burberry and to deliver to Burberry a copy of the substitute process agent's acceptance of that appointment within thirty (30) days. In the event that the Licensee fails to appoint a substitute process agent, it shall be effective service for Burberry to serve the process upon the last known address in England of the last known process agent for the Licensee notified to Burberry notwithstanding that such process agent is no longer found at such address or has ceased to act.

(B)
The Guarantor irrevocably appoints Baker & McKenzie of 100 New Bridge Street, London EC4V 6JA as its process agent to receive on its behalf service of process of any proceedings in England. Service upon the process agent shall be good service upon the Guarantor whether or not it is forwarded to and received by the Guarantor. If, for any reason, the process agent ceases to be able to act as process agent, or no longer has an address in England, the Guarantor irrevocably agrees to appoint a substitute process agent with an address in England acceptable to Burberry and to deliver to Burberry a copy of the substitute process agent's acceptance of that appointment within 30 days. In the event that the Guarantor fails to appoint a substitute process agent, it shall be effective service for Burberry to serve the process upon the last known address in England of the last known process agent for the Guarantor notified to Burberry notwithstanding that such process agent is no longer found at such address or has ceased to act.

36.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

36.1
The Licensee and the Guarantor acknowledge that each of Burberry Affiliates shall have the benefit of Burberry's rights under this Agreement and shall have the right to enforce such rights in accordance with the provisions of the Contracts (Rights of Third Parties) Act 1999. Except as stated in this clause 36.1, the parties to this Agreement do not intend that any of its terms will be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person not a party to it.

36.2
The consent of any of Burberry's Affiliates shall not be required for the variation or termination of this Agreement, even if that variation or termination affects the benefit conferred on such Affiliate.

APPENDIX A: INFORMATION

I. ROYALTY REPORTS

Monthly, Semi-Annually and Annually:
- sales to Subsidiaries, Distributors and Retailers by jurisdiction Quarterly, Semi-Annually and Annually:
- sales to Subsidiaries, Distributors and Retailers by jurisdiction by fragrance line
- expenditures for Advertising and Promotion: this must be broken down for each Advertising and Promotion programme
- Licence Fee calculation (including Advertising and Promotion)
- inventory by jurisdiction

II. SALES INFORMATION

This must include in all instances the number (and price of sale) of sales at List Price, sales after Discount and sales at actual price.

Quarterly:
- sales from Subsidiaries and Distributors to Retailers
- sales from selected Subsidiaries and Distributors to Retailers by fragrance line
- sales from Subsidiaries and Distributors to Burberry Group
- global and market update Semi-Annual:
- sales to Retailers by jurisdiction
- sales to top 100 Retailers excluding the USA and top 20 USA Retailers
GENERAL

- price lists - Annual (or updated if adjustments made)
- Retailer lists by jurisdiction - Annual - Inter Parfums Subsidiary and Distributor lists - Semi-Annual
- Approved Contractor list (including the full name and address of each Approved Contractor; which Burberry Items are manufactured by which Approved Contractors and at which premises; details of any contractors used by the Licensee in respect of the Licensed Products which have not been Approved).

For the purpose of this Appendix A only, `Annual' means at the end of each Licensed Year and `Annually' shall be construed accordingly. `Semi-Annual' means at the end of each 6 month period of each Licensed Year.

APPENDIX B: ASSIGNMENT

Current Form - this is subject to variation by Burberry

THIS DEED OF ASSIGNMENT is made the day of 200[ ]

BETWEEN:

(1) BURBERRY LIMITED a company incorporated under the laws of England with no. 162636 having its registered office at 18/22 Haymarket London SW1Y 4DQ ("BURBERRY"); and

(2) [NAME AND ADDRESS OF ASSIGNOR] ("ASSIGNOR").

1. In this Assignment, the following terms shall have the following meanings:

"ASSIGNED RIGHTS" means all Intellectual Property Rights in or in respect of:

(a)
the Products (including without limitation all external and internal features thereof and the patents, patent applications, names, brands, trade names and trade marks (if any) listed in the schedule hereto); and

(b)
all drawings, sketches, plans, designs, artwork, illustrations, models, instructions, formulae, technical information, lists of ingredients, recipes, computer programs, processes, tooling and moulds created for the purpose of designing and/or producing the Products; and

(c)	all corresponding photographs, drawings, designs, artwork and text in related advertising and marketing materials;

"INTELLECTUAL PROPERTY RIGHTS" means all patents, copyright, database rights, design rights, trade marks, service marks, rights in trade dress and rights of confidence in relation to any information or know-how, in any case whether registered or unregistered, along with any applications for registration thereof, and along with any rights similar or analogous thereto in any part of the world;

"PRODUCTS" means the products listed in the schedule hereto.

2.
The Assignor HEREBY ASSIGNS to Burberry with full title guarantee free from all liens, charges and encumbrances all its right, title and interest in the Assigned Rights together with all common law rights connected thereto and together with all the rights of action, powers, benefits and immunities belonging to the same wherever in the world, including the right to sue for and obtain damages and other relief in respect of any act of infringement (whether past, present or future) of the Assigned Rights or any of them or the violation of any common law rights connected with the Assigned Rights or any of them TO HOLD the same unto Burberry absolutely.

3	All goodwill in the Assigned Rights howsoever arising shall accrue to Burberry.

4.
The Assignor covenants with Burberry that it will execute all such further assignments, transfers, deeds, documents or other assurances and do all further acts and things as Burberry may require in order to become registered as the proprietor of any registered Assigned Rights and/or to become the legal and beneficial owner of the Assigned Rights and otherwise to give effect to the terms of this Assignment.

5.
The Assignor has obtained (and shall deliver to Burberry on demand) from the authors of the items and materials in which the Intellectual Property Rights subsist absolute waivers of any rights they may have and the Assignor hereby waives absolutely any rights he may have to be identified as the author of any such items or materials and their respective rights to object to any derogatory treatment thereof and so far as legally possible any broadly equivalent rights they may have in any territory in the world.

6.	This Assignment shall be subject to English Law and the parties submit to the exclusive jurisdiction of the English Courts.

In witness whereof the parties have executed and delivered this Deed on the above date

EXECUTED AND DELIVERED by	)

BURBERRY LIMITED	)

as a DEED by these signatures	)	DIRECTOR

DIRECTOR/SECRETARY
EXECUTED AND DELIVERED by	)

[ASSIGNOR]	)

as a DEED by these signatures	)

[NB SIGNATURES WILL VARY DEPENDING UPON LEGAL STATUS OF ASSIGNOR]

SCHEDULE TO APPENDIX B

[DETAILS OF PRODUCTS]

[DETAILS OF TRADEMARKS ETC INCLUDING REGISTRATION DETAILS]

APPENDIX C: APPROVED CONTRACTORS UNDERTAKING

[TO BE TYPED ON BURBERRY HEADED NOTEPAPER BY BURBERRY]

Date:

Dear Sirs

APPROVED CONTRACTORS UNDERTAKING

1. LIMITATION

1. This letter does not licence or authorise you to manufacture, supply or sell Samples (as defined in paragraph 3(i) below) or Goods (as defined in paragraph 3(ii) below) to any party other than Burberry Limited ("Burberry") or Inter Parfums, S.A. ("Licensee") acting as a licensee to Burberry. Any such manufacture for or supply or sale to the Licensee shall:

(a) be solely for the Licensee's purpose acting in its capacity as a licensee to Burberry, and shall be in strict accordance with the licence agreement between Burberry and the Licensee and any written approval given thereunder; and

(b) in respect of manufacture shall only be carried out at the industrial manufacturing premises at [ ] ("Factory") which you represent and warrant are wholly owned and controlled by you.

2. This letter does not appoint you as a Burberry licensee. You are strictly prohibited from holding yourself out as a Burberry licensee or from purchasing any items (including products, materials, trimmings or packaging) bearing Burberry Intellectual Property (as defined in paragraph 4 below) except from another person who has been appointed or approved by Burberry as a sub-contractor of the Licensee to manufacture such items PROVIDED THAT:

(a) such appointment has not been terminated; and

(b) you notify Burberry of such purchase and provide to Burberry such details in relation to such purchase as Burberry requires; and

(c) such person has signed a letter in a form identical to or similar to this letter.

3. This letter sets out the terms and conditions upon which Burberry appoints or approves you as a sub-contractor of the Licensee to:

(i) produce such sample fragrance products incorporating Burberry Intellectual Property ("Samples") or such designs for the packaging or components of the packaging for those products ("Designs"); and/or

(ii) manufacture such fragrance products (in such packaging) incorporating Burberry Intellectual Property in fulfilment of separate orders ("Goods"),

as specified in the attached schedule and for no other purpose and (together with Burberry's or the Licensee's Conditions of Purchase from time to time in force) will apply to any orders placed by Burberry or the Licensee with you from time to time and in the case of any inconsistency between the terms of this letter and the terms of any individual order the terms of this letter shall prevail.

4. In consideration of your appointment hereunder to supply Burberry or the Licensee you shall be authorised to use Burberry Intellectual Property solely on and in connection with the Designs, Samples and/or the Goods (as the case may be) in accordance with any specific written authority or orders given by Burberry or the Licensee (acting pursuant to the licence agreement between Burberry and the Licensee and written approval given by Burberry thereunder) from time to time but for no other purpose. In this letter Burberry Intellectual Property shall mean all or any of the following as the same shall subsist from time to time:

(a) all trade marks and designs registered or applied for in the name of Burberry (whether in the UK or elsewhere);

(b) all trading names or brand names (whether registered or not) presently or hereafter used by Burberry in which Burberry claims any exclusive rights to the extent of the exclusive rights claimed;

(c) all designs (whether registered or not) used by Burberry in which Burberry claims any exclusive rights in particular without prejudice to the generality of the foregoing the check design (in whatever size and in whatever material) represented by the famous and distinctive camel, red, white and black check design used by Burberry for many years and known as "the Burberry Check" (with which you are familiar);

(d) any works in which copyright and/or design right belongs to Burberry;

(e) all patents registered or applied for in the name of Burberry (whether in the UK or elsewhere); and

(f) any Created Rights (as defined in paragraph 8).

5. You shall not be entitled to sub-contract, assign or otherwise deal with any of your duties, rights or obligations hereunder without Burberry's prior written consent.

6. Without prejudice to the prohibition in paragraph 5, prior to your sub-contracting any of your duties, rights or obligations hereunder to a third party you shall procure for the benefit of Burberry an undertaking from such third party on the same terms as this letter or such other terms as shall then currently be used by Burberry and you shall guarantee that upon the termination of that sub-contracting or upon demand by Burberry such third party shall comply with the obligations as imposed upon you as set out in paragraph 19 of this letter. Notwithstanding the foregoing Burberry reserves the right at any time at Burberry's absolute discretion to withdraw its consent to your sub-contracting any of your duties, rights or obligations hereunder, either in general or in relation to any specified third party or parties, and if Burberry does so withdraw its consent you shall forthwith cease so to use the relevant third party or parties and shall place no further orders for Designs, Samples and/or Goods therewith.

7. You hereby agree to indemnify Burberry and keep Burberry fully and effectively indemnified against any sums which Burberry is required to pay to acquire full and free right title and interest to all and any Created Rights (as defined in paragraph 8 below) from you, any sub-contractor of yours or from any other third party.

8. You hereby acknowledge Burberry's sole and exclusive right title and interest in Burberry Intellectual Property and you further acknowledge and agree that all copyright, design rights and other rights of a similar nature in any jurisdiction in all and any Designs, Samples and/or Goods produced for supply to Burberry or the Licensee including any drawings, sketches, plans, designs, artwork, illustrations, models, instructions, formulae, lists of ingredients, technical information, recipes, processes, instructions, computer programs, tooling or moulds in respect thereof ("Created Rights") shall belong to Burberry and that you hereby undertake to execute, or arrange to have executed, any and all documentation required to vest all such rights in and to Burberry (including without limitation the Assignment in the form annexed hereto as the same may be amended from time to time by Burberry) and neither you nor anyone acting on behalf of you shall claim any right title or interest to such rights whatsoever. To the extent that any Created Rights do not vest in Burberry by operation of law, you shall assign the same to Burberry with full title guarantee, or where possible hereby assign the same to Burberry with full title guarantee by way of a present assignment of future rights.

9. You hereby undertake not:

(a) to use for your own purposes or to disclose or allow to be disclosed to any third party any confidential information (or information which is considered by Burberry to be confidential) concerning the business or affairs of Burberry including without limitation details of any know how or trade secrets of Burberry including without limitation any such know-how or trade secrets relating to the Formulae (as such are defined in the licence agreement between Burberry and the Licensee);

(b) to make any statement or announcement to any third party or issue any press release concerning Burberry; and

(c) to make any statement in any form or indicate in any way that there is any relationship between you and Burberry or that you are an approved contractor.

10. You shall mark all and any artwork, drawings, illustrations or designs and any other material, including without limitation the Designs made by you, pursuant to an order from Burberry or the Licensee pursuant to an order from Burberry, with the following statement "COPYRIGHT (C) BURBERRY LIMITED [YEAR]" and shall maintain a record of the date of creation of all such material.

11. If you shall become aware of any unauthorised use or suspected unauthorised use of any of Burberry's Intellectual Property or of any claim that any item bearing Burberry's Intellectual Property infringes the rights of any third party you shall notify Burberry immediately and shall give all information and assistance (other than financial) which is required by Burberry to prosecute any claim or take any other action, against any such infringer or to defend any such claim by any third party. You shall not do or omit to do anything which may prejudice Burberry's conduct of such proceedings or other action.

12. In the case of the production of Samples and/or Goods you hereby undertake as follows:-

(a) not to buy, sell, manufacture, produce or otherwise deal in any merchandise in which, or on which, any Burberry Intellectual Property is used or incorporated without Burberry's prior written consent;

(b) not to use or allow to be used any items which incorporate or represent any of the Burberry Intellectual Property supplied for the production of Samples and/or Goods other than in the production of such Samples and/or Goods;

(c) to deliver up to Burberry or its authorised representative all excess, second quality and defective Goods and/or Samples in or upon which the Burberry Intellectual Property has been incorporated or appears, if so required, subject to payment by Burberry of a reasonable price therefor (which price shall in any event not exceed the lower of cost price or market value). Any such Goods and/or Samples which are not required by Burberry shall be destroyed at your own cost and you shall provide Burberry with proof of compliance of this upon Burberry's request; and

(d) to conform to and comply with all international and national conventions and all relevant laws, rules and regulations relating to the employment of labour (in particular without limitation child and forced labour) and employees' terms and conditions of employment and comply with general environment responsibilities and best practices.

13. Where any items (including without limitation those referred to in sub paragraph 12(b)) are supplied to you by or on behalf of Burberry or the Licensee (whether such items are charged for or not) you shall hold such items as bailee for and to the order of Burberry or the Licensee respectively and shall deal with them as Burberry or the Licensee may direct provided always that if you shall have paid any charges in respect of such items and you are required to deliver the same to Burberry or the Licensee or their respective authorised representative such charges shall be reimbursed.

14. You hereby waive all and any moral rights (or rights of a similar nature) arising in respect of the Created Rights.

15. At all times during your appointment hereunder, and for at least 6 months thereafter you hereby permit Burberry and/or its representative, to enter and inspect at any time upon reasonable advance notice and without any undue interruption in the normal business operations, any premises upon which any Designs, Samples or Goods are being or have been manufactured or stored and to supervise the manufacture or storage of such Designs, Samples or Goods and to ensure compliance by you with the terms of this letter and alter your practices where necessary to comply with such terms.

16. Both throughout the duration of your appointment and for at least six years thereafter you shall:

(a) provide forthwith at the request of Burberry full details of all Goods and Samples you have supplied, all purchasers and/or recipients of such Goods and Samples and your stock of Goods and Samples and their current location;

(b) keep full and accurate books and records of accounts relating to all dealings in respect of all Designs, Samples and Goods produced and all your dealing in relation to this appointment; and

(c) hereby permit Burberry and/or its representative to inspect at any times such books and records and to make and retain copies of them and/or extracts from them.

17. You shall not and shall procure that your employees and representatives shall not:

(a) make or attempt to make directly or indirectly any payment or gift of any description (whether or not such payment or gift is solicited) to:

(i) any employee or representative of Burberry or any company which is a holding company or subsidiary of Burberry or under common control with Burberry; or

(ii) to any family relation of any person described in sub-paragraph (i) above;

(b) in any way induce or attempt to induce (whether by means of a payment of money or otherwise) any employee or representative (including without limitation any licensee) of Burberry to conceal from Burberry or to overlook any act, omission or other circumstances which would amount to a breach of the terms of this letter; or

(c) fail to notify Burberry in writing promptly if you, your employees or representatives are aware that any such employee or representative as referred to in sub-paragraph (b) above has indicated that he/she may so overlook or conceal a breach of the terms of this letter if so induced; or

(d) pay any broker's fees, bribes, pay-offs, commissions (other than customary sales commissions in the ordinary course of business), royalty sharing or the like to any third party which relates in any way to this letter or your appointment hereunder.

18. Burberry shall be entitled to terminate your appointment hereunder together with any rights granted to you hereunder forthwith upon written notice:

(a) in the event that Burberry and/or the Licensee wishes to place no further orders with you;

(b) in the event that Burberry's agreement with the Licensee is terminated or expires;

(c) in any circumstances in which any agreement between Burberry and the Licensee allows such appointment to be terminated;

(d) in the event that Burberry wishes you to sign a revised form of letter to replace this letter and you refuse to sign such revised form of letter;

(e) if you breach any of the terms of this letter and, if such breach is capable of remedy, shall not have remedied such breach within 14 days of receipt of a notice from Burberry requiring you to do so;

(f) if (being an individual or partnership) you have a bankruptcy order made against you or (being a company) you shall enter into liquidation or (being any of the aforementioned) you have a receiver, administrator or administrative receiver appointed of all or any part of your assets or shall enter into a composition with your creditors or shall take or suffer any action relating to your insolvency or in consequence of debt similar or analogous to any of the foregoing under the laws of any jurisdiction in the world;

(g) if you breach any of the terms of paragraph 5; and

(h) if you breach any of the terms of paragraph 9, 12 or 17.

19. Upon termination howsoever arising or expiry of the appointment to which the terms of this letter relate or upon demand by Burberry, you shall (subject to the provisions of paragraph 13) deliver up to Burberry or the Licensee or their respective duly authorised representative:

(a) the Designs, and all and any drawings, models, prototypes and/or any other materials made by you pursuant to an order from Burberry or the Licensee;

(b) all and any items incorporating Burberry Intellectual Property which were supplied by Burberry or the Licensee to you in connection with your appointment; and

(c) all and any Samples which have not been incorporated into Goods pursuant to an order from Burberry or the Licensee,

and shall immediately cease to make any use of the Burberry Intellectual Property. Without limitation to the foregoing, paragraphs 1, 2, 5, 6, 7, 8, 9, 12, 13, 14, 15, 16, 17, 19, 20, 21 and 22 shall survive the termination for whatever reason of your appointment hereunder.

20. This letter agreement does not constitute an order by Burberry or the Licensee nor does it oblige Burberry or the Licensee to place any order(s) with you in the future.

21. This letter shall supersede all previous Design and Samples letters or Samples and Orders letters or the like between the parties.

22. It is acknowledged that the terms of this letter shall be governed by and construed in accordance with the laws of England and you hereby irrevocably submit to the exclusive jurisdiction of the English courts provided that nothing herein shall prevent Burberry or the Licensee applying for injunctive or any other relief which may be available to it in the jurisdiction in which you carry on business in any particular case.

To signify your agreement with the above please sign and return the attached copy of this letter.

Yours faithfully

For and on behalf of
BURBERRY LIMITED

We hereby agree to the above terms and conditions and agree to be bound by and observe all of the obligations and undertakings hereunder.

____________________________________ Duly authorised signatory
For and on behalf of
[ ]

SCHEDULE TO APPENDIX C

[LIST THE SAMPLES AND GOODS - SEE PARAGRAPH 3]

ANNEX TO APPENDIX C

Current Form - this is subject to variation by Burberry

THIS DEED OF ASSIGNMENT is made the day of 200[ ]

BETWEEN:

(3) BURBERRY LIMITED a company incorporated under the laws of England with no. 162636 having its registered office at 18/22 Haymarket London SW1Y 4DQ ("BURBERRY"); and

(4) [NAME AND ADDRESS OF ASSIGNOR] ("ASSIGNOR").

1. In this Assignment, the following terms shall have the following meanings:

"ASSIGNED RIGHTS" means all Intellectual Property Rights in or in respect of:

(d)
the Products (including without limitation all external and internal features thereof and the patents, patent applications, names, brands, trade names and trade marks (if  any) listed in the schedule hereto); and

(e)
all drawings, sketches, plans, designs, artwork,  illustrations, models, instructions, formulae, technical  information, lists of ingredients, recipes, computer programs,  processes, tooling and moulds created for the purpose of  designing and/or producing the Products; and

(f)	all corresponding photographs, drawings, designs, artwork and text in related advertising and marketing materials;

"INTELLECTUAL PROPERTY RIGHTS" means all patents, copyright, database  rights, design rights, trade marks, service marks, rights in trade  dress and rights of confidence in relation to any information or  know-how, in any case whether registered or unregistered, along with  any applications for registration thereof, and along with any rights  similar or analogous thereto in any part of the world;

"PRODUCTS" means the products listed in the schedule hereto.

2.
The Assignor HEREBY ASSIGNS to Burberry with full title guarantee free  from all liens, charges and encumbrances all its right, title and  interest in the Assigned Rights together with all common law rights  connected thereto and together with all the rights of action, powers,  benefits and immunities belonging to the same wherever in the world,  including the right to sue for and obtain damages and other relief in  respect of any act of infringement (whether past, present or future) of  the Assigned Rights or any of them or the violation of any common law  rights connected with the Assigned Rights or any of them TO HOLD the  same unto Burberry absolutely.

3	All goodwill in the Assigned Rights howsoever arising shall accrue to Burberry.

4.
The Assignor covenants with Burberry that it will execute all such  further assignments, transfers, deeds, documents or other assurances  and do all further acts and things as Burberry may require in order to become registered as the proprietor of  any registered Assigned Rights and/or to become the legal and  beneficial owner of the Assigned Rights and otherwise to give effect to  the terms of this Assignment.

5.
The Assignor has obtained (and shall deliver to Burberry on demand)  from the authors of the items and materials in which the Intellectual  Property Rights subsist absolute waivers of any rights they may have  and the Assignor hereby waives absolutely any rights he may have to be  identified as the author of any such items or materials and their  respective rights to object to any derogatory treatment thereof and so  far as legally possible any broadly equivalent rights they may have in  any territory in the world.

6.	This Assignment shall be subject to English Law and the parties submit to the exclusive jurisdiction of the English Courts.

In witness whereof the parties have executed and delivered this Deed on the above date

EXECUTED AND DELIVERED by	)

BURBERRY LIMITED	)

as a DEED by these signatures	)	DIRECTOR

DIRECTOR/SECRETARY

EXECUTED AND DELIVERED by	)

[ASSIGNOR]	)

as a DEED by these signatures	)

[NB SIGNATURES WILL VARY DEPENDING UPON LEGAL STATUS OF ASSIGNOR]

APPENDIX D: QUESTIONNAIRE

BURBERRY ENVIRONMENTAL & SOCIAL RESPONSIBILITY QUESTIONNAIRE (TO BE COMPLETED ON DISK AND PAPER BY LICENSEES & SUB-CONTRACTORS)

COMPANY NAME
NAME OF THE PARENT COMPANY (IF APPLICABLE)

FINISHED GOODS TO BE SUPPLIED TO INTER PARFUMS
Full Details of Item
Item 1
Item 2
Item 3
Item 4
Item 5
Item 6
Item 7
Item 8
Item 9
Item 10
PLEASE CONTINUE LISTING IN THIS WAY IF THERE ARE MORE THAN 10 FINISHED PRODUCT / GOODS SUPPLIED

Value of annual turnover (for the last financial year):
What percentage of your business is represented by Burberry (or by Burberry's licensee if you are completing this form as a sub-contractor):

MANAGEMENT CONTACT DETAILS
Contact for social monitoring purposes (name and title):
Mailing address:
E-mail address:
Telephone number:
Fax number:
Mobile:

Other relevant contacts (name and title):
Mailing address:
E-mail address:
Telephone number:
Fax number:
Mobile:

TRADE UNION DETAILS
Name of trade union represented:
Name of relevant contacts:
Contact telephone number:

Contact email address:
Contact fax number:

EMPLOYEE DETAILS	Total	Female	Male
Admin/management
Factory workers
Other employees
Total
Number of employees living in accommodation provided for by the company

MATERIALS, PACKAGING & LABELLING
What percent of your packaging is done with :	recycled materials ?
recyclable materials ?
Does your company use the banned dyes or materials listed in your Contractor's Undertaking? If yes, please provide details	Y/N

POLICY DOCUMENTARY INFORMATION	PROVIDED ?
Please provide copies of your health, safety and environment policy	Y/N
Please provide copies of employee related policies	Y/N

DO YOU MANUFACTURE ?	Y/N
If yes, please provide a list of all products manufactured for Burberry clearly marking which products contain Burberry intellectual property	Y/N
Item 1
Item 2
Item 3
Item 4
Item 5
PLEASE CONTINUE LISTING IN THIS WAY IF MORE THAN 10 PRODUCTS ARE MANUFACTURED

Full name and address details of all factories (wholly owned by the Products (raw materials or finished goods) manufactured at this No. of factory No. of company completing this form) manufacturing Burberry products factory units at address accommodation including number of factory units and number of accommodation facilities facilities at each address at address

Factory 1
Factory 2
Factory 3
PLEASE CONTINUE LISTING IN THIS WAY IF MORE THAN 3 FACTORIES

Please provide a list of the countries from which you source raw materials	Raw materials supplied
Jurisdiction 1
Jurisdiction 2
Jurisdiction 3
PLEASE CONTINUE LISTING IN THIS WAY IF RAW MATERIALS ARE SOURCED FROM MORE THAN 3 COUNTRIES

Number of outworkers used :	(IF OUTWORKERS USED, PLEASE SPECIFY ACTIVITY OF EACH OUTWORKER)

Number of homeworkers used :	(IF HOMEWORKERS USED, PLEASE SPECIFY ACTIVITY OF EACH HOMEWORKER)

DO YOU USE SUB-CONTRACTORS ?	Y/N
IF YES, PLEASE PROVIDE DETAILS OF SUB-CONTRACTORS BY ENCLOSING THIS FORM COMPLETED AND SIGNED BY EACH SUB-CONTRACTOR.

WORKING WITH YOUR SUPPLIERS AND SUBCONTRACTORS	DESCRIBE PROCEDURES HERE
Please fully describe the procedures you have adopted (if any) to ensure that your suppliers and subcontractors are compliant with local environmental, health and safety and labour laws. Attach any relevant policy or procedure.

I confirm, that the information provided fairly reflects our business operations, practices and sourcing processes, and that we agree to comply with Burberry's Environmental and Social Responsibility Policy (as it may be amended by Burberry from time to time).

Signature :
Name (please print) :	Position :
Date :
The person named above should be a company director or member of senior management.

APPENDIX E: CODE OF BUSINESS PRINCIPLES

1. CODE OF BUSINESS PRINCIPLES

1.1 Code

The following Code of Business Principles (the "CODE") has been approved by the Board of Directors of the Company.

THE COMPANY OPERATES IN MANY DIFFERENT MARKETS AND COUNTRIES THROUGHOUT THE WORLD. IN ALL INSTANCES, WE RESPECT NATIONAL LAWS AND INDUSTRY CODES OF CONDUCT

o We, the directors and employees of the Company recognise our obligations to all with whom we have a business relationship including shareholders, customers, employees, and suppliers;

o Information about our business shall be communicated clearly, and accurately in a non-discriminatory manner and in accordance with local regulations;

o We believe that trust is a vital element in the successful conduct of the Company's business and accordingly all information provided and statements made by any employee must be truthful, accurate and not misleading;

o We select and promote employees on the basis of their qualifications and merit, without discrimination or concern for race, religion, national origin, colour, sex, sexual orientation, age or disability;

o We do not employ a person who is an Immediate Relative of an employee unless such employment has been approved by the Board of Directors of the Company "Immediate Relative" means and includes spouse, common law partner, children, brothers, sisters, cousins, aunts, parents, grandparents and the aforesaid relatives by marriage;

o We believe that a workplace should be safe and civilized; we will not tolerate sexual harassment or offensive behaviour of any kind, which includes the demeaning of individuals through words or actions or the display or distribution of offensive material;

o We will treat all information relating to the Company's business, or to its customers, as confidential and confidential information must not be used for personal gain;

o Insider dealing, whether in the shares of any parent company of the Company or any customer or supplier, is prohibited;

o We will not knowingly create work which contains statements, suggestions or images offensive to general public decency;

o We will not for direct or indirect personal gain directly or indirectly engage in any activity which competes with companies within the Group or with our obligations to any such company;

o We will not offer any items of personal inducement whether to secure business or otherwise. This is not intended to prohibit business lunches or dinners or the making of occasional gifts of minor value (that is gifts of less than US$20 value) unless the relevant customer or a supplier or other person with whom we will have a commercial relationship has a policy which restricts such lunches, dinners or gifts;

o No director or employee of the Company will accept for personal benefit any goods or services from suppliers, potential suppliers or other third parties;

o We will not have any personal or family conflicts of interest with our suppliers or other third parties with whom we do business;

o No corporate contributions of any kind, including the provision of services or materials for less than the market value, may be made to any governmental or regulatory authority or politicians, political parties or action committees, without the prior written approval of the agreement of all of the Company's shareholders;

o We do not permit the possession, uses or distribution of any illegal drugs, or use of any legal or controlled drugs (or alcohol) other than in the manner for which they were properly approved and prescribed, while on the Company or customer premises or conducting the Company's business;

o We do not permit the use of child or forced labour by the Company and we do not permit the purchase of products from any supplier or the sale of products to any customer whom we know or suspect uses child or forced labour in its business;

o We do not permit the purchase of products from any supplier or the sale of products to any customer whom we know or suspect discriminates against its employees, suppliers or its customers (including consumers) on the basis of race, religion, national origin, colour, sex, sexual orientation, age or disability.

o We will comply with all applicable local laws and regulations including without limitations the laws of Italy, and any other laws with an international reach, including (without limitation) import/export regulations and the US Foreign Corrupt Practices Act, where relevant;

o No officer or employee of the Company shall conduct themselves in a manner which brings the Company into disrepute.

ACTUAL OR POTENTIAL CONFLICTS WITH THIS CODE SHOULD BE REPORTED PROMPTLY TO THE GENERAL COUNSEL OF BURBERRY LIMITED IN LONDON.

APPENDIX F: ENVIRONMENTAL AND SOCIAL RESPONSIBILITY

Environmental & Social Responsibility A guide to Burberry policy (Licensee Version)

BURBERRY

PRIVATE AND CONFIDENTIAL

This document contains details of Burberry's policy relating to Environmental and Social Responsibility

All licensees and their sub-contractors must familiarise themselves and comply with the contents of this document and ensure that its contents are passed to all relevant parties in their organisations

BURBERRY'S COMMITMENT TO ENVIRONMENTAL AND SOCIAL RESPONSIBILITY

INTRODUCTION

This document covers:

o Burberry's relationship with its Licensees

o Responsibilities on Ethical trading

o Packaging and waste regulations

o Materials and labelling

BURBERRY ENVIRONMENTAL POLICY

Burberry's majority shareholder is GUS. The
company shares the GUS commitment to be a
good corporate citizen.

Specifically, Burberry will:

o comply with all relevant environmental legislation;

o measure and continually improve performance with respect to its main environmental impacts in a manner consistent with its commercial objectives;

o report on the environmental impacts of its activities and progress towards meeting its goals; and

o monitor its licensees' environmental management arrangements.

The activities of Burberry (manufacturing, distributing, retailing and licensing luxury clothes, accessories and other goods) lead to a number of environmental impacts.

Burberry's priorities are:

o managing and, where practicable, reducing the waste from operations;

o understanding and, where practicable, reducing the volumes of packaging used;

o improving energy management; and

o monitoring licensees to ensure acceptable environmental performance.

In each of these areas Burberry will set targets for itself, its licensees and its suppliers and will measure performance.

The responsibility for setting the targets and agreeing improvement plans rests with the Burberry Executive (the "Executive").

Environmental matters are the specific
responsibility of the Chief Operating
Officer. He will table an annual
environmental update to the Executive. The
Executive will review this policy every
year.

EXTERNAL COMMUNICATIONS

The Environmental Policy states that
Burberry will report on its environmental
impacts and progress towards meeting its
goals. This is part of a wider communication
to:

o Burberry's customers, so that they are able to make informed purchase decisions;

o Burberry's licensees and suppliers, so they can help us reach our goals; and

o the public and outside agencies, so they understand that Burberry is a responsible company.

The GUS Environmental Report for 2001 is available on request from the Quality Assurance Department within Burberry.

LICENSEES

Our licensees play an important part in
helping Burberry reach its goals. They do
this by ensuring that they follow good
environmental and social practices.

On Burberry's part, Burberry will openly
share relevant environmental information
with its licensees including:

o its environmental concerns as responsible stakeholders;

o information about environmental issues and legislation;

o industry best practices and other developments;

o specific areas/issues for improvement; and

o Burberry's policy in respect of producing and maintaining clear consistent user-friendly guidelines.

Burberry expects and demands high standards from all its licensees.

ETHICAL AND ENVIRONMENTAL STANDARDS

Burberry expects all of its licensees to
sign up to its principles and standards of
conduct, as set out below.

PRINCIPLES OF CONDUCT

As a licensee of Burberry we share its
commitment to high standards in the
following areas:

o occupational safety and health;

o employee welfare including labour standards and discrimination policies; and

o minimising our impact on the environment.

STANDARDS OF CONDUCT

Within these principles we operate to the
following specific standards of conduct:

1. we do not employ any person below the age of 15 or below the legal minimum age (where this is higher) in the countries in which we operate;

2. we do not use forced labour in any form (prison, indentured, bonded or otherwise) and staff are not required to lodge papers or deposits on starting work;

3. we have written health and safety guidelines and provide relevant training for employees. We comply with all applicable local environmental, safety and health regulations;

4. we have produced or are intending to produce within the next twelve months an environmental policy;

5. within the customs and practices of the countries in which we operate we do not discriminate against any worker or officer of the company on any grounds (including race, religion, disability, or gender). There are some instances when licensees might feel that a degree of discrimination is part of a jurisdiction's culture and therefore Licensees might feel that a degree of discrimination is necessary for the effective functioning of the workplace. We acknowledge that there may be such cases, although we consider this to be very much the exception rather than the rule. Where licensee companies think that this is the case, we insist that their employment policies are explicit on the matter, and that they provide full details to us in writing stating the reasons behind their practice. We do not engage in or support the use of corporal punishment, mental, physical sexual or verbal abuse;

6. we provide each employee with at least the minimum wage, or the prevailing industry wage, (whichever is higher) and provide each employee with all legally mandated benefits;

7. we provide one day off in seven and require no more than 60 hours of work per week, or comply with local limits if they are lower;

8. we comply with all relevant environmental legislation in the regions in which we operate. We have identified all the hazardous or toxic waste we produce, and are confident that it is disposed of by competent bodies via authorised disposal routes; and

9. we will endeavour to ensure that all of our contractors adopt these principles themselves."

Every licensee of Burberry will be asked to indicate their and their sub-contractors' current and continuing compliance with these principles and standards. Some licensees will also be asked to complete a more detailed questionnaire explaining their environmental and social practices. We plan to visit our licensees and their sub-contractors where appropriate as part of our licensee management programme.

Burberry recognises that its objectives can only be achieved through co-operation throughout the whole Supply Chain. Therefore Burberry requires all its licensees and suppliers to endeavour to achieve the following objectives in respect of packaging, materials and labelling:

PACKAGING

Minimising the amount of packaging Burberry
and its licensees and suppliers use is one
of the priority areas identified in
Burberry's environmental policy. Burberry's
specific objectives are to:

o minimise the amount of packaging material used to protect merchandise in storage and distribution, and in the presentation of the product to our customers;

o discourage/eliminate the use of all heavy metals and other materials which have significant and/or persistent damaging impact on the environment, for example chlorine-gas, bleach paper and cardboard; and

o increase the proportion of recycled material we use except where hygiene, safety and product performance are adversely affected.

Effective partnership must exist between packaging suppliers, product manufacturers, distributors and Burberry and its licensees and suppliers.

Burberry, its licensees and suppliers will endeavour to purchase those products that minimise energy, usage and other adverse impacts on the environment.

Burberry recognises the need for packaging materials for the purpose of presentation and the maintenance of product quality and safety.

Packaging must be of sufficient design, size and strength to protect product throughout the Supply Chain including transportation.

Materials and Labelling

All materials in any product and packaging
must meet all UK, EU and any other relevant
territory's, laws, standards, directives and
regulations, codes of practice and decisions
having the force of law.

Burberry prohibits the use of Azo dyes in
its products. In the case of doubt, a full
list of prohibited chemicals is available on
request from the Quality Assurance
Department within Burberry.

Burberry asks that licensees make it aware
of any materials in products that may be
particularly sensitive from an
environmental/ethical perspective. Examples
of such materials might include:

o Animal products, including fur, bone, ivory, shell or horn (excluding leather from domestic cattle or pigs);

o Tropical or other hardwoods;

o Heavy metals (e.g. mercury, cadmium or lead); and

o Organic compounds implicated as carcinogens or persistent organic pollutants.

Burberry expects all products to be labelled accurately, and in accordance with the laws, standards directives and regulations pertaining in the UK, the EU, the jurisdiction of sale, and in any other relevant territory.

Where appropriate Burberry encourages licensees to label packaging as recycled, or recyclable, provided that such markings are consistent with the Burberry brand.

DEDICATED PERSONNEL

All Licensees shall appoint an employee who shall be responsible for the implementation of this Environmental and Social Responsibility Policy and the name and details of such employee should be notified to Burberry upon his appointment and replacement from time to time.

APPENDIX G: BANNED SUBSTANCES

PRESCRIPTION LIST

LIST OF BANNED MATERIALS:

GROUP NAME	CAS NUMBER	NAMES

Aldehydes	50-00-0	Formaldehyde; Formalin; Methanal; Methyl aldehyde

Artificial Musks	Not available	Musk tibetene; (2,6-dinitro-3,4,5-trimethyl-1-t.butylbenzene); MT

Artificial Musks	Not available	Tonalide; (7-acetyl-1,1,3,4,4,6-hexamethyl-1,2,3,4-tetrahydronaphthalene); AHTN

Artificial Musks	Not available	Galaxolide; (1,3,4,6,7,8-hexahydro-4,6,6,7,8,8-hexamethylcyclopenta-2-benzopyran); HHCB

Azodyes	91-94-1	3,3'-dichlorobenzidine; 3,3'-dichlorobiphenyl-4,4'-ylenediamine

Azodyes	60-09-03	4-amino azobenzene

Azodyes	90-04-0	o-anisidine; 2-methoxyaniline

Azodyes	137-17-7	2,4,5-trimethylaniline

Azodyes	95-80-7	4-methyl-m-phenylenediamine

Azodyes	95-53-4	o-toluidine; 2-aminotoluene

Azodyes	139-65-1	4,4'-thiodianiline

Azodyes	101-80-4	4,4'-oxydianiline

Azodyes	120-71-8	6-methoxy-m-toluidine; p-cresidine

Azodyes	Not available
A mixture of: disodium (6-(4- anisidino)-3-sulfonato-2-(3,5- dinitro-2-oxidophenylazo) 1-naphtholato)(1- (5-chloro-2-oxidophenylazo)- 2-naphtholato)chromate(1-); trisodium bis(6-(4-anisidino)-3- sulfonato-2-(3,5-dinitro-2- oxidophenylazo)- 1-naphtholato)

Azodyes	119-90-4	3,3'-dimethoxybenzidine; o-dianisidine

Azodyes	101-14-4	4,4'-methylene-bis- (2-chloro-aniline); 2,2'-dichloro-4,4'-methylenedianiline

Azodyes	101-77-9	4,4'-methylenedianiline; 4,4'-diaminodiphenylmethane

Azodyes	615-05-4	4-methoxy-m-phenylenediamine

Azodyes	106-47-8	4-chloroaniline

Azodyes	99-55-8	5-nitro-o-toluidine

Azodyes	97-56-3	o-aminoazotoluene; 4-amino-2',3 dimethylazobenzene; 4-o-tolylazo-o toluidine

Azodyes	91-59-8	2-naphthylamine

Azodyes	95-69-2	4-chloro-o-toluidine

Azodyes	92-87-5	Benzidine

Azodyes	92-67-1	biphenyl-4-ylamine, 4-aminobiphenyl, xenylamine

Azodyes	119-93-7	3,3'-dimethylbenzidine; 4,4'-bi-o-toluidine

Azodyes	Not available	trisodium bis(6-(4-anisidino)-3- sulfonato-2-(3,5-dinitro-2- oxidophenylazo) 1-naphtholato)chromate(1-) (C46H30CrN10O20S 2.3Na )

Azodyes	118685-33-9	disodium (6-(4- anisidino)-3-sulfonato-2-(3,5- dinitro-2-oxidophenylazo) 1-naphtholato)(1- (5-chloro-2-oxidophenylazo)- 2-naphtholato)chromate(1-); (C39H23ClCrN7O12S.2Na )

Azodyes	838-88-0	4,4'-methylenedi-o-toluidine

Brominated Flame Retardants	545-55-1	Tris-(aziridinyl)-phosphine oxide (TEPA); Aziridine, 1,1',1' - phosphinylidynetris; Triethylenephosphoramide; Triethylenephosphorotriamide; Tris(1-aziridinyl) phosphine oxide

GROUP NAME	CAS NUMBER	NAMES

Brominated Flame Retardants	126-72-7	1-Propanol, 2,3-dibromo-, phosphate (3:1); Tris(2,3-dibromopropyl) phosphate; TRIS; Tris(2,3-dibromo-1 propyl) phosphate; Dibromopropyl phosphate, tris, 2,3-; Tris(2,3-Dibromopropyl) phosphate

Brominated Flame Retardants	Group of Compounds	Polybrominated biphenyls; PBBs; PBDE; Firemaster.

CFCs	Group of Compounds	Chlorofluorocarbons, CFCs

Chlorinated Phenols	87-86-5	Pentachlorophenol; Phenol, pentachloro- ; Pentrachlorophenol; PCP; Santophen 20; Penta

Halogenated Organics	75-01-4	Vinyl chloride

Halogenated Organics	67-66-3	Methane, trichloro- ; Chloroform; Trichloromethane; Methyl trichloride

Halogenated Organics	75-09-2	Methane, dichloro- ; Methylene chloride; Dichloromethane; Methylene Chloride; Methylene dichloride; Freon 30.

Halogenated Organics	97-18-7
Phenol, 2,2'-thiobis[4,6-dichloro-; Phenol, 2,2'-thiobis(4,6 dichloro)-; 2,2'-Thiobis(4,6-dichlorophenol); Phenol, 2,2'-thiobis(4,6-dichloro-; Bithionol; Thiodichlorophenol, 2,2'-, bis[4,6-; 2,2'-Dihydroxy-3,3',5,5'-tetrachlorodiphenyl sulfide; 2,2'-Dih

Halogenated Organics	935-95-5	Phenol; 2,3,5,6-tetrachloro-; 2,3,5,6-Tetrachlorophenol; Tetrachlorophenol, 2,3,5,6

Halogenated Organics	1154-59-2	Benzamide, 3,5-dichloro-N-(3,4-dichlorophenyl)-2-hydroxy-; Tetrachlorosalicylanilide; 3,3',4',5-Tetrachlorosalicylanilide; 3,5-Dichlorosalicyl-3,4-dichloroanilide; Irgasan BS-200; TCSA

Halogenated Organics	70-30-4
Phenol, 2,2'-methylenebis [3,4,6-trichloro- ; Hexachlorophene ; Phenol, 2,2'-methylenebis [3,4,6- trichloro- ; Phenol, 2,2'-methylenebis (3,4,6-trichloro- ; Nabac ; 2,2'-Methylenebis(3,4,6 trichlorophenol);  2,2'-Dihydroxy-3,3'5,5',6,6' hexachlorod

Halogenated Organics	3380-34-5	Triclosan; Phenol, 5-chloro-2-(2,4-dichlorophenoxy)-; 2,4,4'-Trichloro-2'-hydroxydiphenyl ether; 5-Chloro-2-(2,4-dichlorophenoxy)phenol; CH-3565; Irgasan DP-300; Lexol 300.

Metals	7440-67-7	Zirconium, Zr

Metals	7439-97-6	Mercury, Quicksilver

Nitro Musks	83-66-9	Musk ambrette, Benzene, 1-(1,1-dimethylethyl) -2-methoxy-4-methyl-3,5- dinitro

Nitro Musks	81-14-1
Musk ketone; Ethanone, 1-[4-(1,1-dimethylethyl)-2,6-dimethyl-3,5-dinitrophenyl]-; Acetophenone, 4'-tert-butyl-2',6'-dimethyl-3',5'-dinitro -3,5-dimethyl-2,4,6-trinitro-; m-Xylene, 5-tert-butyl-2,4,6 trinitro

Nitro Musks	81-15-2	Musk xylene; Benzene, 1-(1,1-dimethylethyl) -3,5-dimethyl-2,4,6-trinitro-; m-Xylene, 5-tert-butyl-2,4,6 trinitro

Nitrosamines	Group of Compounds	Nitrosamines.

NPEs/APEs	25154-52-3	Nonylphenol; NP

GROUP NAME	CAS NUMBER	NAMES

NPEs/APEs	67554-50-1	Octylphenol, Octylphenol ethoxylates

NPEs/APEs	9016-45-9	Nonylphenol ethoxylate; NPEs

Organic Solvents	111-15-9	Ethoxyethanol acetate

Organic Solvents	123-91-1	1,4-Dioxane; Dioxane; 1,4-Diethyleneoxide; p-Dioxane; Diethylene ether; 1,4-Diethylenedioxide; Dioxane, 1,4-; 1,4-Diethylene dioxide; 1,4-Diethylene oxide; para-Dioxane

Organic Solvents	109-86-4	Methoxyethanol

Organic Solvents	110-80-5	Ethoxyethanol

Organic Solvents	110-49-6	Methoxyethanol acetate

Organics	Not available	Acetylethyltetramethyltetralin, AETT

Organics	92-48-8	2H-1-Benzopyran-2-one, 6-methyl-; 6-Methylcoumarin; Coumarin, 6-methyl-; Methylcoumarin, 6-

Organotins	688-73-3
Tributyltin, Related compounds include: bis (tributyltin) oxide (CAS number 56-35-9); Dibutyltin DBT;  Triphenyltin  TPT;  Dioctyltin DOT; Monooctyltin MOT; Tributyltin TBT; Monobutyltin MBT; Tetrabutyltin TeBT

Phthalates	84-74-2	DBP; Dibutyl phthalate

Phthalates	28553-12-0	DINP; di-isononyl phthalate

Phthalates	117-81-7	DNOP; dioctyl phthalate

Phthalates	26761-40-0	DIDP; di-isodecyl phthalate

Phthalates	85-68-7	BBP; benzyl butyl phthalate

Phthalates	84-61-7	DCHP; dicyclohexyl phthalate

Phthalates	84-66-2	DEP; Diethyl phthalate; 1,2-Benzenedicarboxylic acid; diethyl ester; Diethyl phthalate; Phthalic acid, diethyl ester; Ethyl phthalate

Phthalates	117-81-7	DEHP; Di-(2-ethylhexyl) phthalate; Bis(2-ethylhexyl) phthalate

Phthalates	131-11-3	DMP; dimethyl phthalate

Plastics Intermediates	80-05-7	Bisphenol-A; BPA; Phenol, 4,4'-(1-methylethylidene)bis-; Bisphenol A; 4,4-Isopropylidenediphenol; Phenol, 4,4'-isopropylidenedi-; 4,4'-Isopropylidenediphenol; Bisphenol A (.alpha.)

SCHEDULE 1: LICENSED TRADE MARKS

BURBERRY'S TRADE MARKS - CLASS 3 - REGISTERED

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2373	Burberry Limited	Algeria	BURBERRY	3	001073	058605	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

						17-Jun-2000	17-Jun-2000
2392	Burberry Limited	Algeria	Burberry Check	3	001074	58606	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

						17-Jun-2000	17-Jun-2000
31322	Burberry Limited	Algeria	BURBERRYS	3	516	61437	REG	Non-medicated toilet preparations, perfumes, cosmetic preparations, soaps, shampoos, preparations for the hair, anti-perspirants, eau de cologne and toilet water.
						28-Sep-1981
2396	Burberry Limited	Algeria	Equestrian Knight Device	3	001075	58607	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

						17-Jun-2000	17-Jun-2000

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2552	Burberry Limited	Andorra	BURBERRY	3	14.672	14.666	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

						25-May-2000
2566	Burberry Limited	Andorra	Burberry Check	3	14.674	14.669	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

						26-May-2000
2553	Burberry Limited	Andorra	Equestrian Knight Device	3	14.673	14.664	REG
Class 3: Non-medicated
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

						25-May-2000
33099	Burberry Limited	Argentina	BURBERRY	3		1548088	REG	Perfumery, essential oils, cosmetics; toilet products including toilet soaps, hair lotions, dentifrices, nail files of paper or emery cloth, deodorants and anti-perspirants for personal use.

54343	Burberry Limited	Argentina	BURBERRY CHECK	3	1966335	1581003	REG	Perfumery, essential oils, cosmetics; toilet products, including toilet soaps; hair lotions; dentifrices; nail files of paper or emery cloth; deodorants and anti-perspirants for personal use.

34082	Burberry Limited	Argentina	BURBERRYS	3	1700788	1827258	REG	All the goods in the class.
						27-Dec-1989

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
36667	Burberry Limited	Argentina	EQUESTRIAN KNIGHT Device	3	1841006	1485419	REG	All goods in this class.
					05-May-1992	30-Nov-1993
33079	Burberry Limited	Argentina	PRORSUM Label	3		1456660	REG	Perfumery, essential oils, cosmetics; toilet products including toilet soaps; hair lotions; dentifrices; nail files of paper or emery cloth; deodorants and anti-perspirants for personal use.

41564	Burberry Limited	Armenia	BURBERRYS	3	950167	3413	REG
Cosmetics (without-medicated additives); perfumes and perfumery products; soaps; essential oils; teeth and hair care preparations; shampoos; talcum powder; powder; bath foam; bath gel; shower gel; anti-perspirants; deodorants; deodorant sticks; toilet water; eau de cologne; eau de cologne spray; oil mist spray; shaving lotions; after shave lotions and emulsions, pre-shave lotions; shaving creams; shaving foams; shaving soaps, skin cream, anti-wrinkle cream; skin-moisturisers, moisture-creams; anti-aging eye balm; night cream; day cream; hand cream; body moisturisers; cleansing cream, depilatories; after shave preparations against skin irritation; sun tan lotions, oils, sprays and gels, bronzing lotions, oil mists and gels; oil free tanning mist, after sun moisturisers; protectors against ultra sun rays.

					20-Nov-1995	24-Jul-1998
30356	Burberry Limited	Australia	BURBERRY	3	530991	A530991	REG
All goods in this class including non-medicated toilet preparations, perfumes, cosmetic preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					21-Mar-1990	21-Mar-1990
2149	Burberry Limited	Australia	Burberry Check	3	824600	824600	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					23-Feb-2000	08-May-2001

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
30363	Burberry Limited	Australia	EQUESTRIAN KNIGHT Device	3	531211	A531211	REG
All goods included in this class including non-medicated toilet preparations, perfumes, cosmetic preparations for the teeth included in this class and cosmetic preparations for the hair, soaps, shampoos, anti-perspirants, eau-de-cologne and toilet water, essential oils, shaving preparations, pot pourri.

					22-Mar-1990	22-Mar-1990
31453	Burberry Limited	Austria	BURBERRY	3		90439	REG	Toilet preparations, perfumes, cosmetic preparations, soaps, toilet preparations for the teeth and for the hair.
						09-Feb-1979
45472	Burberry Limited	Austria	BURBERRY CHECK	3	AM917/95	159829	REG	Class 3: Cosmetics and cleaning preparations.
					17-Feb-1995	14-Sep-1995
31452	Burberry Limited	Austria	BURBERRYS	3		90438	REG	Toilet preparations, perfumes, cosmetic preparations, soaps, toilet preparations for the teeth and for the hair.
						09-Feb-1979
40569	Burberry Limited	Azerbaijan	BURBERRYS	3	94.0817	981249	REG
Non-medicated toilet preparations; cosmetics; perfumes, perfumery, soaps, essential oils, preparations for the teeth and hair; shampoos; talc, dusting powder, bath foam, bath gel, shower gel; anti-perspirants, deodorants, deodorant sticks; toilet water, eau de toilette, cologne, cologne spray, oil mist spray; shaving lotion, after shave, after shave emulsion, pre-shave lotion, shaving cream, shaving foam, shaving soap, skin creams, anti-wrinkle creams, moisturisers, moisture cream, anti-ageing eye balm, night cream, day cream, hand cream, body moisturiser, cleansing cream, depilatories, razor burn soother, sun tan lotions, oils, sprays, mists and gels, bronzing oil mist, oil free tanning mist, bronzing gels, mists and sprays, after sun moisturiser, self tanning lotions, ultra sun block.

						08-Sep-1994	27-Jul-1998

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2487	Burberry Limited	Bahrain	BURBERRY	3	1705/2000	28044	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					26-Jul-2000	26-Jul-2002
2500	Burberry Limited	Bahrain	Burberry Check	3	1708/2000	28047	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					26-Jul-2000	26-Jul-2000
54542	Burberry Limited	Bahrain	BURBERRYS	3	446/97	21833	REG
Non-medicated toilet preparations, perfumes, cosmetic preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri; all included in Class 3.

					31-Mar-1997	31-Mar-1997
2493	Burberry Limited	Bahrain	Equestrian Knight Device	3	1709/2000	28048	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					26-Jul-2000	26-Jul-2000
2515	Burberry Limited	Bahrain	PRORSUM	3	1710/2000	28049	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					26-Jul-2000	26-Jul-2000
2350	Burberry Limited	Barbados	BURBERRY	3	81/9842	81/9842	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					27-Jun-2000	30-May-2001
2372	Burberry Limited	Barbados	Burberry Check	3		81/15717	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-May-2000	25-Jul-2001

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
40570	Burberry Limited	Belarus	BURBERRYS	3	2764-03	5898	REG
Soaps, perfumery, scents, eau de toilette, eau de Cologne, deodorants for personal use, essential oils, oils for scents, cosmetics (without medicinal additions), shaving preparations, antiseptics to be used when shaving, depilatories, cosmetic preparations for baths, talc, powder, cosmetic preparations for skin care, skin creams, sun-tan cosmetics, hair lotions, shampoos, dentifrices.

					09-Jun-1994	12-Mar-1997
31675	Burberry Limited	Benelux	BURBERRY	3		344477	REG	Toilet preparations, perfumes, cosmetic preparations, soaps, toilet preparations for the teeth and for the hair.
						08-Oct-1976
31680	Burberry Limited	Benelux	BURBERRY CHECK	3	624442	351957	REG	Class 3 - Toilet preparations and toilet articles belonging to this class; perfumes, perfumeries; cosmetics, soaps, preparations for mouth and teeth care, hair care preparations.
						16-May-1978
31686	Burberry Limited	Benelux	BURBERRY CHECK (blue)	3		397701	REG	Class 3 - Toilet preparations and articles, as far as not falling in other classes; perfumes and perfumery, cosmetics, soaps, preparations for care of the teeth, oral cavity and hear.
						21-Jun-1984

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
31679	Burberry Limited	Benelux	BURBERRYS	3	627339	355157	REG	Toilet preparations, perfumes, cosmetic preparations, soaps; toilet preparations for the teeth and for the hair.
					17-Nov-1978	17-Nov-1978
2351	Burberry Limited	Bermuda	BURBERRY	3	32787	32787	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					03-Jan-2001	03-Jan-2001
2374	Burberry Limited	Bermuda	Burberry Check	3	32790	32790	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					03-Jan-2001	03-Jan-2001
31708	Burberry Limited	Bolivia	BURBERRYS	3		58502A	REG	Toilet preparations, perfumes, cosmetic preparations, soaps, toilet preparations for the teeth and for the hair.
					27-Jun-1980	30-Jan-1981
43616	Burberry Limited	Brazil	BURBERRYS	3	818342730	818342730	REG
Non-medicated toilet preparations; cosmetics; perfumes, perfumery, soaps, essential oils, preparations for the teeth and hair; shampoos; talc, dusting powder, bath foam, bath gel, shower gel; anti-perspirants, deodorants, deodorant sticks; eau de toilette, toilet water, cologne, cologne spray, oil mist spray; shaving lotion, after shave, after shave emulsion, pre-shave lotion, shaving cream, shaving foam, shaving soap, skin creams, anti-wrinkle creams, moisturisers, moisture cream, anti-ageing eye balm, body moisturiser, razor burn soother, bronzing gel.

					07-Mar-1995	22-Apr-1997
31743	Burberry Limited	Brazil	PRORSUM Label	3	23730-80	800237307	REG	Perfumery and hygiene products, and toiletry articles in general.
					26-Aug-1980	26-Aug-1980

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2567	Burberry Limited	Bulgaria	BURBERRY	3	50441	40549	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					14-Jun-2000	09-Oct-2001
2569	Burberry Limited	Bulgaria	Burberry Check	3	50442	41252	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					14-Jun-2000	14-Jan-2002
2568	Burberry Limited	Bulgaria	Equestrian Knight Device	3	50440	40253	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					14-Jun-2000	10-Jul-2001
31750	Burberry Limited	Canada	BURBERRY	3	109603	40313	REG
Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

						28-Jul-1926
2379	Burberry Limited	Canada	Burberry Check	3	1075218	TMA590,925	REG
Non-medicated toilet preparations, namely eau de perfume, eau de toilette and shower gel, perfumes, soaps, shampoos, and shaving preparations, namely after-shaves. non-medicated toilet preparations; perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils for personal use, shaving preparations and pot pourri. Anti-perspirants, eau de cologne and toilet water.

					15-Sep-2000	29-Sep-2003

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
31754	Burberry Limited	Canada	BURBERRYS	3	509902	295769	REG	Non-medicated toilet preparations, perfumes, cosmetic preparations, soaps, shampoos, preparations for the hair, anti-perspirants, eau de cologne and toilet water.
					26-Sep-1983	05-Oct-1984
34952	Burberry Limited	Canada	EQUESTRIAN KNIGHT Device	3	704983	471453	REG	Non-medicated toilet preparations, namely, eau de parfum spray, body moisturiser, body cream, bath gel and dusting powder, perfumes, and soaps.
					12-May-1992	21-Feb-1997
2356	Burberry Limited	Cayman Islands	BURBERRY	3	2225986	2225986	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					15-Mar-2000	15-Mar-2000

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2381	Burberry Limited	Cayman Islands	Burberry Check	3	2225922	2225922	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					15-Mar-2000	15-Mar-2000
2431	Burberry Limited	Chile	BURBERRY	3	488853	580030	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					05-Jun-2000	24-Oct-2000
2470	Burberry Limited	Chile	Burberry Check	3	488865	579701	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					05-Jun-2000	20-Oct-2000
31766P1	Burberry Limited	Chile	BURBERRYS	3	72224	368249	REG	Toilette preparations, perfumes, cosmetic preparations; soaps, toilette preparations for the teeth and for the hair
					17-Jun-1980	08-May-1981
31766	Burberry Limited	Chile	BURBERRYS	3	72224	598742	REG	Toilette preparations, perfumes, cosmetic preparations; soaps, toilette preparations for the teeth and for the hair
					17-Jun-1980	08-May-1981

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2443	Burberry Limited	Chile	Equestrian Knight Device	3	488863	579700	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					05-Jun-2000	20-Oct-2000
31762	Burberry Limited	Chile	PRORSUM Label	3	171.106	370051	REG	Toilette preparations, perfumes, cosmetic preparations; soaps, toilette preparations for teeth and hair.
					21-Mar-1991	18-Jun-1991
2209/
WP-CN	Burberry Limited	China	BURBERRY	3	733385	733385	REG
Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de Cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2000

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2211/
WP-CN	Burberry Limited	China	Burberry Check	3	732879	7321879	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2002
2210/
WP-CN	Burberry Limited	China	Equestrian Knight Device	3	732707	732707	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2000

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2014	Burberry Limited	China	PRORSUM	3	9900078148	1446247	REG
Cakes of toilet soap; facial cleanser; liquid soap product; perfumes eaux de cologne; toilet waters; essential oils; toothpaste; polishes (denture); hair oil; hair dyes; waving preparations for the hair; soap; shampoos; Shampoos for pets; antiperspirants (toiletries); deodorants for personal use; shaving preparations; pot pourri.

					07-Jul-1999	21-Sep-2000
2007	Burberry Limited	China	PRORSUM	3	9900078148	1446274	REG
cakes of toilet soap; facial cleanser; liquid soap product; perfumes; eaux de cologne; toilet waters; essential oils; toothpaste; polishes (denture); hair oil; hair dyes; waving prepartions for the hair; soap; shampoos; shampoos for pets; antiperspirants (toiletries); deodorants for personal use; shaving preparations; pot pourri

					07-Jul-1999	21-Sep-2000
2432	Burberry Limited	Colombia	BURBERRY	3	00038303	233228	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					24-May-2000	16-Feb-2001
2471	Burberry Limited	Colombia	Burberry Check	3	00044677	2341113	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					15-Jun-2000	20-Apr-2001
33608	Burberry Limited	Colombia	BURBERRYS	3	290413	135810	REG	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions and dentifrices.
						16-Aug-1991
2444	Burberry Limited	Colombia	Equestrian Knight Device	3	00042764	233918	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					08-Jun-2000	20-Apr-2001
33182	Burberry Limited	Colombia	PRORSUM Label	3	307131	143256	REG	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions and dentifrices.
					09-Aug-1989	13-Jul-1993

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2433	Burberry Limited	Costa Rica	BURBERRY	3		748-7989	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					31-May-2000	13-Mar-2001
2472	Burberry Limited	Costa Rica	Burberry Check	3		784-7989	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					31-May-2000	14-Mar-2001
31780	Burberry Limited	Costa Rica	BURBERRYS	3		60432	REG	Non-medicated toilet preparations, perfumes, cosmetic preparations, soaps, shampoos, preparations for the hair, anti-perspirants, eau de cologne and toilet water.
						26-Mar-1982
2445	Burberry Limited	Costa Rica	Equestrian Knight	3		752-7989	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					31-May-2000	13-Mar-2001
31771	Burberry Limited	Costa Rica	PRORSUM Label	3		58691	REG	Toilet preparations, perfumes, cosmetic preparations, soaps, toilet preparations for the teeth and the hair.
					08-Aug-1980	29-Apr-1981
2570	Burberry Limited	Croatia	BURBERRY	3	Z 20000957A	Z20000957	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					30-Jun-2000	10-Sep-2001
2576	Burberry Limited	Croatia	Burberry Check	3	Z20000960A	Z20000960	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					30-Jun-2000	11-Sep-2001
2575	Burberry Limited	Croatia	Equestrian Knight Device	3	Z 20000963A	Z20000963	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					30-Jun-2000	10-Sep-2001

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2209/
WP-CU	Burberry Limited	Cuba	BURBERRY	3	733385	733385	REG
Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de Cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2000
2211/
WP-CU	Burberry Limited	Cuba	Burberry Check	3	732879	732879	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2000

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2210/
WP-CU	Burberry Limited	Cuba	Equestrian Knight	3	732707	732707	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2000
31785	Burberry Limited	Cuba	PRORSUM Label	3	219204	113610	REG	Toilet preparations, perfumes, cosmetic preparations, toilet preparations for the teeth and for the hair.
					03-Nov-1980	28-Apr-1983
31793	Burberry Limited	Cyprus	BURBERRYS	3		21601	REG	Non-medicated toilet preparations, perfumes, cosmetic preparations, soaps, shampoos, preparations for the hair, anti-perspirants, eaux de cologne and toilet water.
					10-Jun-1981	08-Jun-1981
31806	Burberry Limited	Czech Republic	BURBERRY	3	164923	164923	REG	Non-medicated toilet preparations, perfumes, cosmetic preparations, soaps, shampoos, preparations for the hair, anti-perspirants, eau de cologne and toilet water.
					10-Jun-1981	10-Jun-1981

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2209/
WP-CZ	Burberry Limited	Czech Republic	BURBERRY	3	733385	733385	REG
Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de Cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2000
2211/
WP-CZ	Burberry Limited	Czech Republic	Burberry Check	3	732879	732879	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2000

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2210/
WP-CZ	Burberry Limited	Czech Republic	Equestrian Knight Device	3	732707	732707	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2000
31816	Burberry Limited	Denmark	BURBERRY	3	4496/76	4186-1977	REG	Class 3: Toilet preparations, perfumes, cosmetic preparations, soaps, toilet preparations for the teeth and for the hair.
					11-Oct-1976	09-Dec-1977
31826	Burberry Limited	Denmark	BURBERRYS	3		1903/1979	REG	Toilet preparations, perfumes, cosmetic preparations, soaps, toilet preparations for the teeth and for the hair.
						29-Jun-1979
31833	Burberry Limited	Dominican Republic	BURBERRYS	3	31094	31094	REG	Toilet preparations, perfumes, cosmetic preparations, soaps, toilet preparations for the teeth and for the hair.
						24-Oct-1980

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2434	Burberry Limited	Ecuador	BURBERRY	3	104732/00	12703-01	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					07-Jun-2000	22-Aug-2001
2473	Burberry Limited	Ecuador	Burberry Check	3	104731/00	12702/01	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					07-Jun-2000	22-Aug-2001
31861	Burberry Limited	Egypt	BURBERRYS	3		59336	REG	Non-medicated toilet preparations, perfumes, cosmetic preparations, soaps, shampoos, preparations for the hair, anti-perspirants, eau de cologne and toilet water.
						07-Jul-1985
2677	Burberry Limited	El Salvador	BURBERRY	3	692-2000	218 Book 144	REG	Class 3 - Toilet preparations, perfumes, cosmetic preparations; soaps, toilet preparations for teeth and for the hair.

					01-Feb-2000	19-Nov-2001
31881	Burberry Limited	El Salvador	PRORSUM Label	3		58 Book 125	REG	Toilet preparations, perfumes, cosmetic preparations; soaps, toilet preparations for the teeth and for the hair.
						05-Jan-1990

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2209/
WP-EE	Burberry Limited	Estonia	BURBERRY	3	733385	733385	REG
Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de Cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2000
2211/
WP-EE	Burberry Limited	Estonia	Burberry Check	3	732879	732879	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2000

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
40576	Burberry Limited	Estonia	BURBERRYS	3	8815	18163	REG
Non-medicated toilet preparations; cosmetics; perfumes, perfumery, soaps, essential oils, preparations for the teeth and hair; shampoos; talc, dusting powder, bath foam, bath gel, shower gel; anti-perspirants, deodorants, deodorant sticks; toilet water, eau de toilette, cologne, cologne spray, oil mist spray; shaving lotion, after shave, after shave emulsion, pre-shave lotion, shaving cream, shaving foam, shaving soap, skin creams, anti-wrinkle creams, moisturisers, moisture cream, anti-ageing eye balm, night cream, day cream, hand cream, body moisturiser, cleansing cream, depilatories, razor burn soother, sun tan lotions, oils, sprays, mists and gels, bronzing oil mist, oil free tanning mist, bronzing gels, mists and sprays, after sun moisturiser, self tanning lotions, ultra sun block.

					12-Oct-1993	11-Jan-1996
2210/
WP-EE	Burberry Limited	Estonia	Equestrian Knight Device	3	732707	732707	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2000

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
62002	Burberry Limited	European Union	BURBERRY	3	1058312	001058312	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					26-Jan-1999	26-Jan-1999
2256	Burberry Limited	European	Burberry Check	3	001591601	001591601	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					27-Mar-2000	15-Feb-2002

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2242	Burberry Limited	European Union	Equestrian Knight Device	3	001591577	001591577	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					27-Mar-2000	05-Feb-2002
62977	Burberry Limited	European Union	PRORSUM	3	1235829	1235829	REG
Class 3: Non-medicated toilet preparations, perfumes, eaux de cologne and toilet waters; essential oils, cosmetics preparations for the teeth and for the hair, soaps, shampoos; anti-perspirants and deodorants, shaving preparations, pot pourri.

					06-Jul-1999	06-Jul-1999
61053	Burberry Limited	European Union	THOMAS BURBERRY crossed flag device	3	936195	000936195	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					11-Sep-1998	11-Sep-1998

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2872	Burberry Limited	European Union	Thomas Burberry Label	3	002530350	002530350	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					10-Jan-2002	04-Jul-2003
31896	Burberry Limited	Finland	BURBERRY	3		78873	REG	Toilet preparations, perfumes, cosmetics, preparations, soaps, toilet preparations for the teeth and for the hair (Class 3).
					10-Nov-1978	21-Sep-1981
31897	Burberry Limited	Finland	BURBERRYS	3		78874	REG	Toilet preparations, perfumes, cosmetics preparations, soaps, toilet preparations for the teeth and for the hair (Class 3).
						21-Sep-1981
31906	Burberry Limited	Finland	PRORSUM Label	3		83788	REG	Class 3 - Toilet preparations, perfumes, cosmetic preparations, soaps, toilet preparations for the teeth and for the hair.
						05-Jan-1983
31926	Burberry Limited	France	BURBERRY	3		1373362	REG	Toilet preparations, perfumes, cosmetic preparations, soaps, toilet preparations for the teeth and for the hair.
						14-Oct-1976
2209/
WP-GE	Burberry Limited	Georgia	BURBERRY	3	733385	733385	REG
Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de Cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2000

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2211/
WP-GE	Burberry Limited	Georgia	Burberry Check	3	732879	732879	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2000
40575	Burberry Limited	Georgia	BURBERRYS	3	006100/03 (731/03-94	4580	REG
Non-medicated toilet preparations; cosmetics; perfumes, perfumery, soaps, essential oils, preparations for the teeth and hair; shampoos; talc, dusting powder, bath foam, bath gel, shower gel; anti-perspirants, deodorants, deodorants sticks; toilet water, eau de toilette, eau de cologne, cologne spray, oil mist spray; shaving lotion, after shave lotion, after shave emulsion, pre-shave lotion, shaving cream, shaving foam, shaving soap, skin cream, anti-wrinkle creams, moisturisers, moisture cream, anti-ageing eye balm, night cream, day cream, hand cream, body moisturiser, cleaning cream, depilatories, razor burn soother, sun tan lotions, oils, sprays, mists and gels, bronzing oil mist, oil free tanning mist, bronzing gels, mists and sprays, after sun moisturiser, self tanning lotions, ultra sun block.

					14-Jun-1994	07-Feb-1997
2210/
WP-GE	Burberry Limited	Georgia	Equestrian Knight Device	3	732707	732707	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2000
34020	Burberry Limited	Germany	BURBERRY CHECK (Burberrys (top))			1091204	REG	Soaps, perfumes, essential oils, products for body and beauty care, hair lotions and shampoos, shaving lotions, tooth cleaning products.
					06-Aug-1985	09-May-1986

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
34021	Burberry Limited	Germany	BURBERRY CHECK (Prorsum label)	3	B77418/18WZ	1091205	REG	Soaps, perfumes, essential oils, products for body and beauty care, hair lotions and shampoos, shaving lotions, tooth cleaning products.
					06-Aug-1985	09-May-1986
31993	Burberry Limited	Germany	BURBERRYS	3	W53979	643624	REG	Non-medicated toilet preparations, perfumes, cosmetic preparations, soaps, shampoos, preparations for the hair, anti-perspirants, eau de cologne and toilet water.
					26-Jun-1981	26-Jun-1981
34401	Burberry Limited	Germany	BURBERRYS	3	B93959/3WZ	2016690	REG
Perfumery agents for rooms in the form of dried leaves, flowers and fruits; cosmetics, perfumery, soaps, shampoos, deodorants for personal and non-personal use, eau de cologne and toilet waters, essential oils.

					16-Oct-1991	08-Jul-1992
31977	Burberry Limited	Germany	BURBERRYS	3		988664	REG	Toilet preparations, perfumes, cosmetic preparations, soaps, toilet preparations, soaps, toilet preparations for the teeth and for the hair.
						23-Nov-1978

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
34400	Burberry Limited	Germany	EQUESTRIAN KNIGHT Device	3	B93960/3WZ	2016691	REG
Perfumery agents for rooms in the form of dried leaves, flowers and fruits; cosmetics, perfumery, soaps, shampoos, deodorants for personal and non-personal use, eau de cologne and toilet waters, essential oils.

					16-Oct-1991	08-Jul-1992
31975	Burberry Limited	Germany	PRORSUM Label	3		986187	REG	Toilet preparations, perfumes, cosmetic preparations, soaps, toilet preparations for the teeth and for the hair.
						06-Jan-1979
2558	Burberry Limited	Gibraltar	BURBERRY	3		8380	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

						13-Oct-2000
2474	Burberry Limited	Guatemala	Burberry Check	3	6877	109517	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					17-Aug-2000	11-Apr-2001

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
32012	Burberry Limited	Guatemala	BURBERRYS	3		45092	REG	Non-medicated toilet preparations, perfumes, cosmetic preparations, soaps, shampoos, preparations for the hair, anti-perspirants, eau de cologne and toilet water.
					22-Dec-1981	29-Sep-1983
32010	Burberry Limited	Guatemala	PRORSUM Label	3		43758	REG	Non-medicated toilet preparations, perfumes, cosmetic preparations; soaps; non-medicated toilet preparations for the teeth and for the hair.
					10-Sep-1980	22-Jul-1982
32030	Burberry Limited	Guyana	BURBERRYS	3		11249A	REG	Toilet preparations, perfumes, cosmetic preparations; soaps, toilet preparations for the teeth and for the hair.
						25-Sep-1980
32029	Burberry Limited	Guyana	PRORSUM Label	3		11248A	REG	Toilet preparations, perfumes, cosmetic preparations; soaps, toilet preparations for the teeth and for the hair.
						25-Sep-1980
51892	Burberry Limited	Hong Kong	BURBERRY	3	10126/1996	8477/1997	REG
Non-medicated toilet preparations, perfumes, perfumery, cosmetic preparations for the teeth and for the hair, soaps, shampoos, shower and bath gels, skin creams, dusting powder, talc, deodorants, anti-perspirants, oil mist sprays, bronzing gels, moisturising and cleansing preparations, eau-de-cologne and toilet water, essential oils, shaving preparations, pot pourri.

					14-Aug-1996	14-Aug-1996
2091	Burberry Limited	Hong Kong	BURBERRY	3	3636/2000	12316/2000	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					23-Feb-2000	23-Feb-2000
2034	Burberry Limited	Hong Kong	PRORSUM	3	8782/1999	5073/2000	REG
Non-medicated toilet preparations; perfumes; eau de cologne and toilet water; essential oils; cosmetic preparations for the teeth and for the hair; soaps, shampoos; anit-persipirants and deodorants; shaving preparations; pot pourris.

					08-Jul-1999	08-Jul-1999

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2209/
WP-HU	Burberry Limited	Hungary	BURBERRY	3	733385	733385	REG
Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de Cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2000
2211/
WP-HU	Burberry Limited	Hungary	Burberry Check	3	732879	732879	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2000

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
32057	Burberry Limited	Hungary	BURBERRYS	3	2253/907/ 1981	123026	REG	Non-medicated toilet preparations, perfumes, cosmetic preparations, soaps, shampoos, preparations for the hair, anti-perspirants, eau de cologne and toilet water.
					12-Jun-1981	12-Jun-1981
2210/
WP-HU	Burberry Limited	Hungary	Equestrian Knight Device	3	732707	732707	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2000

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	APP DATE REG NO/ REG DATE	STATUS	GOODS
2209/
WP-IS	Burberry Limited	Iceland	BURBERRY	3	733385	733385	REG
Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de Cologne and toilet water, essential oils, shaving preparations, pot pourr.

					25-Apr-2000	25-Apr-2000
32063	Burberry Limited	India	BURBERRYS	3	376900	B376900	REG
					10-Jun-1981	10-Jun-1981
2096	Burberry Limited	Indonesia	BURBERRY	3	D004358	472181	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					09-Mar-2000	05-Apr-2001
2157	Burberry Limited	Indonesia	Burberry Check	3	D004356	472180	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					09-Mar-2000	05-Apr-2001
31929	Burberry Limited	Indonesia	BURBERRYS	3		519518	REG	Non-medicated toilet preparations, perfumes, cosmetics preparations, soaps, shampoos, preparations for the hair, anti-perspirants, eau de cologne and toilet water.
					20-Jul-1991	03-Mar-1993
34024	Burberry Limited	Iran	BURBERRYS	3	78705	53924	REG	Non-medicated toilet preparations, perfumes, cosmetic preparations, soaps, shampoos, preparations for the hair, anti-perspirants, eau de cologne and toilet water.
					27-Jun-1981	27-Jun-1981

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
31872	Burberry Limited	Ireland	PRORSUM Label	3		B92298	REG	Class 3: Non-medicated toilet preparations, perfumes, cosmetic preparations, soaps; non-medicated toilet preparations for the teeth and the hair.
						06-Oct-1976
32071	Burberry Limited	Israel	BURBERRY	3	50809	50809	REG	Non-medicated toilet preparations, perfumes, cosmetic preparations, soaps, shampoos, preparations for the hair, anti-perspirants, eau de cologne and toilet water.
					16-Jun-1980	16-Sep-1980
2501	Burberry Limited	Israel	Burberry Check	3	137571	137571	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					09-May-2000	09-May-2001
2494	Burberry Limited	Israel	Equestrian Knight Device	3	137574	137574	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					09-May-2000	09-May-2000
32097	Burberry Limited	Italy	BURBERRY	3	35059C/76	758962	REG	Class 3: Toilet preparations, perfumes, cosmetic preparations, soaps, toilet preparations for the teeth and for the hair.
					19-Oct-1976	04-Feb-1985

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2211/
WP-IT	Burberry Limited	Italy	Burberry Check	3	732879	732879	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de Cologne and toilet water, essential oils, shaving preparations, pot pourri.

						11-Jun-2001
30870	Burberry Limited	Italy	BURBERRYS	3	39667C/90	589806	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetic preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					23-Apr-1990	01-Mar-1993
32078	Burberry Limited	Italy	BURBERRYS	3		712894	REG	Non-medicated toilet preparations, perfumes, cosmetic preparations, soaps, toilet preparations for the teeth and for the hair.
					26-Feb-1965	15-Mar-1967
2787	Burbery Limited	Italy	Burberry Check	3	FI2000C001533	932077	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					16-Nov-2000	14-Jul-2004

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/REG DATE	STATUS	GOODS
30871	Burberry Limited	Italy	EQUESTRIAN KNIGHT Device	3	39668C/90	589807	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetic preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					23-Apr-1990	01-Mar-1993
32094	Burberry Limited	Italy	PRORSUM Label	3		713161	REG	Non-medicated toilet preparations, perfumes, cosmetic preparations, soaps, toilet preparations for the teeth and for the hair.
					10-Mar-1965	17-Mar-1967
30891	Burberry Limited	Jamaica	BURBERRY	3	3/1778	B20123	REG	Non-medicated toilet preparations, perfumes, cosmetic preparations, soaps, shampoos, preparations for the hair, anti-perspirants, eau de cologne and toilet water.
					16-Jun-1981	16-Jun-1981
2397	Burberry Limited	Jamaica	Burberry Check	3	3/4096	37229	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					09-May-2000	09-May-2000
30944	Burberry Limited	Japan	BURBERRY	3	53-84873	1582716	REG	Toilet preparations, perfumes, cosmetics preparations, soaps, toilet preparations for the teeth and for the hair.
						27-Apr-1983
2649	Burberry Limited	Japan	BURBERRY BLUE LABEL	3	2000-61983	4476784	REG
Class 3: Shampoos, cleansing preparations for the skin,and other soaps; essential oils, pot pourri, and other fragrance and flavourings; eau de colognes, and other toilet waters, shaving creams, hair cosmetics, perfumes and other cosmetics; dentifrices.

					06-Jun-2000	25-May-2001

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2211/
WP-JP	Burberry Limited	Japan	Burberry Check	3	732879	732879	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2000
32424	Burberry Limited	Japan	BURBERRY CHECK	3	13031/1986	2168116	REG
						29-Sep-1989
30914	Burberry Limited	Japan	BURBERRYS	3		721626	REG	Non-medicated toilet preparations, perfumes, cosmetic preparations, toilet soaps; toilet preparations for the teeth and for the hair.
						30-Sep-1966
30980	Burberry Limited	Japan	BURBERRYS in Katakana Characters	3		2117568	REG	Soaps, cosmetics and perfumes.
						21-Feb-1989
30922	Burberry Limited	Japan	BURBERRYS OF LONDON	3		1517012 25-May-1982	REG	Toilet goods.

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2210/
WP-JP	Burberry Limited	Japan	Equestrian Knight Device	3	732707	732707	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2000
2652	Burberry Limited	Japan	Equestrian Knight Device	3	2000-61982	4493209	REG
Class 3: Shampoos, cleansing preparations for the skin (excluding medical use), and other soaps; essential oils, pot pourri, and other fragrance and flavourings; eau de colognes, and other toilet waters, shaving creams, hair cosmetics, perfumes and other cosmetics; dentifrices.

					06-Jun-2000	19-Jul-2001
2005	Burberry Limited	Japan	PRORSUM	3	63824/1999	4434995	REG
Class 3: Shampoos and other soaps; potpourri and another fragrances and flavourings; perfumes, eaux de cologne, shaving toilet water, toilet waters, deodorants for personal use, shaving preparations, bath salts and other cosmetics; dentifrices.

					15-Jul-1999	24-Nov-2000

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
51893	Burberry Limited	Jordan	BURBERRYS	3	43820	43820	REG
Non-medicated toilet preparations, perfumes, perfumery, cosmetic preparations for the teeth and for the hair, soaps, shampoos, shower and bath gels, skin creams, dusting powder, talc, deodorants, anti-perspirants, oil mist sprays, bronzing gel, moisturising and cleansing preparations, eau-de-cologne and toilet water, essential oils, shaving preparations, pot pourri.

					13-Oct-1996	13-Oct-1996
40571	Burberry Limited	Kazakhstan	BURBERRYS	3	6085	6840	REG
Non-medicated toilet preparations, cosmetics, perfumes, perfumery, soaps, essential oils, preparations for the teeth and hair, shampoos; talc, dusting powder, bath foam, bath gel, shower gel; anti-perspirants, deodorants, deodorant sticks; toilet water, eau de toilette, cologne, cologne spray, oil mist spray; shaving lotion, after shave, after shave emulsion, pre-shave lotion, shaving cream, shaving foam, shaving soap, skin creams, anti-wrinkle creams, moisturisers, moisture cream, anti-ageing eye balm, night cream, day cream, hand cream, body moisturiser, cleansing cream, depilatories, razor burn soother, sun tan lotions, oils, sprays, mists and gels, bronzing oil mist, oil free tanning mist, bronzing gels, mists and sprays, after sun moisturiser, self tanning lotions, ultra sun block.

					01-Jul-1994	11-May-1998
31011	Burberry Limited	Kenya	BURBERRY	3	28694	28694	REG	Non-medicated toilet preparations, perfumes, cosmetic preparations, soaps, shampoos, preparations for the hair, anti-perspirants, eau de cologne and toilet water.
					11-Jun-1981	11-Jun-1981

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2209/
WP-KE	Burberry Limited	Kenya	BURBERRY	3	733385	733385	REG
Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de Cologne and toilet water, essential oils, shaving preparations, pot pourri.

2209/					25-Apr-2000	25-Apr-2000
WP-KP	Burberry Limited	Korea (North)	BURBERRY	3	733385	733385	REG
Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de Cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2000

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
34033	Burberry Limited	Korea (South)	BURBERRY	3	4313/1979	67966	REG
Perfume, perfumed oil, general toilet water, face powder, skin lotion, facial cream, eau de cologne, cleansing cream, foundation cream, powdered perfume, hair tonic, hair dyeing agent, hair spray and hair de-colouring agent.

						07-Feb-1980
34032	Burberry Limited	Korea (South)	BURBERRY	3	4317/1979	67915	REG	Toilet soap, washing soap, medicated soap, shampoo and dentifrices.
					26-Apr-1979	06-Feb-1980
2161	Burberry Limited	Korea (South)	Burberry Check	3	40-2000-9841	503136	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					06-Mar-2000	08-Oct-2001
51891	Burberry Limited	Korea (South)	BURBERRYS	3	96-42912	413658	REG
Perfumes, perfumery, cosmetic preparations for the hair, shower and bath gels, skin creams, dusting powders, talcs, deodorants, anti-perspirants, oil mist sprays, bronzing gels, moisture creams, moisture lotions, moisturizing creams, cleansing creams and cleansing lotions all for the skin, shaving lotions, hand creams, anti-ageing balms, razor burn soothers, eau-de-cologne and toilet waters, essential oils, shaving preparations, pot pourri, atomizers and compacts.

					24-Sep-1996	31-Jul-1998
52872	Burberry Limited	Korea (South)	BURBERRYS	3	96-42913	409822	REG	Toilet soaps, perfumed soaps, shaving soap, shampoos, toothpaste and dentifrices.
					24-Sep-1996	14-Jul-1998
2122	Burberry Limited	Korea (South)	Equestrian Knight Device	3	40-2000-9718	497181	REG
Perfume, eau de perfume, eau de cologne, essential oils, body lotion, body lotion, body cream, bath gel, shower gel, body deodorants, shaving soaps, bath soaps, liquid soaps, cosmetic soaps, deodorant soaps, aftershave lotions, aftershave creams, aftershave balm, shampoo, common toilet water, anti perspirants and potpourri.

					06-Mar-2000	09-Jul-2001
2041	Burberry Limited	Korea (South)	PRORSUM	3	40-1999-27485	40-480143	REG
Class 3: Perfume, eau de perfume; eau de cologne, essential oils,body lotions, body cream, bath gel, showe gel, body deodorants, shaving soaps, bath soaps, liquid soaps, cosmetic soaps, deodorant soaps, aftershave lotions, aftershave cream, aftershave balm, shampoo, common toilet water, anti-perspirants and pot pourri.

					28-Jul-1999	30-Oct-2000

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
52244	Burberry Limited	Kuwait	BURBERRYS	3	35264	34672	REG
Non-medicated toilet preparations, perfumes, cosmetic preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau-de-cologne and toilet water, essential oils, shaving preparations, pot pourri; all included in Class 3.

					27-Nov-1996	27-Nov-1996
2516	Burberry Limited	Kuwait	PRORSUM	3	49990	44736	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					09-May-2001	05-May-2003
41565	Burberry Limited	Kyrgyzstan	BURBERRYS	3	940210.3	2662	REG
Non-medicated toilet preparations; cosmetics; perfumes, perfumery, soaps, essential oils, preparations for teeth and hair; shampoos; talc, dusting powder, bath foam, bath gel, shower gel; anti-perspirants, deodorants, deodorant sticks; toilet water, eau de toilette, cologne, cologne spray, oil mist spray; shaving lotion, after shave, skin creams, anti-wrinkle creams, moisturisers, moisture cream, anti-ageing eye balm, night cream, day cream, hand cream, body moisturiser, cleansing cream, depilatories, razor burn soother, sun tan lotions, oils, sprays, mists and gels, bronzing oil mist, sun tanning mist, bronzing gels, mists and sprays, after sun moisturiser, self tanning lotions, ultra sun block.

					02-Jun-1994	20-Dec-1995

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
40578	Burberry Limited	Latvia	BURBERRY	3	M-93-8216	M34 064	REG
Non-medicated toilet preparations; cosmetics; perfumes, perfumery, soaps, essential oils, preparations for the teeth and hair; shampoos; talc, dusting powder, bath foam, bath gel, shower gel; anti-perspirants, deodorants, deodorant sticks; toilet water, eau de toilette, cologne, cologne spray, oil mist spray; shaving lotion, after shave, after shave emulsion, pre-shave lotion, shaving cream, shaving foam, shaving soap, skin creams, anti-wrinkle creams, moisturisers, moisture cream, anti-ageing eye balm, night cream, day cream, hand cream, body moisturiser, cleansing cream, depilatories, razor burn soother, sun tan lotions, oils, sprays, mists and gels, bronzing oil mist, oil free tanning mist, bronzing gels, mists and sprays, after sun moisturiser, self tanning lotions, ultra sun block.

					04-Oct-1993	20-Oct-1996
2580	Burberry Limited	Latvia	Burberry Check	3	M-00-911	M 47 489	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					10-Jul-2000	20-Feb-2001
2583	Burberry Limited	Latvia	Equestrian Knight Device	3	M 46 716	M 46716	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					10-Jul-2000	20-Oct-2000
31052	Burberry Limited	Lebanon	BURBERRYS	3	288/A/143684	40926	REG	Non-medicated toilet preparations, perfumes, cosmetic preparations, soaps, shampoos, preparations for the hair, anti-perspirants, eau de cologne and toilet water.
						06-Aug-1981

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2209/
WP-LI	Burberry Limited	Liechtenstein BURBERRY		3	733385	733385	REG
Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de Cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2000
2209/
WP-LT	Burberry Limited	Lithuania	BURBERRY	3	733385	733385	REG
Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de Cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2000

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2211/
WP-LT	Burberry Limited	Lithuania	Burberry Check	3	732879	732879	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	17-Jul-2002
40577	Burberry Limited	Lithuania	BURBERRYS	3	ZP 13174	25989	REG
Toiletries; cosmetics; perfumery; perfumes, soaps, essential oils, hair lotions, shampoo, talcum powder (for toilet use), anti-perspirants [toiletries], deodorants for personal use, deodorant soap, toilet water, eau de Cologne, oils for toilet purposes, lotions for cosmetics purposes, shaving preparations, cosmetic preparations for baths; sun-tanning preparations, including oils and jelly; UV protection preparations; cosmetic creams, cosmetic creams (anti-ageing eye creams), depilatories, scented water, shaving preparations, cleansing milk for toilet purposes, cosmetic preparations for skin care, dentifrices in Class 3.

					21-Oct-1993	14-Nov-1997

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2210/
WP-LT	Burberry Limited	Lithuania	Equestrian Knight Device	3	732707	732707	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2000
2162	Burberry Limited	Macao	Burberry Check	3	N/5798	N/5798	REG	Class 3: Toiletry preparations, cosmetics, perfumery, preparations for the hair, essential oils".
					22-Mar-2000	11-Jun-2002
31619	Burberry Limited	Macao	BURBERRYS	3	3803-M	3803-M	REG	Articles of perfumery, cosmetics, soaps, body lotions and toilet water.
					23-Dec-1987	25-Jan-1988
2123	Burberry Limited	Macao	Equestrian KnightDevice	3	N/5800	N/5800	REG	Class 3: Toiletery preparations, cosmetics, perfumery, preparations for the hair, essential oils.
					22-Mar-2000	24-Aug-2000
31627	Burberry Limited	Macao	PRORSUM Label	3	3782-M	3782-M	REG	Articles of perfumery, cosmetics, soaps, body lotions and toilet water.
					23-Dec-1987	25-Jan-1988
44650	Burberry Limited	Macedonia	BURBERRYS	3	PZ-531/95	5915	REG	Non-medicated toilet preparations, perfumes, cosmetic preparations, soaps, shampoos, preparations for hair, anti-perspirants, eau de cologne and toilet water.
					11-Jul-1995	21-Feb-2000
31616	Burberry Limited	Malaysia	BURBERRYS	3	M/B91107	M/B91107	REG	Non-medicated toilet preparations, perfumes, cosmetic preparations, soaps, shampoos, preparations for the hair, anti-perspirants, eau de cologne and toilet water; all included in Class 3.
					24-Jun-1981	24-Jun-1981

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS

2128	Burberry Limited	Malaysia	Equestrian Knight Device	3	2000/04041	00004041	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					07-Apr-2000	07-Apr-2000
2563	Burberry Limited	Malta	BURBERRY	3	32761	32761	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					04-Jan-2001	04-Jan-2001
2383	Burberry Limited	Mauritius	BURBERRY	3		A/48 No.8	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					05-Jun-2000	05-Jun-2000

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2413	Burberry Limited	Mauritius	Burberry Check	3		A/48No.7	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					05-Jun-2000	05-Jun-2001
2435	Burberry Limited	Mexico	BURBERRY	3	455503	683854	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					30-Oct-2000	30-Oct-2000
2475	Burberry Limited	Mexico	Burberry Check	3	455507	696797	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					30-Oct-2000	30-Oct-2001
30878	Burberry Limited	Mexico	BURBERRYS	3	94415	406401	REG	Bath preparations, perfumery, cosmetics and hair preparations.
					24-Aug-1990	20-Feb-1992

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
31576	Burberry Limited	Mexico	EQUESTRIAN KNIGHT Device	3	98033	410912	REG
Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices, particularly essential oils and toiletries including bath salts, beauty masks, cotton wool and cotton sticks for cosmetic purposes, dentifrices, anti-perspirants, depilatories, shampoos, hair conditioner, lipsticks, make-up preparations, make-up removing preparations, nail care preparations, nail polish, nail varnish, toilet water, cologne, cologne spray, deodorant, deodorant stick, shower gel, soaps, body moisturiser, dusting powder, talc, hand cream, bath foam, bath gel, oil mist spray, bronzing oil mist, oil-free tanning mist, ultra sun block, aftersun moisturiser, self tanning lotion, anti-wrinkle cream, anti-ageing eye balm, night cream, day cream, cleansing cream, cleansing lotion, moisturiser, after shave lotion, after shave emulsion, pre-shave lotion, shaving foam, moisturising cream, bronzing gel, razor burn soother.

					05-Oct-1990	14-Apr-1992
40572	Burberry Limited	Moldova	BURBERRYS	3	002330	022	REG
Non-medicated toilet preparations; cosmetics; perfumes, perfumery, soaps, essential oils, preparations for the teeth and hair; shampoos; talc, dusting powder, bath foam, bath gel, shower gel; anti-perspirants, deodorants, deodorant sticks; toilet water, eau de cologne, eau de cologne spray, oil mist spray; shaving lotion, after shave, after shave emulsion, pre-shave lotion, shaving cream, shaving foam, shaving soap, skin creams, anti-wrinkle creams, moisturisers, moisture cream, anti-ageing eye balm, night cream, day cream, hand cream, body moisturiser, cleansing cream, depilatories, razor burn soother, sun tan lotions, oils, sprays, mists and gels, bronzing oil mist, oil free tanning mist, bronzing gels, mists and sprays, after sun moisturiser, self tanning lotions, ultra sun block.

					07-Jul-1994	03-Oct-1996

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2209/
WP-MC	Burberry Limited	Monaco	BURBERRY	3	733385	733385	REG
Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de Cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2000
2669	Burberry Limited	Morocco	BURBERRY	3	73922	73922	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					21-Jun-2000	21-Jun-2000

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2415	Burberry Limited	Morocco	Burberry Check	3	73923	73923	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					21-Jun-2000	21-Jun-2000
31120	Burberry Limited	Morocco	BURBERRYS	3		77831	REG	Non-medicated toilet preparations, perfumes, cosmetic preparations, soaps, shampoos, preparations for the hair, anti-perspirants, eau de cologne and toilet water.
					23-Jun-1981	23-Jun-1981
2148	Burberry Limited	New Zealand	BURBERRY	3	609022	609022	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					22-Feb-2000	22-Feb-2000
34072	Burberry Limited	New Zealand	BURBERRY	3	147399	147399	REG	Non-medicated toilet preparations, perfumes, cosmetic preparations, soaps, shampoos, preparations for the hair in the class, anti-perspirants, eau de cologne and toilet water.
					02-Jun-1983	02-Jun-1983
2168	Burberry Limited	New Zealand	Burberry Check	3	609021	609021	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					22-Feb-2000	22-Feb-2000

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2142	Burberry Limited	New Zealand	Equestrian Knight Device	3	609025	609025	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					22-Feb-2000	22-Feb-2000
31030	Burberry Limited	Nicaragua	BURBERRYS	3		12870	REG	Non-medicated toilet preparations, perfumes, cosmetic preparations, soaps, shampoos, preparations for the hair, anti-perspirants, eau de cologne and toilet water.
						08-Jul-1981
31023	Burberry Limited	Nicaragua	PRORSUM Label	3		12500	REG	Toilet preparations, perfumes, cosmetic preparations, soaps, non-medicated toilet preparations for the teeth and for the hair.
						12-Mar-1981
2209/
WP-NO	Burberry Limited	Norway	BURBERRY	3	733385	733385	REG
Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de Cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2000

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2211/
WP-NO	Burberry Limited	Norway	Burberry Check	3	732879	732879	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2000
2210/
WP-NO	Burberry Limited	Norway	Equestrian Knight Device	t 3	732707	732707	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2000

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
31142	Burberry Limited	Norway	PRORSUM Label	3		111635	REG
Toilet preparations, perfumes, cosmetic preparations, toilet preparations for the teeth and for the hair. NB: FOLLOWING GOODS WERE DELETED ON RENEWAL IN 1992 WHEN EVIDENCE OF CORRESPONDING UNITED KINGDOM RENEWAL WAS REQUIRED; IT APPEARED THAT UK NO. B1100701 HAD BEEN ALLOWED TO LAPSE BY BURBERRYS IN 1985 AND AS A RESULT, CLASS 28 WAS DELETED FROM THIS REGISTRATION:'Sporting articles (not included in other classes)'.

						05-Aug-1982
2904	Burberry Limited	Norway	TB	3	200200001	215.962	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					02-Jan-2002	03-Oct-2002

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2888	Burberry Limited	Norway	Thomas Burberry Label	3	200200002	215.963	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					02-Jan-2002	03-Oct-2002
51890	Burberry Limited	Oman	BURBERRYS	3	14113	14113	REG
Non-medicated toilet preparations, perfumes, perfumery, cosmetic preparations for the teeth and for the hair, soaps, shampoos, shower and bath gels, skin creams, dusting powder, talc, deodorants for personal use, anti-perspirants, oil mist sprays, bronzing gel, moisturising and cleansing preparations, eau-de-cologne and toilet water, essential oils, shaving preparations, pot pourri.

					18-Aug-1996	09-Oct-2002

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
31483	Burberry Limited	Pakistan	BURBERRYS	3	74448	74448	REG	Non-medicated toilet preparations, perfumes, cosmetic preparations, soaps, shampoos, preparations for the hair, anti-perspirants, eau de cologne and toilet water.
					13-Jun-1981	13-Jun-1981
31042	Burberry Limited	Panama	BURBERRYS	3		28056	REG	Non-medicated toilet preparations, perfumes, cosmetic preparations, soaps, shampoos, perparations for the hair, anti-perspirants, eau de cologne and toilet water.
					13-Jul-1981	02-Mar-1982
31038	Burberry Limited	Panama	PRORSUM Label	3		26062	REG	Non-medicated toilet preparations, perfumes, cosmetics preparations, soaps, non-medicated toilet preparations for the teeth and for the hair.
					20-Nov-1980	06-Aug-1981
2436	Burberry Limited	Paraguay	BURBERRY	3	12409	232447	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					29-May-2000	09-Feb-2001
31149	Burberry Limited	Paraguay	BURBERRY	3	3849	151922	REG	Perfumes, cosmetics, soaps, shampoo, toilet preparations, creams, lotions, aftershave lotion, non-medicated toilet preparations, anti-perspirants, eau de cologne, toilet water, make-up.
					24-Jun-1981	27-Nov-1981
34046	Burberry Limited	Peru	BURBERRYS	3	99675	68090	REG	All the goods in the class.
						09-Jun-1987
33591	Burberry Limited	Peru	PRORSUM Label	3	108667	68828	REG	All goods in the class.
						30-Jun-1987
30900	Burberry Limited	Philippines	BURBERRYS	3	51412	51663	REG	Non-medicated toilet preparations, perfumes, cosmetic preparations, soaps, shampoos, preparations for the hair, anti-perspirants, eau de cologne and toilet water.
					16-Jun-1983	07-Oct-1991

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2209/
WP-PL	Burberry Limited	Poland	BURBERRY	3	733385	733385	REG
Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de Cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2000
2211/
WP-PL	Burberry Limited	Poland	Burberry Check	3	732879	732879	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2000

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
31162	Burberry Limited	Poland	BURBERRYS	3	Z-79951	59016	REG	Non-medicated toilet preparations, perfumes, cosmetic preparations, soaps, shampoos, preparations for the hair, anti-perspirants, eau de cologne and toilet water.
					24-Jun-1981	24-Jun-1981
2210/
WP-PL	Burberry Limited	Poland	Equestrian Knight Device	3	732707	732707	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2000
31173	Burberry Limited	Portugal	BURBERRYS	3	208500		REG	Perfumery articles, cosmetics, soaps, hair lotions and eau de toilette.
					22-Sep-1980	02-Sep-1987
31174	Burberry Limited	Portugal	PRORSUM Label	3		217596	REG	Perfumery articles, cosmetics, soaps, hair lotions and eau de toilette.
					10-Sep-1982	02-Sep-1987

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2209/
WP-RO	Burberry Limited	Romania	BURBERRY	3	733385	733385	REG
Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de Cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2000
2211/
WP-RO	Burberry Limited	Romania	Burberry Check	3	732879	732879	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2000

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2210/
WP-RO	Burberry Limited	Romania	Equestrian Knight Device	3	732707	732707	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2000
2209/
WP-RU	Burberry Limited	Russian Federation	BURBERRY	3	733385	733385	REG
Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de Cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2000

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2211/
WP-RU	Burberry Limited	Russian Federation	Burberry Check	3	732879	732879	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2000
40447	Burberry Limited	Russian Federation	BURBERRYS	3	104463	80283	REG
Perfumes, eau de cologne and eau de toilette, cosmetic preparations, toilet soaps, shampoos, non-medicated toilet preparations, including toilet preparations for care of teeth and hair, anti-perspirants.

						09-Jul-1986

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2210/
WP-RU	Burberry Limited	Russian Federation	Equestrian Knight Device	t 3	732707	732707	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2000
31658	Burberry Limited	Saudi Arabia	BURBERRY	3	6171/1401	118/24	REG	Non-medicated toilet preparations, perfumes, shampoos, hair preparations, anti-perspirants, colognes & toilet water.
					30-Jun-1981	04-Dec-1985
2505	Burberry Limited	Saudi Arabia	Burberry Check	3	64909	567/55	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					06-Jun-2000	11-Apr-2001

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2209/
WP-YU	Burberry Limited	Serbia- Montenegro	BURBERRY	3	733385	733385	REG
Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de Cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2000
2211/
WP-YU	Burberry Limited	Serbia- Montenegro	Burberry Check	3	732879	732879	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2000

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
31321	Burberry Limited	Serbia- Montenegro	BURBERRYS	3		28153	REG	Non-medicated toilet preparations, perfumes, cosmetics, soaps, shampoos, preparations for the hair, anti-perspirants, eau de cologne and toilet water.
						25-Feb-1985
2210/
WP-YU	Burberry Limited	Serbia- Montenegro	Equestrian Knight Device	3	732707	732707	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2000
2107	Burberry Limited	Singapore	BURBERRY	3	T00/02932A	T00/02932A	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Feb-2000	25-Feb-2000
2173	Burberry Limited	Singapore	Burberry Check	3	T00/02921F	T00/02921F	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Feb-2000	25-Feb-2000
2134	Burberry Limited	Singapore	Equestrian Knight Device	3	T00/02924J	T00/02924J	REG
Class 3: Non-medicated Device toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Feb-2000	25-Feb-2000

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2038	Burberry Limited	Singapore	PRORSUM	3	T99/07377H	T99/07377H	REG
non-medicated toilet preparations; perfumes, eau de cologne and toilet water; essential oils; cosmetic preparations for the teeth and for the hair; soaps, shampoos; anti-perspirants and deodorants; shaving preparations; pot pourri.

					16-Jul-1999	16-Jul-1999
46752	Burberry Limited	Slovakia	BURBERRYS	3	164923	164923	REG	Non-medicated toilet preparations, perfumes, cosmetic preparations, soaps, shampoos, preparations for the hair, anti-perspirants, eau de cologne and toilet water.
					10-Jun-1981	10-Jun-1981
2209/
WP-SI	Burberry Limited	Slovenia	BURBERRY	3	733385	733385	REG
Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de Cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2000

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2211/
WP-SI	Burberry Limited	Slovenia	Burberry Check	3	732879	732879	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2000
2210/
WP-SI	Burberry Limited	Slovenia	Equestrian Knight Device	3	732707	732707	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2000

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2389	Burberry Limited	South Africa	BURBERRY	3	2000/08268	2000/08286	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					04-May-2000	04-May-2000
2393	Burberry Limited	South Africa	Burberry Check	3	2000/08263	2000/08263	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					04-May-2000	04-May-2000
31193	Burberry Limited	Spain	BURBERRY	3		648760	REG	Preparations for bleaching and other substances for colouring, preparations for cleaning, polishing, degreasing; soaps, prefumery, essential oils, cosmetics, hair lotions, dentifrices.
					24-Jun-1971	14-Jun-1977
31194	Burberry Limited	Spain	BURBERRYS	3		648761	REG	Preparations for bleaching and other substances for colouring, preparations for cleaning, polishing and degreasing; soaps, perfumery, essential oils, cosmetics, hair lotions, dentifrices.
					24-Jun-1971	04-Nov-1977
30950	Burberry Limited	Spain	EQUESTRIAN KNIGHT Device	3	1559562	1559562	REG
Non-medicated toilet preparations, perfumes, cosmetics for teeth and hair, soaps, shampoos, anti-perspirants for personal use, eau de cologne, essential oils, shaving requisites and aromatizing mixtures of dried flowers and spices.

					29-Mar-1990	29-Mar-1990
31191	Burberry Limited	Spain	PRORSUM Label	3		648758	REG	Preparations for bleaching and other substances for colouring, preparations for cleaning, polishing and degreasing; soaps, perfumery, essential oils, cosmetics, hair lotions, dentifrices.
					24-Jun-1971	04-Oct-1977
31545	Burberry Limited	Sweden	BURBERRY	3		169064	REG	Toilet preparations, perfumes, cosmetic preparations, toilet preparations for the teeth and for the hair.
						31-Aug-1979
31544	Burberry Limited	Sweden	BURBERRYS	3		167657	REG	Toilet preparations, perfumes, cosmetic preparations, soaps, toilet preparations for the teeth and for the hair.
						11-May-1979

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
31253	Burberry Limited	Switzerland	BURBERRY	3		297749	REG	Toilet preparations, perfumes, cosmetic preparations, soaps, toilet preparations for the teeth and for the hair.
						22-Nov-1978
2211/
WP-CH	Burberry Limited	Switzerland	Burberry Check	3	732879	732879	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2000

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2676	Burberry Limited	Switzerland	BURBERRYS	3		354147	REG	Class 3 - Toiletries, including toiletries for dental hygiene and hair care, perfumes, cosmetic preparations, soaps.
						11-Aug-1987
31267/
PRIOR1	Burberry Limited	Switzerland	BURBERRYS	3		293931	REG	Class 3 - Toiletries, including toiletries for dental hygiene and hair care, perfumes, cosmetic preparations, soaps.

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
31267	Burberry Limited	Switzerland	BURBERRYS	3		370765	REG	Class 3 - Toiletries, including toiletries for dental hygiene and hair care, perfumes, cosmetic preparations, soaps.

32072	Burberry Limited	Switzerland	BURBERRYS	3	2492/90	382647	REG
Non-medicated toilet preparations, perfumes, cosmetic preparations for dental and hair care, soaps, shampoos, anti-perspirants, eau de Cologne and toilet water, essential oils, shaving lotion, pot pourri.

					26-Mar-1990	13-Jun-1991

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
32066	Burberry Limited	Switzerland	Equestrian Knight Device	3	2493/90	382739	REG
Class 3 - Non-medicated toilet preparations, perfumes, cosmetic preparations for dental and hair care, soaps, shampoos, anti-perspirants, eau de Cologne and toilet water, essential oils, shaving lotion, pot pourri.

					26-Mar-1990	18-Jun-1991
2037	Burberry Limited	Switzerland	PRORSUM	3	06091/1999	492.034	REG
Class 3: non-medicated toilet preparations; perfumes, eaux de cologne and toilet waters; essential oils; cosmetic preparations for the teeth and for the hair; soaps, shampoos; anti-perspirants and deodorants; shaving preparations; pot pourri.

					09-Jul-1999	09-Jul-1999

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
31263	Burberry Limited	Switzerland	PRORSUM Label	3		354186	REG	Class 3 - Toiletries, including toiletries for dental hygiene and hair care, perfumes, cosmetic preparations, soaps.
						11-Feb-1987

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2905	Burberry Limited	Switzerland	TB	3	12024/2001	503.297	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					20-Dec-2001	02-Oct-2002

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2887	Burberry Limited	Switzerland	Thomas Burberry Label	3	00157/2002	503.112	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					09-Jan-2002	09-Jan-2002
2110	Burberry Limited	Taiwan	BURBERRY	3	89011056	1016600	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps for human use, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					03-Mar-2000	01-Oct-2002

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2174	Burberry Limited	Taiwan	Burberry Check	3	89011057	959242	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps for human use, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					03-Mar-2000	16-Sep-2001
31549	Burberry Limited	Taiwan	BURBERRYS	3	21946/69	152055	REG	Cosmetics, perfumes, the normal range of cosmetic products for use on the face & body, namely make-up creams, and lotions, toilet water, eau de parfum, eau de toilette, after-shave balms, deodorants.
					17-Sep-1980	01-Jun-1981
31660	Burberry Limited	Taiwan	BURBERRYS	3	21947/69	150172	REG
Cleansers for the human body, soaps for human use, perfumed soaps, facial soaps, facial cleansing creams, facial cleansing lotions, bathing lotions, shower gels, skin cleansers, shampoos, perfumed bath and shower gel.

					17-Sep-1980	16-Apr-1981
2135	Burberry Limited	Taiwan	Equestrian Knight Device	3	89511054	957314	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps for human use, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					03-Mar-2000	01-Sep-2001
2207	Burberry Limited	Taiwan	PRORSUM	3	89011058	949255	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps for human use, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					03-Mar-2000	16-Jul-2001
2114	Burberry Limited	Thailand	BURBERRY	3	417143	Kor136770	REG
Perfumes, cosmetic preparations for the teeth, cosmetic preparations for the hair, soaps, shampoos, anti-perspirants, eau de toilette, eau de cologne, deodorants, essential oils, shaving preparations, aftershave preparations, pot pourri, perfumed body lotions, bath and shower gels, perfumed body creams, cosmetic preparations for skin care.

					19-Apr-2000	19-Apr-2000

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2175	Burberry Limited	Thailand	Burberry Check	3	417149	Kor138452	REG
Class 3: Perfume, cosmetic preparations for teeth; cosmetic preparations for hair; soaps; anti-perspirants; eau de toilette; eau de cologne; deodorants; essential oils, shaving preparations; aftershave preparations; pot pourri; perfumed body lotions; bath and shower gels; perfumed body creams; cosmetic preparations for the skin.

					19-Apr-2000	19-Apr-2000
31281	Burberry Limited	Thailand	BURBERRYS	3	119007	Kor149238	REG
Essential oils,perfumes, perfumed soap, toilet soap, cosmetic preparations for the bath, anti-perspirants, shampoos and conditioners for the hair, eau de cologne, toilet water, cosmetics for the hair, cosmetics for the eyes, cosmetics for the lips, cosmetics for the nails, skin cream and lotion, cosmetics preparations for skin care, shaving preparations (cosmetics).

					22-Jul-1981	22-Jul-1981
2140	Burberry Limited	Thailand	Equestrian Knight Device	3	417146	Kor129970 REG
Class 3: Perfume; cosmetic preparations for the teet; cosmetics preparations for the hair; soaps; shampoos; anti-perspirants; eau de toilette; eau de cologne; deodorants; essential oils; shaving preparations; aftershave preparations; pot pourri; perfumed body lotions; bath and shower gels; perfumed body creams; cosmetic preparations for skin care.

					19-Apr-2000	19-Apr-2000
31289	Burberry Limited	Tunisia	BURBERRYS	3		EE96.0871	REG	Non-medicated toilet preparations, perfumes, cosmetic preparations, soaps, shampoos, preparations for the hair, anti-perspirants, eau de cologne and toilet water.
						28-Sep-1981

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2209/
WP-TR	Burberry Limited	Turkey	BURBERRY	3	733385	733385	REG
Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de Cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2001
2211/
WP-TR	Burberry Limited	Turkey	Burberry Check	3	732879	732879	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2000

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
31296	Burberry Limited	Turkey	BURBERRYS	3	58667/81	129539	REG	Non-medicated toilet preparations, perfumes, cosmetic preparations, soaps, shampoos, preparations for the hair, anti-perspirants, eau de cologne and toilet water.
					29-Jun-1981	29-Jun-1981
31296/
PRIOR1	Burberry Limited	Turkey	BURBERRYS	3	58667/81	71830	REG	Non-medicated toilet preparations, perfumes, cosmetic preparations, soaps, shampoos, preparations for the hair, anti-perspirants, eau de cologne and toilet water.
					29-Jun-1981	29-Jun-1981
2210/
WP-TR	Burberry Limited	Turkey	Equestrian Knight Device	3	732707	732707	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

						25-Apr-2000	25-Apr-2001
2654	Burberry Limited	Ukraine	BURBERRY	3	2000062814	27705	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					30-Jun-2000	15-Oct-2002
2660	Burberry Limited	Ukraine	Burberry Check	3	2000062815	27706	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					30-Jun-2000	15-Oct-2002

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
40574	Burberry Limited	Ukraine	BURBERRYS	3	93126146	10041	REG
Non-medicated toilet preparations; cosmetics; perfumes, perfumery, soaps, essential oils, preparations for the teeth and hair; shampoos; talc, dusting powder, bath foam, bath gel, shower gel; anti-perspirants, deodorants, deodorant sticks; toilet water, eau de toilette, cologne, cologne spray, oil mist spray; shaving cream, shaving foam, shaving soap, skin creams, anti-wrinkle creams, moisturisers, moisture cream, anti-ageing eye balm, night cream, day cream, hand cream, body moisturiser, cleansing cream, depilatories, razor burn soother, sun tan lotions, oils, sprays, mists and gels, bronzing oil mist, oil free tanning mist, bronzing gels, mists and sprays, after sun moisturiser, self tanning lotions, ultra sun block.

					28-Dec-1993	30-Jun-1998
2659	Burberry Limited	Ukraine	Equestrian Knight Device	3	2000062813	27704	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					30-Jun-2000	15-Oct-2002
2506	Burberry Limited	United Arab Emirates	Burberry Check	3	36982	43655	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					18-Jun-2000	18-Nov-2003
51894	Burberry Limited	United Arab Emirates	BURBERRYS	3	19076	15078	REG
Non-medicated toilet preparations, perfumes, perfumery, cosmetic preparations for the teeth and for the hair, soaps, shampoos, shower and bath gels, skin creams, dusting powder, talc, deodorants, anti-perspirants, oil mist sprays, bronzing gel, moisturising and cleansing preparations, eau-de-cologne and toilet water, essential oils, shaving preparations, pot pourri.

					26-Oct-1996	09-May-1998

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2209	Burberry Limited	United Kingdom	BURBERRY	3	2225986	2225986	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					15-Mar-2000	15-Mar-2000
2211	Burberry Limited	United Kingdom	Burberry Check	3	2225922	2225922	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					15-Mar-2000	15-Mar-2000
42265	Burberry Limited	United Kingdom	BURBERRYS	3	1572793	1572793	REG
Non-medicated toilet preparations, perfumes, cosmetic preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri; all included in Class 3.

					20-May-1994	20-May-1994
32184	Burberry Limited	United Kingdom	BURBERRYS	3	1157172	1157172	REG	Non-medicated toilet preparations, perfumes, cosmetics, soaps, shampoos, preparations for the hair, anti-perspirants, eau de cologne and toilet water
					07-Jul-1981	07-Jul-1981

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
30169	Burberry Limited	United Kingdom	EQUESTRIAN KNIGHT Device	3	1431028	1431028	REG
Non-medicated toilet preparations, perfumes, cosmetic preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri; all included in Class 3,

					09-Jun-1990	09-Jun-1990
2210	Burberry Limited	United Kingdom	Equestrian Knight Device	3	2225878	2225878	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					15-Mar-2000	15-Mar-2000
2674	Burberry Limited	United Kingdom	PRORSUM	3	2235436	2235436	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					09-Jun-2000	09-Jun-2000

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2410	Burberry Limited	U.S.A.	Burberry Check	3	76/197,401	2689921	REG	Class 3: Perfumes, eau de toilettes, body lotion; soaps; personal deodorants; eau de parfums, aftershaves; shampoo for the hair and for the body; shower gels; bath gels.
					13-Jun-2000	25-Feb-2003
2485	Burberry Limited	U.S.A.	Burberry Check (Black&White)	3	76/069,308	2732617	REG	Class 3: Perfumes, eau de toilettes, eau de parfums; body lotions, soaps; personal deodorants; aftershave; shamppp for the hair and for the body; shower gels; bath gels.
					13-Jun-2000	01-Jul-2003

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2363	Burberry Limited	U.S.A.	Equestrian Knight Device	3, 18	76/069,307	2,512,119	REG
Class 3: Non-medicated toilet preparations, namely, perfumes, eau de cologne, and toliet water, essential oils for personal use, cosmetics preparations for the teeth and for the hair, namely toothpastes, shampoos, conditioners, hair sprays, hair gels, soaps for the body, shower gels and bath gels and bath foams; anti-perspirants and deodorants; shaving preparations and pot pourri.

					13-Jun-2000	27-Nov-2001
31312	Burberry Limited	Uruguay	BURBERRY	3	187337	350.645	REG	Class 3 - Perfumery, cosmetics, and toilet goods.
					16-Sep-1982	25-Nov-1983
2477	Burberry Limited	Uruguay	Burberry Check	3	323.451	323.451	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					07-Jun-2000	18-Dec-2000
31310	Burberry Limited	Uruguay	BURBERRYS	3	175871	245245	REG	Toilet preparations, perfumes, cosmetic preparations; soaps, toilet preparations for the teeth and for the hair; articles of luggage, handbags, travelling bags.
					11-Jul-1980	02-Jul-1981

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2446	Burberry Limited	Uruguay	Equestrian Knight Device	3	323.452	323.452	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					07-Jun-2000	18-Dec-2000
31311	Burberry Limited	Uruguay	PRORSUM Label	3	175872	245246	REG	Toilet preparations, perfumes, cosmetic preparations; soaps, toilet preparations for the teeth and for the hair.
					11-Jul-1980
40573	Burberry Limited	Uzbekistan	BURBERRYS	3	MBGU 9401220.3	02-Jul-1981 5455	REG
Non-medicated toilet preparations; cosmetics; perfumes, perfumery, soaps, essential oils, preparations for the teeth and hair; shampoos; talc, dusting powder, bath foam, bath gel, shower gel; anti-perspirants, deodorants, deodorant sticks; toilet water, eau de toilette, cologne, cologne spray, oil mist spray; shaving lotion, after shave lotion, after shave emulsion, pre-shave lotion, shaving cream, shaving foam, shaving soap, skin creams, anti-wrinkle creams, moisturisers, moisture cream, anti-ageing eye balm, night cream, day cream, hand cream, body moisturiser, cleansing cream, depilatories, razor burn soother, sun tan lotions, oils, sprays, mists and gels, bronzing oil mist and bronzing gels;, oil free tanning mist, mists and sprays, after sun moisturiser, self tanning lotions, ultra sun block.

					21-Sep-1994	18-Nov-1996
31315	Burberry Limited	Venezuela	BURBERRYS	3	6382-80	106639-F	REG	Toilet preparations, perfumes, cosmetic preparations; soaps, toilet preparations for the teeth and for the hair. (National and foreign products).
					29-Aug-1980	15-Feb-1984

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2101	Burberry Limited	Vietnam	BURBERRY	3	N2000/0872	39995	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri..

					10-Mar-2000	20-Feb-2002
2176	Burberry Limited	Vietnam	Burberry Check	3	N2000/0874	49935	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					10-Mar-2000	20-Jun-2003

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2141	Burberry Limited	Vietnam	Equestrian Knight Device	3	N20000873	39996	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					10-Mar-2000	20-Feb-2002
2209/W	Burberry Limited	WIPO	BURBERRY	3	733385	733385	REG
Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de Cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2000

REPORT 8 - TM FILE - LISTING BY REG. OWNER WITH GOODS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2211/W	Burberry Limited	WIPO	Burberry Check	3	732879	732879	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de Cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2000
2210/W	Burberry Limited	WIPO	Equestrian Knight Device	3	732707	732707	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Apr-2000	25-Apr-2000

BURBERRY'S PENDINGTRADE MARKS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2430	Burberry Limited	Brazil	BURBERRY	3	822964120		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					13-Jul-2000
2469	Burberry Limited	Brazil	Burberry Check	3	822964201		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					13-Jul-2000
2442	Burberry Limited	Brazil	Equestrian Knight Device	3	822964171		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					13-Jul-2000

BURBERRY'S PENDING TRADE MARKS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
3231	Burberry Limited	Canada	Burberry Check (Black & White)	3	1147603		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					22-Jul-2002
2555	Burberry Limited	Cyprus	BURBERRY	3	56480		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					16-May-2000
2788	Burberry Limited	Cyprus	Burberry Check	3	58763		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					12-Dec-2000
2376	Burberry Limited	Egypt	BURBERRY	3	135157		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					08-Aug-2000

BURBERRY'S PENDING TRADE MARKS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2398	Burberry Limited	Egypt	Burberry Check	3	135160		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					08-Aug-2000
3237	Burberry Limited	European Union	Thomas Burberry Script with	3	002948891		PEN
Class 3: Non-medicated toilet preparations, Flag perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					27-Nov-2002
2068	Burberry Limited	Fiji	BURBERRY	3	130/2000		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					18-May-2000
2150	Burberry Limited	Hong Kong	Burberry Check	3	3631/2000		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					23-Feb-2000

BURBERRY'S PENDING TRADE MARKS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2093	Burberry Limited	India	BURBERRY	3	905509		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					23-Feb-2000
2117	Burberry Limited	India	Equestrian Knight Device	3	905513		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					23-Feb-2000
2119	Burberry Limited	Indonesia	Equestrian Knight Device	3	D004357		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					09-Mar-2000
2651	Burberry Limited	Japan	Burberry Check	3	2000-61984	4493210	PEN
Class 3: Shampoos, cleansing preparations for the skin (excluding medical use),and other soaps; essential oils, pot pourri, and other fragrance and flavourings; eau de colognes, and other toilet waters, shaving creams, hair cosmetics, perfumes and other cosmetics; dentifrices.

					06-Jun-2000

BURBERRY'S PENDING TRADE MARKS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
3265	Burberry Limited	Japan	Burberry Check (Pink)	3	2003-78132		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, anti-perspirants, eau de cologne, toilet water, shaving preparations, other cosmetics, soaps, shampoos, other soaps and detergents, essential oils, pot pourri, other perfumery, fragrances and incenses.

					09-Sep-2003

BURBERRY'S PENDING TRADE MARKS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2906	Burberry Limited	Korea (South)	Burberry in Korean Characters	3	45-2002-705		PEN
Class 3: Face powder, skin lotion, facial cream, cleansing cream, anti-perspirants, body deodorants, perfumes, toothpaste, hair tonic, hair dying agent, hair spray, hair de-colouring agent, shampoo, toilet soap, liquid soap, bath soaps, cosmetic soaps, deodorant soaps, cream soaps, medicated soaps, shaving soaps, eau de cologne, common toilet water, essential oils for personal use, shaving creams, potpourri (fragrance), and talcum powder for toilet use.

					22-Feb-2002
2495	Burberry Limited	Kuwait	Equestrian Knight Device	3	49993		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					09-May-2001

BURBERRY'S PENDING TRADE MARKS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2167	Burberry Limited	Malaysia	Burberry Check	3	2000/04039		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					07-Apr-2000
3203	Burberry Limited	Norway	Thomas Burberry	3	200206704		PEN
Class 3: Non-medicated toilet preparations, Shield Device perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					22-Jul-2002
2503	Burberry Limited	Oman	Burberry Check	3	22568		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					20-May-2000

BURBERRY'S PENDING TRADE MARKS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
2496	Burberry Limited	Oman	Equestrian Knight Device	3	22569		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					20-May-2000
2476	Burberry Limited	Paraguay	Burberry Check	3	12410		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					29-May-2000
2104	Burberry Limited	Philippines	BURBERRY	3	4-2000-01953		PEN
Class 3: Non-medicated
toilet preparations,
perfumes, cosmetics
preparations for the teeth
and for the hair, soaps,
shampoos, anti-perspirants,
eau de cologne and toilet
water, essential oils,
shaving preparations, pot
pourri.

					03-Mar-2000
2169	Burberry Limited	Philippines	Burberry Check	3	4-200-01950		PEN
Class 3: Non-medicated
toilet preparations,
perfumes, cosmetics
preparations for the teeth
and for the hair, soaps,
shampoos, anti-perspirants,
eau de cologne and toilet
water, essential oils,
shaving preparations, pot
pourri.

					13-Mar-2000
2129	Burberry Limited	Philippines	Equestrian Knight Device	3	4-2000-01954		PEN
Class 3: Non-medicated
toilet preparations,
perfumes, cosmetics
preparations for the teeth
and for the hair, soaps,
shampoos, anti-perspirants,
eau de cologne and toilet
water, essential oils,
shaving preparations, pot
pourri.

					13-Mar-2000
2198	Burberry Limited	Philippines	PRORSUM	3	4-2000-01620		PEN
Class 3: Non-medicated
toilet preparations,
perfumes, cosmetics
preparations for the teeth
and for the hair, soaps,
shampoos, anti-perspirants,
eau de cologne and toilet
water, essential oils,
shaving preparations, pot
pourri.

					03-Mar-2000
2504	Burberry Limited	Qatar	Burberry Check	3	22864		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					20-May-2000

BURBERRY'S PENDING TRADE MARKS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
51889	Burberry Limited	Qatar	BURBERRYS	3	15644		PEN
Non-medicated toilet preparations, perfumes, perfumery, cosmetic preparations for the teeth and for the hair, soaps, shampoos, shower and bath gels, skin creams, dusting powder, talc, deodorants, anti-perspirants, oil mist sprays, bronzing gel, moisturising and cleansing preparations, eau-de-cologne and toilet water, essential oils, shaving preparations, pot pourri.

					05-Sep-1996
2497	Burberry Limited	Qatar	Equestrian Knight Device	3	22865		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					20-May-2000
2498	Burberry Limited	Saudi Arabia	Equestrian Knight Device	3	64910		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					06-Jun-2000
2421	Burberry Limited	South Africa	Equestrian Knight Device	3	2000/08271		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					04-May-2000
2499	Burberry Limited	United Arab Emirates	Equestrian Knight Device	3	36981		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					18-Jun-2000

BURBERRY'S PENDING TRADE MARKS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
3261	Burberry Limited	United Kingdom	Burberry Check (Black & White - With Text)	3	2338837		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					16-Jul-2003
3260	Burberry Limited	United Kingdom	Burberry Check (Black & White)	3	2338838		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					16-Jul-2003

BURBERRY'S PENDING TRADE MARKS

						APP DATE
TMID	REGISTERED OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG NO/ REG DATE	STATUS	GOODS
3262	Burberry Limited	United Kingdom	Icon Stripe	3	2339137		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					19-Jul-2003
3287	Burberry Limited	U.S.A.	BURBERRY LONDON	3	76/564751		PEN
Class 3: Non-medicated toilet preparations, namely perfumes, eau de cologne and toilet water, essential oils for personal use; cosmetics preparations for the teeth and for the hair; namely toothpastes, shampoos, conditioners, hair sprays, hair gels, soaps for the body, shower gels and bath gels and bath foams; anti-perspirants and deodorants, shaving preparations, pot pourri.

					11-Dec-2003

VARIED TRADE NAMES - CLASS 3 - REGISTERED

						APP DATE
	REGISTERED					REG NO/
TMID	OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG DATE	STATUS	GOODS
2744	Burberry Limited	Argentina	BURBERRY TOUCH	3	2309912	1866381	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					03-Oct-2000	08-Apr-2002
2999	Burberry Limited	Argentina	Rocking Lamb Device	3	2371451	1918469	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, pot pourri.

					09-Apr-2002	17-Mar-2003
57210	Burberry Limited	Argentina	Week end Burberrys OF LONDON (stylised)	3	2098877	1754051	REG	All goods in the class.
					20-Aug-1997	23-Sep-1999
2745	Burberry Limited	Australia	BURBERRY TOUCH	3	852432	852432	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					05-Oct-2000	05-Oct-2000
3033/WP	Burberry Limited	Australia	Rocking Lamb Device	3	779836	779636	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, pot pourri.

					30-Apr-2002	30-Apr-2002
57872	Burberry Limited	Australia	Week end Burberrys OF LONDON (stylised)	3	748014	748014	REG	Non-medicated toilet preparations, perfumes, soaps, shower and bath gels, deodorants, anti-perspirants, eau-de-cologne and toilet water, pre-shave lotion, after-shave lotion.
					06-Nov-1997	06-Nov-1997
3013	Burberry Limited	Bahrain	Rocking Lamb Device	3	31209	31209	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, pot pourri.

					13-Apr-2002	13-Apr-2002
2746	Burberry Limited	Bolivia	BURBERRY TOUCH	3	SM-4468-00	86223C	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					13-Oct-2000	20-May-2002

VARIED TRADE NAMES - CLASS 3 - REGISTERED

						APP DATE
	REGISTERED					REG NO/
TMID	OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG DATE	STATUS	GOODS
60714	Burberry Limited	Bolivia	Week end Burberrys OF LONDON (stylised)	3	8414	78419	REG
Perfumes, perfumery products, cologne and eau de toilette, soaps, shower gel, bath gel, bath foam, deodorant, moisturising products for the body, toilet talc, anti-ageing eye balm, anti-wrinkle cream, after shave emulsion, pre-shave lotion, razor burn soother.

					25-Jun-1998	04-May-2000
58087	Burberry Limited	Brazil	Week end Burberrys OF LONDON (stylised)	3	820203572	820203572	REG	Non-medicated toilet preparations, perfumes, toilet soaps, shower gels, deodorants, anti-perspirants, eau de cologne and toilet water, pre-shave lotion, after shave lotion.
					29-Aug-1997	28-May-2002
2749	Burberry Limited	Canada	BURBERRY TOUCH	3	1079247	582854	REG	Class 3: Non-medicated toilet preparations, perfumes, cosmetics, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, shaving preparations,perfumes, essential oils.
					18-Oct-2000	30-May-2003
60689	Burberry Limited	Canada	Week end Burberrys OF LONDON (stylised)	3	887486	537879	REG
Perfumery products and toiletries, namely perfumes, cologne, eau de toilette, soaps, shower gel, bath gel, bath foam, deodorant, body moisturizers, toilet talc, anti-ageing eye balm, anti-wrinkle cream, after shave emulsion, pre-shave lotion, razor burn soother.

					17-Aug-1998	28-Nov-2000
3302	Burberry Limited	Chile	Burberry Brit	3	626.780	692.316	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					03-Nov-2003	21-Apr-2004
3321	Burberry Limited	Chile	Burberry Tender Touch	3	627067	691.319	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics, preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					05-Nov-2003	21-Apr-2004
2740	Burberry Limited	Chile	BURBERRY TOUCH	3	503.408	591401	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					04-Oct-2000	06-Mar-2001

VARIED TRADE NAMES - CLASS 3 - REGISTERED

						APP DATE
	REGISTERED					REG NO/
TMID	OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG DATE	STATUS	GOODS

3001	Burberry Limited	Chile	Rocking Lamb Device	3	564.329	638.907	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, pot pourri.

					12-Apr-2002	09-Aug-2002
56479	Burberry Limited	Chile	Week end Burberrys OF LONDON (stylised)	3	387850	509752	REG	Non-medicated toilet preparations, perfumes, soaps, shower and bath gels, deodorants, anti-perspirants, eau-de-cologne and toilet water, pre-shave lotion, after-shave lotion.
					21-Aug-1997	13-Apr-1998
2741	Burberry Limited	Colombia	BURBERRY TOUCH	3	77014	237748	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					10-Oct-2000	19-Jun-2001
56480	Burberry Limited	Colombia	Week end Burberrys OF LONDON (stylised)	3	97049318	232817	REG	Non-medicated toilet preparations, perfumes, soaps, shower and bath gels, deodorants, anti-perspirants, eau-de-cologne and toilet water, pre-shave lotion, after-shave lotion.
					27-Aug-1997	13-Apr-1998
3003	Burberry Limited	Costa Rica Rocking	3 Lamb Device			135.787	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, pot pourri.

					12-Apr-2002	12-Nov-2002
2729/ WP-CZ	Burberry Limited	Czech Republic	BURBERRY TOUCH	3	746063	746063	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					23-Oct-2000	23-Oct-2000
3339	Burberry Limited	Denmark	Burberry Tender Touch	3	VA 2004 00650	VR 2004 00682	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics, preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					17-Feb-2004	27-Feb-2004

VARIED TRADE NAMES - CLASS 3 - REGISTERED

						APP DATE
	REGISTERED					REG NO/
TMID	OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG DATE	STATUS	GOODS
3004	Burberry Limited	Ecuador	Rocking Lamb Device	3	123239	19655	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, pot pourri.

					23-Apr-2002	05-Mar-2003
2523	Burberry Limited	European Union	BURBERRY TOUCH	3	001695949	001695949	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					24-May-2000	24-May-2000
2978	Burberry Limited	European Union	Rocking Lamb Device	3, 21, 25	002645182	002645182	REG
Class 3: Non-medicated toilet preparations, perfumes, talcum powder, cosmetic preparations for the teeth and for the hair, soaps, all over wash; shampoos, anti-perspirants, eau de cologne, eau de toilette (with or without alcohol) and toilet water, essential oils, baby balm, massage oil, pot pourri.

					05-Apr-2002	26-Jun-2003
62868	Burberry Limited	European Union	Week end Burberrys OF LONDON (stylised)	3	497784	497784	REG
Perfumes, perfumery products, cologne and eau de toilette, soaps, shower gel, bath gel, bath foam, deodorant for personal use, moisturising products for the body, toilet talc, anti-aging eye balm, anti-wrinkle cream, after-shave emulsion, pre-shave lotion, razor burn soother.

					13-Mar-1997	13-Mar-1997

VARIED TRADE NAMES - CLASS 3 - REGISTERED

						APP DATE
	REGISTERED					REG NO/
TMID	OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG DATE	STATUS	GOODS
3266	Burberry Limited	France	Burberry Tender Touch	3	03 3 242 506	03 3 242 506	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					22-Aug-2003	22-Aug-2003
2695	Burberry Limited	France	BURBERRY TOUCH	3	3036772	3036772	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					26-Jun-2000	26-Jun-2000
56501	Burberry Limited	France	Week end Burberrys OF LONDON (stylised)	3	97/667077	97667077	REG
Perfumes, perfumery products, toilet water, eau-de-cologne, soaps, shower and bath gel, bath mousse, deodorants, talc, anti-wrinkle gel for the eyes, anti-wrinkle cream, pre-shave lotion, after-shave lotion.

					05-Mar-1997	05-Mar-1997
2750	Burberry Limited	Hong Kong	BURBERRY TOUCH	3	22046/2000	04272/2002	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri; all included in Class 3..

					05-Oct-2000	10-May-2000
3008	Burberry Limited	Hong Kong	Rocking Lamb Device	3	2002/05185	03746/2003	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, pot pourri.

					15-Apr-2002	15-Apr-2002

VARIED TRADE NAMES - CLASS 3 - REGISTERED

						APP DATE
	REGISTERED					REG NO/
TMID	OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG DATE	STATUS	GOODS
2711	Burberry Limited	Hong Kong	Week end BURBERRYS (stylised)	3	97 18052	12080/1998	REG
Non- medicated toilet prearations, perfumes, soaps, shower and bath gels, deodorants and anti-perspirants for personal use, eau-de-cologne and toilet water, pre-shave lotions, after-shave; otions; all included in Class 3

					22-Dec-1997	22-Dec-1997
2729/WP-HU	Burberry Limited	Hungary	BURBERRY TOUCH	3	746063	746063	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					23-Oct-2000	23-Oct-2000
56765	Burberry Limited	Indonesia	Week end Burberrys OF LONDON (stylised)	3	D97-20169	426.286	REG	Non-medicated toilet preparations, perfumes, soaps, shower and bath gels; deodorants, anti-perspirants, eau-de-cologne and toilet water, pre-shave lotion and after-shave lotion.
					18-Sep-1997	18-Sep-1997
2751	Burberry Limited	Israel	BURBERRY TOUCH	3	142576	142576	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					04-Oct-2000	04-Dec-2001
3014	Burberry Limited	Israel	Rocking Lamb Device	3	156330	156330	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, pot pourri.

					10-Apr-2002	03-Apr-2003
60687	Burberry Limited	Israel	Week end Burberrys OF LONDON (stylised)	3	120204	120204	REG
Perfumes, perfumery products, cologne and eau de toilette, soaps, shower gel, bath gel, bath foam, deodorant, moisturising products for the body, toilet talc, anti-ageing eye balm, anti-wrinkle cream, after shave emulsion, pre-shave lotion, razor burn soother.

					10-Jun-1998	05-Oct-1999

VARIED TRADE NAMES - CLASS 3 - REGISTERED

						APP DATE
	REGISTERED					REG NO/
TMID	OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG DATE	STATUS	GOODS
2729/WP-JP	Burberry Limited	Japan	BURBERRY TOUCH	3	746063	746063	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					23-Oct-2000	23-Oct-2000
3009	Burberry Limited	Japan	Rocking Lamb Device	3	2002-36095	4647041	REG	Class 3: Shampoo and other soaps, fragrances and flavourings, toilet waters, eau de colognes, perfumes and other cosmetics, dentifrices.
					02-May-2002	21-Feb-2003
60682	Burberry Limited	Jordan	Week end Burberrys OF LONDON (stylised)	3	50426	50426	REG
Perfumes, perfumery products, cologne and eau de toilette, soaps, shower gel, bath gel, bath foam, deodorant, moisturising products for the body, toilet talc, anti-ageing eye balm, anti-wrinkle cream, after shave emulsion, pre-shave lotion, razor burn soother.

					23-Jun-1998	23-Jun-1998
2752	Burberry Limited	Korea (South)	BURBERRY TOUCH	3	40-2000-49643	514908	REG
Class 3: Perfume, perfumed oil, general toilet water, face powder, skin lotion, facial cream, eau de cologne, cleansing cream, foundation cream, powdered perfume, hair tonic, hair dyeing agent, hair spray, hair decolouring agent, shaving gel, shaving foam, shaving mousse, shaving lotion, pot pourris perfumes, toilet soap, washing soap, medicated soap, bath soap. liquid soap, deodorant soap, shampoos, dentifrices, anti-perspirants and essential oils.

					24-Oct-2000	14-Mar-2002

VARIED TRADE NAMES - CLASS 3 - REGISTERED

						APP DATE
	REGISTERED					REG NO/
TMID	OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG DATE	STATUS	GOODS
3010	Burberry Limited	Korea (South)	Rocking Lamb Device	3	40-2002-17979	40-566466	REG
Class 3: Perfumes, shampoos, anti-perspirants, eau de cologne, comon toilet water, essential oils for personal use, pot pourri (fragrance), bath oils, bath paoder, baby oils, baby powder, bath salts for non-medical purposes, frangrances for non-medical purposes, sun screen lotions, shaving creams, skin milk, skin fresheners, eye lingers, eye make-up removers, eye shadows, after shave lotions, body deodorants, lip gloss, cleansing cream, face powder, hand cream perfumed oils, hair gels, hair conditioners, hair creams, hair tonics, toilet bath salts, cleansing milk for toilet purposes, liquid soaps, shaving soaps, deodorant soaps, bath soaps, cosmetic soaps, paper soaps, cream soaps, hair rinses, toilet soaps and toothpaste.

					19-Apr-2002	25-Nov-2003
61923	Burberry Limited	Korea (South)	Week end Burberrys OF LONDON (stylised)	3	97-14024	417515	REG	Non-medicated toilet preparations, perfumes, shower and bath gels, deodorants, anti-perspirants, eau-de-cologne and toilet waters, pre-shave lotion, after-shave lotion.
					28-Mar-1997	21-Aug-1998
61921	Burberry Limited	Korea (South)	Week end Burberrys OF LONDON (stylised)	3	97-14025	441277	REG	Water soaps and cleanser.
					28-Mar-1997	10-Feb-1999
60680	Burberry Limited	Kuwait	Week end Burberrys OF LONDON (stylised)	3	41206	38953	REG
Perfumes, perfumery products, cologne and eau de toilette, soaps, shower gel, bath gel, bath foam, deodorant, moisturising products for the body, toilet talc, anti-ageing eye balm, anti-wrinkle cream, after shave emulsion, pre-shave lotion, razor burn soother.

					30-Sep-1997	30-Sep-1998
2755	Burberry Limited	Lebanon	BURBERRY TOUCH	3	96-01-0770755		REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

						17-Oct-2000
2742	Burberry Limited	Malaysia	BURBERRY TOUCH	3	2000/15901	00015901	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					09-Nov-2000	10-May-2000

VARIED TRADE NAMES - CLASS 3 - REGISTERED

						APP DATE
	REGISTERED					REG NO/
TMID	OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG DATE	STATUS	GOODS
2996	Burberry Limited	Mauritius	Rocking Lamb Device	3		A/54 No. 100	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, pot pourri.

					29-Apr-2002	29-Apr-2002
2756	Burberry Limited	Mexico	BURBERRY TOUCH	3	456456	691278	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					03-Nov-2000	7-Mar-2001
3005	Burberry Limited	Mexico	Rocking Lamb Device	3	560683	764609	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, pot pourri.

					12-Aug-2002	21-Jan-2002
2748	Burberry Limited	New Zealand	BURBERRY TOUCH	3	624482	624482	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					04-Oct-2000	10-May-2000
2729/WP-NO	Burberry Limited	Norway	BURBERRY TOUCH	3	746063	746063	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					23-Oct-2000	23-Oct-2000

VARIED TRADE NAMES - CLASS 3 - REGISTERED

						APP DATE
	REGISTERED					REG NO/
TMID	OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG DATE	STATUS	GOODS
2757	Burberry Limited	Panama	BURBERRY TOUCH	3	111126	111126 01	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					09-Nov-2000	22-Apr-2002
60688	Burberry Limited	Panama	Week end Burberrys OF LONDON (stylised)	3	095524	095524	REG
Perfumes, perfumery products, cologne and eau de toilette, soaps, shower gel, bath gel, bath foam, deodorant, moisturising products for the body, toilet talc, anti-ageing eye balm, anti-wrinkle cream, after shave emulsion, pre-shave lotion, razor burn soother.

					12-Aug-1996	12-Aug-1998
3304	Burberry Limited	Paraguay	Burberry Brit	3	29327-2003	269372	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					11-Nov-2003	14-Jul-2004

VARIED TRADE NAMES - CLASS 3 - REGISTERED

						APP DATE
	REGISTERED					REG NO/
TMID	OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG DATE	STATUS	GOODS
2758	Burberry Limited	Paraguay	BURBERRY TOUCH	3	25639-2000	239741	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					04-Oct-2000	17-Sep-2001
3006	Burberry Limited	Paraguay	Rocking Lamb Device	3	8638-2002	251852	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					17-Apr-2002	18-Nov-2002
56764	Burberry Limited	Paraguay	Week end Burberrys OF LONDON (stylised)	3	16260-97	209046	REG	Non-medicated toilet preparations, perfumes, soaps, shower and bath gels; deodorants, anti-perspirants, eau-de-cologne and toilet water, pre-shave lotion and after-shave lotion.
					12-Aug-1997	24-Nov-1998
2743	Burberry Limited	Peru	BURBERRY TOUCH	3	116126	73351	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					18-Oct-2000	24-Jul-2001
2729/WP-PL	Burberry Limited	Poland	BURBERRY TOUCH	3	746063	746063	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					23-Oct-2000	23-Oct-2000
60683	Burberry Limited	Poland	Week end Burberrys OF LONDON (stylised)	3	Z-188243	131939	REG
Perfumes, perfumery products, cologne and eau de toilette, soaps, shower gel, bath gel, bath foam, deodorant, moisturising products for the body, toilet talc, anti-ageing eye balm, anti-wrinkle cream, after shave emulsion, pre-shave lotion, razor burn soother.

					15-Jun-1998	17-Aug-2001
2729/WP-RO	Burberry Limited	Romania	BURBERRY TOUCH	3	746063	746063	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					23-Oct-2000	23-Oct-2000

VARIED TRADE NAMES - CLASS 3 - REGISTERED

						APP DATE
	REGISTERED					REG NO/
TMID	OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG DATE	STATUS	GOODS
2729/WP-RU	Burberry Limited	Russian Federation	BURBERRY TOUCH	3	746063	746063	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					23-Oct-2000	23-Oct-2000
60681	Burberry Limited	Russian Federation	Week end Burberrys OF LONDON (stylised)	3	98710936	98710369	REG
Perfumes, perfumery products, cologne and eau de toilette, soaps, shower gel, bath gel, bath foam, deodorant, moisturising products for the body, toilet talc, anti-ageing eye balm, anti-wrinkle cream, after shave emulsion, pre-shave lotion, razor burn soother.

					24-Jun-1998	24-Jun-1998
2759	Burberry Limited	Saudi Arabia	BURBERRY TOUCH	3	67923	621/65	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					11-Nov-2000	11-Nov-2000
3019	Burberry Limited	Saudi Arabia	Rocking Lamb Device	3	76328	665/59	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, pot pourri.

					09-Apr-2002	09-Apr-2002
60578	Burberry Limited	Saudi Arabia	Week end Burberrys OF LONDON (stylised)	3	44986	501/8	REG	Non-medicated toilet preparations, perfumes, soaps, shower and bath gels, deodorants, anti-perspirants, eau-de-cologne and toilet water, pre-shave lotion, after-shave lotion.
					26-Jun-1998	19-Oct-1999
2760	Burberry Limited	Singapore	BURBERRY TOUCH	3	T00/17551D	T00/17551D	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					06-Oct-2000	10-May-2000
59062	Burberry Limited	Singapore	Week end Burberrys OF LONDON (stylised)	3	15061/97	T97/15061I	REG	Non-medicated toilet preparations, perfumes, soaps, shower and bath gels, deodorants, anti-perspirants, eau-de-cologne and toilet water, pre-shave lotion, after-shave lotion.
					10-Dec-1997	10-Dec-1997

VARIED TRADE NAMES - CLASS 3 - REGISTERED

						APP DATE
	REGISTERED					REG NO/
TMID	OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG DATE	STATUS	GOODS
2729/WP-SK	Burberry Limited	Slovakia	BURBERRY TOUCH	3	746063	746063	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					23-Oct-2000	23-Oct-2000
3348	Burberry Limited	Switzerland	Burberry Tender Touch	3	51019/2004	520.106	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics, preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					18-Feb-2004	31-Mar-2004
2729/WP-CH	Burberry Limited	Switzerland	BURBERRY TOUCH	3	746063	746063	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					23-Oct-2000	23-Oct-2000

VARIED TRADE NAMES - CLASS 3 - REGISTERED

						APP DATE
	REGISTERED					REG NO/
TMID	OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG DATE	STATUS	GOODS
60677	Burberry Limited	Switzerland	Week end BURBERRYS (stylised)	3	4652/1998	457932	REG
Perfumes, perfumery products, cologne and eau de toilette, soaps, shower gel, bath gel, bath foam, deodorant, moisturising products for the body, toilet talc, anti-ageing eye balm, anti-wrinkle cream, after shave emulsion, pre-shave lotion, razor burn soother.

					15-Dec-1998	15-Dec-1998
3311	Burberry Limited	Taiwan	Burberry Brit	3	92063891	1110101	REG
Class 3: Non-medicated toilet preparations, perfumes, preparations for the teeth and for the hair, soaps for human use, shampoos, anti- perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					03-Nov-2003	16-Jul-2004

VARIED TRADE NAMES - CLASS 3 - REGISTERED

						APP DATE
	REGISTERED					REG NO/
TMID	OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG DATE	STATUS GOODS
2761	Burberry Limited	Taiwan	BURBERRY TOUCH	3	89057922	1016603	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps for human use, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					06-Oct-2000	01-Oct-2002
3011	Burberry Limited	Taiwan	Rocking Lamb Device	3	91013670	1035982	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, pot pourri.

					11-Apr-2002	16-Mar-2003
59129	Burberry Limited	Taiwan	Week end BURBERRYS (stylised)	3	849612	849612	REG	Non-medicated toilet preparations, perfumes, soaps, shower and bath gels, deodorants, anti-perspirants, eau-de-cologne and toilet water, pre-shave lotion, after-shave lotion.
					18-Mar-1998	01-May-1999
3012	Burberry Limited	Thailand	Rocking Lamb Device	3	489827	Kor174351	REG
Class 3: Perfumes, eau de toilette, eau de parfums, cosmetic preparations for the teeth and for the hair; toothpaste, soaps, shampoos, anti-perspirants, eau de cologne, toilet water, body lotions, body sprays, after-shave lotions, cosmetic preparations for skin; preparations for body cleansing, essential oils, pot pourri.

					13-Jun-2002	13-Jun-2002
59209	Burberry Limited	Thailand	Week end Burberrys (stylised)	3	366474	Kor 107999	REG	Perfumes, soaps, shower and bath gels, deodorants, anti-perspiarnts, eau-de-cologne, toilet water,pre-shave lotion, after-shave lotion
					06-Aug-1998	06-Aug-1998
2729/WP-TR	Burberry Limited	Turkey	BURBERRY TOUCH	3	746063	746063	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					23-Oct-2000	23-Oct-2000
60685	Burberry Limited	Turkey	Week end Burberrys OF LONDON (stylised)	3	1998/8388	198559	REG
Perfumes, perfumery products, cologne and eau de toilette, soaps, shower gel, bath gel, bath foam, deodorant, moisturising products for the body, toilet talc, anti-ageing eye balm, anti-wrinkle cream, after shave emulsion, pre-shave lotion, razor burn soother.

					24-Jun-1998	24-Jun-1998

VARIED TRADE NAMES - CLASS 3 - REGISTERED

						APP DATE
	REGISTERED					REG NO/
TMID	OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG DATE	STATUS	GOODS
2762	Burberry Limited	Ukraine	BURBERRY TOUCH	3	2000104576	28836	REG
Class 3: Toilet preparations; perfumes; cosmetics preparations for the teeth and for the hair; soaps; shampoos; anti-perspirants; eau de cologne; toilet water; essential oils; shaving preparations; pot pourri; all the above for non-medicated purposes.

					13-Oct-2000	16-Dec-2002
2994	Burberry Limited	Ukraine	Rocking Lamb Device	3	2002043037/T	37188	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, pot pourri.

					15-Apr-2002	15-Jan-2004
2763	Burberry Limited	United Arab Emirates	BURBERRY TOUCH	3	39231	29056	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					06-Nov-2000	22-Oct-2001
60679	Burberry Limited	United Arab Emirates	Week end Burberrys OF LONDON (stylised)	3	28092	26254	REG
Perfumes, perfumery products, cologne and eau de toilette, soaps, shower gel, bath gel, bath foam, deodorant, moisturising products for the body, toilet talc, anti-ageing eye balm, anti-wrinkle cream, after shave emulsion, pre-shave lotion, razor burn soother.

					31-Aug-1998	18-Oct-2000
2537	Burberry Limited	United Kingdom	BURBERRY TOUCH	3	2231970	2231970	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					10-May-2000	10-May-2000
2993	Burberry Limited	United Kingdom	Rocking Lamb Device	3	2297097	2297097	REG	Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, pot
								pourri.
					04-Apr-2002	30-Aug-2002
54536	Burberry Limited	United Kingdom	Week end BURBERRYS (stylised)	3	2126565	2126565	REG
Perfumes, perfumery products, cologne and eau de toilette, soaps, shower gel, bath gel, bath foam, deodorant, moisturising products for the body, toilet talc, anti-ageing eye balm, anti-wrinkle cream, after shave emulsion, pre-shave lotion, razor burn soother.

					13-Mar-1997	13-Mar-1997

VARIED TRADE NAMES - CLASS 3 - REGISTERED

						APP DATE
	REGISTERED					REG NO/
TMID	OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG DATE	STATUS	GOODS
2764	Burberry Limited	USA.	BURBERRY TOUCH	3	76/153502	2634190	REG
Class 3: Non-medicated toilet preparations, namely perfumes, eau de cologne and toilet water, essential oils for personal use cosmetics preparations for the teeth and for the hair, namely toothepastes, shampoos, conditioners, hair sprays, hair gels, soaps for the body, shower gels and bath gels and bath forms, anti-perspirants and deodorants, shaving preparations and pot pourri.

					25-Oct-2000	15-Oct-2002
57517	Burberry Limited	U.S.A.	Week end Burberry of London (stylised)	3	75/355145	2315279	REG
Non-medicated preparations, perfumes, eau de perfume, body lotion, cosmetics, soaps, anti-perspirants, eau de cologne, toilet waters, pre-shave lotion, after-shave lotion, shaving soap, cologne, bath and shower gels.

					11-Sep-1997	08-Feb-2000
2766	Burberry Limited	Uruguay	BURBERRY TOUCH	3	327565	327565	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					03-Nov-2000	07-May-2001
3007	Burberry Limited	Uruguay	Rocking Lamb Device	3	339.645	339.645	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, pot pourri.

					11-Apr-2002	15-Oct-2002
56762	Burberry Limited	Uruguay	Week end Burberrys OF LONDON (stylised)	3	298.661	298.661	REG	All goods in the class
					03-Oct-1997	05-Jun-1998
60686	Burberry Limited	Venezuela	Week end Burberrys OF LONDON (stylised)	3	12680-98	P-226206	REG
Perfumes, perfumery products, cologne and eau de toilette, soaps, shower gel, bath gel, bath foam, deodorant, moisturising products for the body, toilet talc, anti-ageing eye balm, anti-wrinkle cream, after shave emulsion, pre-shave lotion, razor burn soother.

					07-Jul-1998	25-Feb-2001
2729	Burberry Limited	WIPO	BURBERRY TOUCH	3	746063	746063	REG
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					23-Oct-2000	23-Oct-2000

VARIED TRADE NAMES - CLASS 3 - PENDING

						APP DATE
	REGISTERED					REG NO/
TMID	OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG DATE	STATUS	GOODS

3300	Burberry Limited	Argentina	Burberry Brit	3	2472842		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					31-Oct-2003
3319	Burberry Limited	Argentina	Burberry Tender Touch	3	2473431		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					04-Nov-2003
3288/WP-AU	Burberry Limited	Australia	Burberry Brit	3	814807		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					11-Nov-2003
3338	Burberry Limited	Austria	Burberry Tender Touch	3	AM1150/2004		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics, preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					19-Feb-2004

VARIED TRADE NAMES - CLASS 3 - PENDING

						APP DATE
	REGISTERED					REG NO/
TMID	OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG DATE	STATUS	GOODS

3301	Burberry Limited	Brazil	Burberry Brit	3	826052746		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					07-Nov-2003
3320	Burberry Limited	Brazil	Burberry Tender Touch	3	826052738		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					07-Nov-2003
2747	Burberry Limited	Brazil	BURBERRY TOUCH	3	823385701		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					10-Nov-2000
3000	Burberry Limited	Brazil	Rocking Lamb Device	3	824501624		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					11-Apr-2002
3033/WP-BG	Burberry Limited	Bulgaria	Rocking Lamb Device	3	779836		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, pot pourri.

					30-Apr-2002
3299	Burberry Limited	Canada	Burberry Brit	3	1,199,475		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					12-Dec-2003

VARIED TRADE NAMES - CLASS 3 - PENDING

						APP DATE
	REGISTERED					REG NO/
TMID	OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG DATE	STATUS	GOODS

3318	Burberry Limited	Canada	Burberry Tender Touch	3	1,199,474		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri. Class 3: Non-medicated toilet preparations, perfumes, cosmetics, preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					12-Dec-2003
2997	Burberry Limited	Canada	Rocking Lamb Device	3	1143564		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils for personal use, pot pourri.

					12-Jun-2002
3288/W-CN	Burberry Limited	China	Burberry Brit	3	814807		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					11-Nov-2003
3354	Burberry Limited	China	Burberry Tender Touch	3	392026S		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics, preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					20-Feb-2004
59130	Burberry Limited	China	Week end BURBERRYS (stylised)	3	9800007011		PEN	Perfumes, soaps, anti-perspirants, eau-de-cologne, toilet water, deodorants, aftershave lotion, pre- shave lotion, shower and bath gel, non-medicated toilet preparations.
					22-Jan-1998
3002	Burberry Limited	Colombia	Rocking Lamb Device	3	02.033.931		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, pot pourri.

					19-Apr-2002
3033/WP-CZ	Burberry Limited	Czech Republic	Rocking Lamb Device	3	779836		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, pot pourri.

					30-Apr-2002

VARIED TRADE NAMES - CLASS 3 - PENDING

						APP DATE
	REGISTERED					REG NO/
TMID	OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG DATE	STATUS	GOODS

60678	Burberry Limited	Czech Republic	Week end Burberrys OF LONDON (stylised)	3	133409		PEN
Perfumes, perfumery products, cologne and eau de toilette, soaps, shower gel, bath gel, bath foam, deodorant, moisturising products for the body, toilet talc, anti-ageing eye balm, anti-wrinkle cream, after shave emulsion, pre-shave lotion, razor burn soother.

					09-Jun-1998
2995	Burberry Limited	Egypt	Rocking Lamb Device	3	150735		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, pot pourri.

					30-Apr-2002
3033/WP-EE	Burberry Limited	Estonia	Rocking Lamb Device	3	779836		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, pot pourri.

					30-Apr-2002
3268	Burberry Limited	European Union	Burberry Brit	3	003322922		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics, preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					21-Aug-2003
3340	Burberry Limited	Finland	Burberry Tender Touch	3	T200400387		PEN
Class 3: Non-medicated toilet preparations,bath, shower and body care preparations, perfumes, cosmetics, preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					17-Feb-2004
3033/WP-GE	Burberry Limited	Georgia	Rocking Lamb Device	3	779836		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, pot pourri.

					30-Apr-2002
3341	Burberry Limited	Germany	Burberry Tender Touch	3	304 09 488.9/09		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics, preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					24-Feb-2004

VARIED TRADE NAMES - CLASS 3 - PENDING

						APP DATE
	REGISTERED					REG NO/
TMID	OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG DATE	STATUS	GOODS

3342	Burberry Limited	Greece	Burberry Tender Touch	3	149449		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics, preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					19-Feb-2004
3283	Burberry Limited	Hong Kong	Burberry Brit	3	300068003		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics, preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					25-Aug-2003
3325	Burberry Limited	Hong Kong	Burberry Tender Touch	3	300107225		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					06-Nov-2003
3033/WP-HU	Burberry Limited	Hungary	Rocking Lamb Device	3	779836		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, pot pourri.

					30-Apr-2002
60676	Burberry	Hungary	Week end	3	M9802418		PEN	Perfumes, perfumery products, cologne and eau de
	Limited		Burberrys					toilette, soaps, shower gel, bath gel, bath foam,
			OF					deodorant, moisturising products for the body,
			LONDON					toilet talc, anti-ageing eye balm, anti-wrinkle
			(stylised	)				cream, after shave emulsion, pre-shave lotion, razor
								burn soother.
					18-Jun-1998
3306	Burberry Limited	India	Burberry Brit	3	1247382		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics, preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					03-Nov-2003

VARIED TRADE NAMES - CLASS 3 - PENDING

						APP DATE
	REGISTERED					REG NO/
TMID	OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG DATE	STATUS	GOODS

3326	Burberry Limited	India	Burberry Tender Touch	3	1248143		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics, preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					06-Nov-2003
61920	Burberry Limited	India	Week end Burberrys OF LONDON (stylised)	3	822101		PEN
Perfumes, perfumery products, cologne and eau de toilette, soap, shower gel, bath gel, bath foam, deodorant, moisturising products for the body, toilet talc, anti-ageing eye balm, anti-wrinkle cream, after-shave emulsion, pre-shave lotion, razor-burn soother.

					07-Oct-1998
3343	Burberry Limited	Ireland	Burberry Tender Touch	3			PEN
Class 3: Non-medicated toilet preparations, bath, shower and body care preparations, perfumes, cosmetics, preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					17-Feb-2004
3344	Burberry Limited	Italy	Burberry Tender Touch	3	FI2004C000389		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics, preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					18-Mar-2004
3284	Burberry Limited	Japan	Burberry Brit	3	2003-071925		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					22-Aug-2003
3288/WP-JP	Burberry Limited	Japan	Burberry Brit	3	814807		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					11-Nov-2003

VARIED TRADE NAMES - CLASS 3 - PENDING

						APP DATE
	REGISTERED					REG NO/
TMID	OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG DATE	STATUS	GOODS

3285	Burberry Limited	Korea (South)	Burberry Brit	3	40-2003-0037779		PEN
Class 3: Perfumes, shampoos, anti-perspirants, eau de cologne, common toilet water, esential oils for personal use, pot pourri (fragrance), bath oils, bath powder, baby oils, baby powder, bath salts for non-medical purposes, frangrance for non-medical purposes, sunscreen lotions, shaving creams, skin milk, skin fresheners, eye liners, eye make-up removers, eye shadows, aftershave lotions, body deodorants, lip gloss, cleansing cream, face powder, hand cream, perfumed oils, hair gels, hair conditionors, hair creams, hair tonics, toilet bath salts, cleansing milk for toilet purposes, liquid soaps, paper soaps, cream soaps, hair rinses, toilet soaps and toothpaste.

					25-Aug-2003
3328	Burberry Limited	Korea (South)	Burberry Tender Touch	3	40-2003-50175		PEN
Perfumes, shampoos, anti-persipirants, eay de cologne, common toilet water, essential oils for persona use, pot pourri (fragrance), bath oils, bath powder, baby oils, baby powder, bath salts for non-medical purposes, frangrance for non-medical purposes, sunscreen lotions, shaving creams, skin milk, skin fresheners, eye liners, eye make-up removers, eye shadows, after-shave lotions, body deodorants, lip gloss, cleansing cream, face powder, hand cream, perumed oils, hair gels, hair conditioners, hair creams, hair tonics, toilet bath salts, cleansing milk for toilet purposes, liquid soaps, shaving soaps, deodorants soaps, bath soaps, cosmetic soaps, paper soaps, cream soaps, hair rinses, toilet soaps and toothpaste.

					13-Nov-2003
2754	Burberry Limited	Kuwait	BURBERRY TOUCH	3	49326		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					12-Mar-2001

VARIED TRADE NAMES - CLASS 3 - PENDING

						APP DATE
	REGISTERED					REG NO/
TMID	OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG DATE	STATUS	GOODS

3015	Burberry Limited	Kuwait	Rocking Lamb Device	3	58612		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, pot pourri.

					05-Mar-2003
3033/WP-LV	Burberry Limited	Latvia	Rocking Lamb Device	3	779836		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, pot pourri.

					30-Apr-2002
60684	Burberry Limited	Lebanon	Week end Burberrys OF LONDON (stylised)	3	19607		PEN
Perfumes, perfumery products, cologne and eau de toilette, soaps, shower gel, bath gel, bath foam, deodorant, moisturising products for the body, toilet talc, anti-ageing eye balm, anti-wrinkle cream, after shave emulsion, pre-shave lotion, razor burn soother.

					22-Jun-1998
3033/WP-LT	Burberry Limited	Lithuania	Rocking Lamb Device	3	779836		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, pot pourri.

					30-Apr-2002
3308	Burberry Limited	Malaysia	Burberry Brit	3	2003/16079		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					28-Nov-2003
3329	Burberry Limited	Malaysia	Burberry Tender Touch	3	2003/16080		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					28-Nov-2003

VARIED TRADE NAMES - CLASS 3 - PENDING

						APP DATE
	REGISTERED					REG NO/
TMID	OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG DATE	STATUS	GOODS

3050	Burberry Limited	Malaysia	Rocking Lamb Device	3	2002/07593		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					29-Jun-2002
3303	Burberry Limited	Mexico	Burberry Brit	3	635314		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics, preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					18-Dec-2003
3322	Burberry Limited	Mexico	Burberry Tender Touch	3	635315		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics, preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					18-Dec-2003
61922	Burberry Limited	Mexico	Week end Burberrys OF LONDON (stylised)	3	359657		PEN	Perfumes, cologne and eau de toilette, shower and bath gel, bath foam, deodorant, moisturising products for the body, after-shave emulsion, pre-shave lotion, razor-burn soother.

					08-Jan-1999
3309	Burberry Limited	New Zealand	Burberry Brit	3	703869		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics, preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					03-Nov-2003
3330	Burberry Limited	New Zealand	Burberry Tender Touch	3	703976		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics, preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					05-Nov-2003
3288/WP-NO	Burberry Limited	Norway	Burberry Brit	3	814807		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					11-Nov-2003

VARIED TRADE NAMES - CLASS 3 - PENDING

						APP DATE
	REGISTERED					REG NO/
TMID	OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG DATE	STATUS	GOODS

3033/WP-NO	Burberry Limited	Norway	Rocking Lamb Device	3	779836		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, pot  pourri.

					30-Apr-2002
3017	Burberry Limited	Oman	Rocking Lamb Device	3	27838		PEN
Class 3: Non-medicated toilet preparations,  perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					13-Apr-2002
3323	Burberry Limited	Paraguay	Burberry Tender Touch	3	29542-2003		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					13-Nov-2003
3310	Burberry Limited	Philippines	Burberry Brit	3	4-2003-10140		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					05-Nov-2003
3331	Burberry Limited	Philippines	Burberry Tender Touch	3	4-2003-10203		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					07-Nov-2003
59208	Burberry Limited	Philippines	Week end Burberrys OF LONDON (stylised)	3			PEN	Non-medicated toilet preparations, perfumes, soaps, shower and bath gels, deodorants, anti-perspirants, eau-de-cologne and toilet water, pre-shave lotion, after-shave lotion.

					28-Apr-1998

VARIED TRADE NAMES - CLASS 3 - PENDING

						APP DATE
	REGISTERED					REG NO/
TMID	OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG DATE	STATUS	GOODS

3033/WP-PL	Burberry Limited	Poland	Rocking Lamb Device	3	779836		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, pot pourri.

					30-Apr-2002
3345	Burberry Limited	Portugal	Burberry Tender Touch	3	379024		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics, preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					20-Feb-2004
3018	Burberry Limited	Qatar	Rocking Lamb Device	3	27416		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, pot pourri.

					21-Apr-2002
3033/WP-RO	Burberry Limited	Romania	Rocking Lamb Device	3	779836		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, pot pourri.

					30-Apr-2002
3288/W-RU	Burberry Limited	Russian Federation	Burberry Brit	3	814807		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					11-Nov-2003
3349	Burberry Limited	Russian Federation	Burberry Tender Touch	3	2004703188		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics, preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					18-Feb-2004
3033/WP-RU	Burberry Limited	Russian Federation	Rocking Lamb Device	3	779836		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, pot pourri.

					30-Apr-2002

VARIED TRADE NAMES - CLASS 3 - PENDING

						APP DATE
	REGISTERED					REG NO/
TMID	OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG DATE	STATUS	GOODS

3315	Burberry Limited	San Marino	Burberry Brit	3	SM-M200300230		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					02-Dec-2003
3317	Burberry Limited	San Marino	Burberry Tender Touch	3	SM-M-200300229		PEN
Class 3: Non-medicated toilet preparations,  perfumes, cosmetics preparations for the teeth and  for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					02-Dec-2003
3313	Burberry Limited	Saudi Arabia	Burberry Brit	3	86060		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics, preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					02-Nov-2003
3033/WP-YU	Burberry Limited	Serbia- Montenegro	Rocking Lamb Device	3	779836		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, pot pourri.

					30-Apr-2002
3288/WP-SG	Burberry Limited	Singapore	Burberry Brit	3	814807		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					11-Nov-2003
3352	Burberry Limited	Singapore	Burberry Tender Touch	3	T/04/02218F		PEN
Class 3: Non-medicated toilet preparations,bath, shower and body care preparations, perfumes, cosmetics, preparations for the teeth (cleaning) and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					17-Feb-2004
3033/WP-SG	Burberry Limited	Singapore	Rocking Lamb Device	3	T02/08371D		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, pot pourri.

					30-Apr-2002

VARIED TRADE NAMES - CLASS 3 - PENDING

						APP DATE
	REGISTERED					REG NO/
TMID	OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG DATE	STATUS	GOODS

3033/WP-SI	Burberry Limited	Slovenia	Rocking Lamb Device	3	779836		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, pot pourri.

					30-Apr-2002
3298	Burberry Limited	South Africa	Burberry Brit	3	2003/19661		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics, preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					07-Nov-2003
3346	Burberry Limited	Spain	Burberry Tender Touch	3	2.586.510(2)		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics, preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					16-Mar-2004
3288/W-CH	Burberry Limited	Switzerland	Burberry Brit	3	814807		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					11-Nov-2003
3033/WP-CH	Burberry Limited	Switzerland	Rocking Lamb Device	3	779836		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, pot pourri.

					30-Apr-2002

VARIED TRADE NAMES - CLASS 3 - PENDING

						APP DATE
	REGISTERED					REG NO/
TMID	OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG DATE	STATUS	GOODS

3332	Burberry Limited	Taiwan	Burberry Tender Touch	3	92064591		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					06-Nov-2003
3312	Burberry Limited	Thailand	Burberry Brit	3	537811		PEN
Class 3: Perfumes;, cosmetic preparations for the teeth; cosmetic preparations for the hair; cosmetic preparations for the face; cosmetic preparations for skin care; soaps; shampoos; anti-perspirants, eau de toilette, eau de cologne, deodorants, essential oils shaving preparations, pot pourri; perfumed body lotions and creams; bath and shower gels.

					28-Nov-2003
3333	Burberry Limited	Thailand	Burberry Tender Touch	3	537820		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					28-Nov-2003
3288/WP-TR	Burberry Limited	Turkey	Burberry Brit	3	814807		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					11-Nov-2003
3353	Burberry Limited	Turkey	Burberry Tender Touch	3	2004/003539		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics, preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					20-Feb-2004

VARIED TRADE NAMES - CLASS 3 - PENDING

						APP DATE
	REGISTERED					REG NO/
TMID	OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG DATE	STATUS	GOODS

3033/WP-TR	Burberry Limited	Turkey	Rocking Lamb Device	3	779836		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, pot pourri.

					30-Apr-2002
3314	Burberry Limited	United Arab Emirates	Burberry Brit	3	57172		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					18-Nov-2003
3334	Burberry Limited	United Arab Emirates	Burberry Tender Touch	3	57171		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					18-Nov-2003
3020	Burberry Limited	United Arab Emirates	Rocking Lamb Device	3	47409		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, pot pourri.

					30-Apr-2002
3355	Burberry Limited	United Kingdom	Burberry Tender Touch	3	2356223		PEN	Class 3: Perfumes

					18-Feb-2004
3288/WP-US	Burberry Limited	U.S.A.	Burberry Brit	3	814807		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					11-Nov-2003
3359	Burberry Limited	U.S.A.	Rocking Lamb Device	3	76/976388		PEN	Class 3: Perfumes, cosmetic preparations for the hair, non-medicated soaps and shampoos, eau de cologne and toilet water, essential oils for personal use.

					30-May-2002
3305	Burberry Limited	Uruguay	Burberry Brit	3	350.995		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics, preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					04-Nov-2003

VARIED TRADE NAMES - CLASS 3 - PENDING

						APP DATE
	REGISTERED					REG NO/
TMID	OWNER	COUNTRY	TRADEMARK	CLASS	APP NO	REG DATE	STATUS	GOODS

3324	Burberry Limited	Uruguay	Burberry Tender Touch	3	351.036		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics, preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					06-Nov-2003
2767	Burberry Limited	Venezuela	BURBERRY TOUCH	3	2000-018829		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					16-Oct-2000
3288	Burberry Limited	WIPO	Burberry Brit	3	814807		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, shaving preparations, pot pourri.

					11-Nov-2003
3033	Burberry Limited	WIPO	Rocking Lamb Device	3	779836		PEN
Class 3: Non-medicated toilet preparations, perfumes, cosmetics preparations for the teeth and for the hair, soaps, shampoos, anti-perspirants, eau de cologne and toilet water, essential oils, pot pourri.

					30-Apr-2002

SCHEDULE 2 : LICENSED PRODUCTS

A. MEN'S LICENSED PRODUCTS
 (1) MEN'S FRAGRANCE LINE

(a) Cologne and Eau de Toilette

(b) Cologne Spray

(2) MEN'S FRAGRANCED BODY LINE

(a) Body Cream

(b) Deodorant

(c) Shaving Foam

(d) Pre-Shave Lotion

(e) After Shave Emulsion

(f) After Shave

(g) Bath and Body Gel

(h) Razor Burn Soother

(i) Shampoo

B. WOMEN'S LICENSED PRODUCTS
 (1) WOMEN'S FRAGRANCE LINE

(a) Perfume

(b) Cologne and Eau de Toilette

(c) Cologne Spray

(2) WOMEN'S FRAGRANCED BODY LINE

(a) Body Moisturizer

(b) Deodorant

(c) Bath and Shower Gel

(d) Shampoo

(e) Soap

(f) Bath Foam

(g) Oil Mist Spray

C. MEN'S AND WOMEN'S SKIN CARE PRODUCTS

(a) Face and Body Moisturizing products

(b) Anti-aging products

(c) Sun protection products

D. BABY LICENSED PRODUCTS

(a) Eau de Toilette Natural Spray

(b) Baby Wash

(c) Massage Oil

(d) Body Moisturizer

SCHEDULE 3 : THE LVMH AGREEMENT

THIS AGREEMENT is dated [ ] 2004 and made

BETWEEN

INTER PARFUMS, S.A., a company incorporated under the laws of France, having its principal office at 4, rond point des Champs-Elysees, 75008 Paris, France ("IPSA"); and

INTER PARFUMS, INC. a company incorporated under the laws of the State of Delaware, having its principal office at 551 Fifth Avenue, New York, NY 10176-0198, USA ("IPInc"); and

BURBERRY LIMITED, a company incorporated under the laws of England having its registered office at 18/22 Haymarket London SW1Y 4DQ ("Burberry"); and

LV CAPITAL, USA, INC. a company incorporated under the laws of the State of Delaware ("LV Capital") 19 East 57th Street, New York, New York 10022, USA; and

PHILIPPE BENACIN of 31 Avenue Kleber 75016 Paris France; and

DANIEL PIETTE of [ ]; and

JEAN CAILLIAU of [ ]; and

PHILIPPE SANTI of [ ]; and

JEAN MADAR of 1 Rue de Mareshal Harispe 75007 Paris France.

In consideration for the payment by Burberry of the sum of ten (10) euros to [ ], the parties to this Agreement hereby agree as follows:

1. DEFINITIONS

1.1 In this Agreement the following terms have the following meanings:

"INFORMATION" means any and all information (in any form) relating to the business or affairs of Burberry which is:

(A) confidential or secret; or

(B) information whose use or disclosure might detrimentally affect Burberry's business, goodwill or other legitimate interests which shall include but not be limited to any and all information concerning:

	(1)	proposed, possible or intended openings or acquisitions of Burberry retail outlets (including departments, concessions, sections or corners in a retail store);

	(2)	proposals or intentions for Burberry to begin supplying any products to any person, firm or company;

	(3)	Burberry's business plans, intentions or objectives;

	(4)	proposed, contemplated or actual changes of Burberry personnel and/or officers;

	(5)	product and/or geographic markets targeted or contemplated by Burberry;

	(6)	proposed or intended brand names of any Burberry product;

	(7)	product development by or on behalf of Burberry;

	(8)	the identity of any proposed or possible licensee of Burberry; and/or

	(9)	the trading performance of Burberry (other than in relation to Licensed Products)

but which shall not include:-

	(i)	Permitted Information; or

(ii)
Information which can be demonstrated by IPSA to have been publicly available (i.e. in the public domain) as at the date of receipt by IPSA or to have become publicly available (i.e. entered the public domain) subsequently other than as a direct or indirect result of any infringement of the Licence Agreement or this Agreement;

"CONTROL"	means the power to direct the affairs of another, whether by contract, the ownership of shares, or otherwise; and "CONTROLS" and "CONTROLLED" shall be construed accordingly;

"LICENCE AGREEMENT"	means the Licence Agreement dated [ ] between Burberry, IPSA and IPInc;

"LICENSED PRODUCTS"	means the licensed products as defined in the Licence Agreement;

"LVMH"	means LVMH Moet Hennessy Louis Vuitton S.A., a French societe anonyme;

"LVMH AFFILIATE"	means a corporation, entity or person which directly or indirectly Controls or is Controlled by or is under common Control with LVMH and/or LV Capital;

"LVMH REPRESENTATIVES"
means those directors of IPInc from time to time who are Prohibited Persons or are nominated or appointed by, or who represent, LVMH, LV Capital and/or any LVMH Affiliate; the current LVMH Representative being Daniel Piette and Jean Cailliau;

"PERMITTED INFORMATION" means:

(A) any and all financial data relating to IPSA, including but not limited to all accounts; sales figures; net sales; quarterly accounts; annual accounts; cost of goods; development costs; marketing, promotion and advertising expenses of IPSA and IPSA's projections and forecasts;

(B) details of any allegations, claims or notices by or to Burberry from time to time (and at any time) of any breach of, default under, or cure of such breach or default under the Licence Agreement;

(C) details of any proposed modifications or amendments to the Licence Agreement from time to time (and at any time); and

(D) such other information as Burberry may from time to time at its absolute discretion agree in writing; and

"PROHIBITED PERSON" means each of:

(A) LV Capital;

(B) LVMH;

(C) any LVMH Affiliate;

(D) any person, firm or company who is at the relevant time employed by or a representative, advisor, agent, consultant or officer of LV Capital, LVMH and/or any LVMH Affiliate; and

(E) the LVMH Representatives.

2. INFORMATION

2.1 Without prejudice to clause 26 of the Licence Agreement, each of IPInc, IPSA, Philippe Benacin, Jean Madar and Philippe Santi shall:

(A) not directly or indirectly disclose (and shall ensure that no person, firm or company will directly or indirectly disclose) any Information to any Prohibited Person at any time;

(B) not use (and will not permit, authorise or enable any person, firm or company to use) any Information for any purpose other than the proper performance of the Licence Agreement by IPSA; and

(C) ensure that:

(1) all the directors of IPSA;

(2) all the directors of IPInc; and

(3) everyone working at or for IPSA or IPInc in relation to the Licensed Products and/or Burberry from time to time is aware of the obligations contained in this Paragraph 2.1 and shall comply with them at all times as if they were each individually a party to this Agreement,

provided that Information may be disclosed to any Prohibited Person if and to the extent required by any applicable legal or regulatory requirement, but only if IPSA or IPInc first notifies Burberry promptly of the nature and extent of (and reason for) the required disclosure and gives Burberry reasonable opportunity to object and/or to obtain an appropriate order or confidentiality agreement.

2.2 No LVMH Representative nor any other Prohibited Person shall, and each of IPInc, IPSA, Philippe Benacin, Jean Madar and Philippe Santi shall procure that no Prohibited Person shall:

(A) attend any meetings with Burberry (nor any of Burberry's employees, officers and/or agents) relating directly or indirectly to the Licence Agreement or any of the Licensed Products; nor

(B) attend any meetings or participate in discussions if and to the extent that they relate to the operation of the Licence Agreement,

without Burberry's prior written consent; but either or both of the LVMH Representatives may attend any meeting and/or participate in any discussion to the extent that Permitted Information is discussed or disclosed, provided that no other issues concerning the operation of the Licence Agreement shall be discussed at that meeting in the presence (whether physical, audible or electronic) or with the participation of either or both of the LVMH Representatives.

2.3 IPSA, IPInc, Philippe Benacin and Jean Madar will ensure that:

(A) all issues concerning the proper day to day performance of the Licence Agreement by IPSA (including design, product development, marketing, promotion, advertising etc) will be dealt with by IPSA alone and (save for the disclosure and discussion of Permitted Information) without reference to IPInc;

(B) all issues relating to Burberry and/or the Licence Agreement which (subject to Paragraphs 2.1 and 2.3(A) above) are reported back or referred to IPInc by IPSA (except for Permitted Information) shall be handled exclusively by a committee of IPInc executives, which shall not include either of the LVMH Representatives or any other Prohibited Person; and

(C) no member of that committee shall report or disclose (or permit the disclosure of) any Information to any Prohibited Person.

2.4 Without prejudice to Paragraphs 2.1 to 2.3 above, if (despite those Paragraphs) any Information is disclosed to or obtained by either of the LVMH Representatives, neither of the LVMH Representatives shall disclose that information to any other Prohibited Person (including but not limited to the other LVMH Representatives), nor use it (nor permit it to be used) for any purpose other than the proper performance by IPInc and/or IPSA of its obligations under the Licence Agreement or any other purpose which is essential in order to perform the fiduciary duties of the LVMH Representatives as directors of IPInc.

2.5 Each of IPInc, IPSA, Philippe Benacin and each of the LVMH Representatives shall execute and deliver to Burberry within 30 days after the end of each calendar year a certificate of compliance substantially in the form set out in the schedule to this Agreement and it shall be a material breach of this Agreement if:

(A) any of them has not issued such a certificate within that time period and fails to do so within 30 days after Burberry has notified IPInc and IPSA in writing of that failure; and/or

(B) any such certificate is false or misleading in any material respect.

3. BOARD REPRESENTATION ON IPSA

3.1 IPInc, Philippe Benacin and Jean Madar shall ensure that:

(A) no Prohibited Person shall appoint or nominate or seek to appoint or nominate (directly or indirectly) any director or officer of IPSA; and

(B) no Prohibited Person, nor any employee, officer, agent or representative of any Prohibited Person, will become a director or officer of IPSA, unless they do so as part of a bona fide acquisition by IPSA of the business of an LVMH Affiliate and on completion of that acquisition the relevant person ceases to be an employee, officer, agent or representative of the LVMH Affiliate and becomes a full time officer or employee of IPSA.

PROVIDED THAT this Paragraph 3.1 shall not limit the performance by the LVMH Representatives of their fiduciary duties as directors of IPInc.

3.2 LV Capital shall not appoint or seek to appoint or nominate (directly or indirectly) any director or officer of IPSA; and

3.3 No LVMH Representative shall be appointed or serve as a director or officer of IPSA.

4. NOTICE

4.1 Any notice to be given under this Agreement shall be in writing and shall be deemed sufficiently given to the party to be served if it is:

(A) delivered by hand; or

(B) sent by courier provided the service used is such that sender receives a receipt indicating successful delivery, to the following addresses:

Burberry:	St. Albans House, 10 St. Albans Street,
London SW1Y 4SQ, United Kingdom

IPSA:	4, rond point des Champs Elysees, 75008
Paris, France

IPInc:	551 Fifth Avenue, New York, NY 10176 USA.

Philippe Benacin/and or Philippe Santi:	c/o IPSA at the
address given above

Jean Madar/and or LVMH Representative:	c/o IPInc at the
address given above

or to such other address(es) as may be notified from time to time in accordance with this Agreement.

5. GENERAL PROVISIONS

5.1 The rights and remedies contained in this Agreement are cumulative and not exclusive of any other rights or remedies, whether provided by law, equity or otherwise.

5.2 This Agreement constitutes the entire agreement between the parties with respect to its subject matter and (other than the Licence Agreement) supersedes all prior agreements and understandings (both oral and written) between the parties with respect to the subject matter of this Agreement.

5.3 Nothing in this Agreement shall constitute or be deemed to constitute a partnership between the parties or to make one party the agent of another for any purposes.

5.4 Each party represents and warrants to the other parties that it has the full right, power and authority to enter into this Agreement and to perform all of its obligations under it.

5.5 No amendments to or modifications of any of the provisions of this Agreement shall be effective unless they are in writing and signed by the parties (if they are individuals or their duly authorised representatives (if they are companies).

5.6 No forbearance, indulgence or relaxation shown or granted by Burberry to any other party in enforcing any of the terms of this Agreement shall in any way affect, diminish, restrict, operate as or be deemed to be a waiver of any breach of any of those terms by any other party. No single or partial excuse of any right or remedy under this Agreement shall prevent any further exercise of the right to remedy or the exercise of any other right or remedy.

5.7 Each party shall bear its own costs in relation to the negotiation and preparation of this Agreement.

5.8 This Agreement shall be subject to and construed in accordance with English law. The English Courts shall (subject as mentioned below) have exclusive jurisdiction to determine any disputes which may arise out of, under, or in connection with this Agreement, provided that nothing contained in this Agreement shall prevent Burberry from obtaining any injunctive or other similar relief which may be available to it in the Courts of any other jurisdiction or state in any particular case and the other parties each submit to the jurisdiction of any such court. It is acknowledged that damages would not be an adequate remedy for a breach of this Agreement.

5.9 This Agreement may be executed in any number of counterparts, each of which when executed shall be an original, but all the counterparts shall constitute one and the same instrument.

IN WITNESS WHEREOF THE DULY AUTHORISED REPRESENTATIVES OF THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DAY FIRST BEFORE WRITTEN.

SIGNED for and on behalf of
BURBERRY LIMITED by:
Signature:
Name:
Title:

SIGNED for and on behalf of
INTER PARFUMS, S.A. by:
Signature:
Name:
Title:

SIGNED for and on behalf of
INTER PARFUMS, INC. by:
Signature:
Name:
Title:

SIGNED for and on behalf of
LV CAPITAL, USA, INC by:
Signature:
Name:
Title:

SIGNED by JEAN MADAR
Signature:

SIGNED by PHILIPPE BENACIN
Signature:

SIGNED by PHILIPPE SANTI
Signature:

SIGNED by DANIEL PIETTE
Signature:

SIGNED by JEAN CAILLIAU
Signature:

SCHEDULE

CERTIFICATE OF COMPLIANCE

To: Burberry Limited
18-22 The Haymarket

London SW1Y 4DQ

FAO:	General Counsel

Dated [o] 20[o]
CERTIFICATE OF COMPLIANCE

1. I/We refer to the Confidentiality Agreement dated [o] 2004 between Burberry Ltd, Inter Parfums, S.A., Inter Parfums, Inc., Philippe Benacin, Jean Madar, Philippe Santi, Daniel Piette, Jean Cailliau and LV Capital, USA, Inc (the "CONFIDENTIALITY AGREEMENT").

2. I/We hereby certify and confirm to Burberry Limited that all the provisions of Paragraph 3 of the Confidentiality Agreement were complied with in full during the year.

3. I/We are fully aware of the consequences if this certificate is false or misleading in any material respect.

[FOR INDIVIDUALS]		[FOR INTER PARFUMS S.A./INC.]

Signed by:		Signed by:

Name:	Name:

Title:

Signature:	Signature:

Duly authorised for and on behalf of

INTER PARFUMS SA/INC

in the presence of:

Name of witness:

Address of witness

Occupation of witness

Signature of witness

SCHEDULE 4 : COMPETING BRANDS

[———————————————](28)

28 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.111:28.

SCHEDULE 5 : PRESIDENT OF BURBERRY FRAGRANCES

o Heads Burberry Fragrances division of the Licensee

o Responsible for the operational direction of the Burberry Fragrances business within the Licensee

o Responsible for making proposals for the strategic direction of the Burberry Fragrances business within the Licensee

o Directs product development, marketing (including public relations, Advertising and Promotion) and sales and distribution, subject to the Business Plans and Marketing Plans provided for under this Agreement and the Advertising and Promotion expenditure described in clause 15 of this Agreement

o Supervises production, logistics and operations

o Responsible for recruitment, designation and management of Burberry Fragrances personnel.

SCHEDULE 6 : MINIMUM LICENCE FEE

PART A

LICENSED YEAR	MINIMUM LICENCE FEE

2005	[———] (29)
2006	[———] (29)
2007	[———] (29)
2008	[———] (29)
2009	[———] (29)
2010	[———] (29)
2011	[———] (29)
2012	[———] (29)
2013	[———] (29)
2014	[———] (29)
2015	[———] (29)
2016	[———] (29)

PART B

MARKETING
THRESHOLD
SALES

((EURO) MILLION)

2004
2005 [——](30)

2006	[——] (30)
2007	[——] (30)
2008	[——] (30)
2009	[——] (30)
2010	[——] (30)
2011	[——] (30)
2012	[——] (30)
2013	[——] (30)
2014	[——] (30)
2015	[——] (30)
2016	[——] (30)

(29) CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SEC WITH A REQUEST FOR CONFIDENTIAL TREATMENT BY INTER PARFUMS, INC. NO. 10.111:29.

(28) Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.111:30.

SCHEDULE 7 : THE DISTRIBUTORS

SCHEDULE 8

COUNTRY	COMPANY	CONTACT	TEL	FAX	ADRESSE

ARGENTINA	GRETA SA	RENATO SAPHIR	54 11 45 22 50 00	54 11 45 21 11 41	ALVAREZ THOMAS 2423 1431 BUENOS AIRES - ARGENTINA

ARMENIA	NUSHIKIAN ASSOCIATION	GEVORG AZATYAN	37 41 56 00 54	37 41 56 42 92	11-1 Sayat Nova Ave, Yerevan ARMENIA

AUSTRALIE	COSMAX	FRANK BREEN	61 29 695 56 78	61 29 695 56 88	13/2 Beauchamp Road, Banksmeadow, NSW2019 Sydney

AUSTRIA	FASHION COSMETIC	LISA LOHNER	43 316 295 536 23	43 316 295 643 55	GMEINSTRASSE 22a A-8055 GRAZ AUSTRIA

AZERBADJIAN	TAKI DISTRIBUTION	MR SAMIR	98,218,031,819	153,013,889	N(degree) 6 Mamed Alie Ave , Baku AZERBAIJAN

BAHREIN	YOUSUF WAHAB AL HAWAJ	ABDUL W. ALHAWAJ	973,230,088	973,240,011	po box 891, Manama BARHAIN

BANGLADESH	BANGLA PERFUME	MR SHAH	88,029,886,999	88,029,885,101	house 4b, road 13, Gulshan, Dhaka

BELGIUM	MOUREAU	MR MOUREAU	32,2,285,0080	32,2,230,2978	rue de treves 53 B 1040 BRUXELLES Belgique

BOLIVIE	FRAGANCE CORP.	Emma VERCELLESI	591.336.82.82	591.332.68.62	SUAREZ DE FIGUEROA 287 SANTA CRUZ BOLIVIA

BOSNIE	ORBICO	ELVIRA NEDZIBOVIC	387 336 36 285	387 336 36 287	luzansko polje 7 - 7100 sarajevo BOSNIA

BRESIL	MEXTRA	ANDREA DINIZ	55 11 251 5977	55 11 28 79 168	AV. PAULISTA 2202 cj 65/66 CEP 01310-300 SAO PAOLO BRAZIL

CANADA	PUIG NORTH AMERICA	LISA CURTIS	14 16 620 39 79	14 16 695 28 81	5401 Eglinton Avenue West, Suite 205, Etobicoke, Ontario M9C5K6

CHILI	GRETA CHILE	RENATO SAPHIR	54 11 45 22 50 00	54 11 45 21 11 41	ALVAREZ THOMAS 2423 1431 BUENOS AIRES - ARGENTINA

CROATIA	ORVAS PLUS	SILVA PLESTINA	38,513,460,910	3,851,346,930	koturaska 69 - 10 000 zagreb CROATIA

CYPRUS	VASSOS ELIADES	Y. TYMVIOS	357,722,897,359	35722897455	Eliades Building, 24 Aristides Str, Ay Dometios, Po Box 21085, Nicosie CYPRIUS

DENMARK	CARETTE COSMETICS	B. CARETTE	45 33 12 03 15	45 33 12 70 15	Bredgade 63,1, DK1260 Copenhague DENMARK

ECUADOR	LAS FRAGRANCIAS	PABLO JARA	593 7 835 853	593 7 842 670	COMPLEJO LA LAGUNA EDIF. PINAR DEL LAGO PENT HOUSE P.O. BOX 01.01.0890 CUENCA / ECUADOR

EGYPT	AL SHARIF MARKETING	SAID AL SHARIF	202 348 68 64	202 335 54 50	11 HARROON ST FLAT N(degree) 8 DOKKI GIZA EGYPT

EMIRATS ARABES	GHADEER	SYED ABEDI	971 4 825 000	971 4 825 053	po box 2623, Dubai

COUNTRY	COMPANY	CONTACT	TEL	FAX	ADRESSE

ESTONIA	KARL LARK ESTI	INGA GRINBERG	3,726,563,786	3,726,563,729	ehitajate tee 148/a - EE 13517 - tallin

FINLAND	OY KARL LARK	P. FORSMAN	35 89 50 64 10 20	35 89 55 05 44	PB13, FIN00381 Helsinki FINLAND

GERMANY	NOBILIS	THOMAS SCHNITZLER	49,611,928,560	496,119,285,678	HAGENAUER STRASSE 44 E-65203 WIESBADEN GERMANY

GREECE	AROMCA	D. ROUSSOPOULOS	30 12 83 50 01	30 12 83 45 65	6 Papadiamanti Str, Metamorfosi,14452 Athenes - GREECE

HONG KONG/CHINE	ETERNAL OPTICAL	STEVEN LAU	852 2 796 26 68	852 2 796 20 83	Unit 2203-8, 22/F, Enterprise Square Two, N(degree) 3 Sheung Yuet Road, KNL, HONG KONG

HONGRIE	MARTIMEX HUNGARY	MR MARTON	36 23 44 43 47	36 23 44 43 47	ebner gyorghy koz2 - 2040 budaors

INDIA	BACCAROSE	HEMANSU KOTECHA	912,222,873,732	912,222,852,780	66 Maker Chamber VI, Bombay INDIA

INDONESIE	PT TANESIA	MR SATIADHI	62 22 14 585 7535	62 21 45 857 534	JL. Boulevard Artha Gading, Komplex Rukan Artha Gadang, Niaga Block 1 n(degree)1, Sentra Bisnis Kelapa Gading, Kelapa Gading Permai, North Jakarta, 14240,

IRAN	FARKISH	MR GHASSEMI	98,212,062,725	98,212,072,126	44 Dashte Behest ave, Teheran

IRELAND	INTERNATIONAL COSMETIC	CLAUS MICHEL	00 3531 2810 278	00 3531 281 0273	TINNA PARK KLIPEDDER CO WICKLOW IRELAND

ISLAND	FORVAL	HARALDUR JOHANNSSON	354 5 114 777	3,545,114,774	austrurtrond 6 - 127 reykjavik

ISRAEL	SCHESTOWITZ	MICHAEL SCHESTOWITZ	00 972 39200 300	00 972 4857 26 37	Industrial Area pob 33083 HAIFA 31330

ITALY	PA.CO.DIS	JC. MICHELOT	39 02 95 83 82 34	39 02 95 30 91 01	Cascina Corte Francesca, Incugnate di Truccazzano, 20060 Milan ITALY

JAPON	BLUEBELL	ERIC DOUILHET	813 54 13 10 60	813 54 13 10 56	Shin-Nogizaka Building, 4th floor, 1-15-14, Minami Aoyama, Minato-ku, TOKYO 107-0062, JAPON

JORDANIE	IBRAHIM TRADING	KHALED ABU SHAQRA	962 6 592 9920	962 6 592 3219	po box 6525, 11118 Amman

KOREA	I.P.C. TONG SANG	MR KIM	822 423 32 03	822 423 34 21	Sewon Building, 3rd floor, 151-5 Samsung Dong, Kangnam ku, SEOUL 135-878, KOREA

KOWEIT	WAHRAN TRADING	NAIM ABU SHANAB	9,655,755,212	9,655,744,170	po box 5746, Safat 13058

LATVIA /LETTONIE/BIELORUSSIE	MIRABELLA	NATALY VASILEVSKA	3,717,080,425	3,717,080,427	23 Antonijas Street - lv-1010- RIGA - LATVIA

LEBANON	CH. SARRAF &	JOYCE SIRGI	961 1 888 306	961 1 601 559	po box 90201, Jdeidet El Metn

COUNTRY	COMPANY	CONTACT	TEL	FAX	ADRESSE

LITUANIA	FRAGRANCE INTERNATIONAL	MR GUDELIS	370 2 610 045	370 2 227 780	vilnius duty free - b radvilaites str. 1 /pilies str.2 - 2001 Vilnius LITUANIA

MACEDONIA	ELIKSIR ELENA DOOEL	VLADIMIR TRENESKI	38,923,086,074	38,923,086,071	ul. Kozle 124b - 1000 skopje MACEDONIA

MALAYSIA	BEAUTE CONCEPT	CHUNG TZE MAY	603 216 288 99	603 263 18 99	A-11.1, Block A, Megan Phileo Ave, 12 Jalan Yap Kwan Seng, 50450 Kuala Lumpur, West MALAYSIA

MAROC	CINQUIEME SENS	HIND ROZZ	212 22 24 62 26	212 22 24 62 40	158 BLD ABDELLAH BEN YACINE BELVEDERE CASABLANCA

MEXICO	CLARINS DE MEXICO	JEAN-MARIE LE ROY	52 55 5281 39 90	52 55 52 81 41 63	MUSSET 35 COL. REFORMA POLANCO 11550 MEXICO DF

NETHERLANDS	ELHA COSMETIC	LEO HERTZ	31,172,507,442	31,172,500,255	ELHA COSMETICS BV DFS LEIMUIDERDIJK 298 2154MS BURGERVEEN NETHERLANDS

NEW CALEDONIA	IMPORLUX	GEORGES GONZALEZ	689 43 58 20	689 43 58 20	14 route despointes po box 3691 98800 NOUMEA - NEW CALEDONIA

NEW ZEALAND	BLUM IMPORTS	Mr Markus BLUM	6,493,098,009	6,493,098,017	Po Box 9113, New market, Auckland NEW ZEALAND

NORVEGE	SOLIS	S. HJELMELAND	47 67 10 81 40	47 67 10 81 50	Vollsveien 13H, 1366 Lysaker NORWAY

OMAN	CAPITAL STORE	HAIDER JAWAD SULTAN	968,796,200	968,797,277	po box 335, Ruwi

PAKISTAN	BEAUTE PAKISTAN	IMRAN AHMED	92,214,919,001	92,214,933,578	258 D, KDA Extension 1A, Karachi

PANAMA / COLOMBIE	WAKED	Abdul WAKED	507.441.4444	507.441.6598	CALLE 15 AVENUE ROOSEVELT ZONA LIBRE DE COLON -PANAMA

PARAGUAY	JGA	JACQUES ALLINQUANT	595.21.27.160	595.21.215.078	CAPITAN CAPINELLI N(degree) 3620 ESQUINA ABENTE HAEDO ASUNCION - PARAGUAY

PERU	GRETA PERU	RENATO SAPHIR	54 11 45 22 50 00	54 11 45 21 11 41	ALVAREZ THOMAS 2423 1431 BUENOS AIRES - ARGENTINA

PHILIPPINES	BEAUTEONE S'PORE	V. MARCHADESCH	63 27 57 28 32	63 27 28 30 23	25/F Yuchengo Tower, RCBC plaza, 6819 Ayala Corner Sen. Gil Puyat Ave, Makati City.

POLOGNE	SELECTIVE BEAUTY	GERARD COEFFIER	48,225,980,770	48,225,980,784	ul. Bitwy warszawskiej 1920r 7b - 02366 warszawa

PORTUGAL	LUSO HELVETICA LDA	JP SAUTHIER	351 1 322 31 50	351 1 322 31 60	rua do alecrim 38/2e - 1200 Lisbon Portugal

QATAR	BLUE SALON	ASHRAF ABU ISSA	974,441,424	974,446,456	po box 6255, Doha QATAR

REP. TCHEQUE	APRO DELTA	HELENA EGNEROVA	420,541,225,270	420,541,225,270	spotovni letiste medlanky - ul turisticka - 621 00 brno CZECH REPUBLIC

COUNTRY	COMPANY	CONTACT	TEL	FAX	ADRESSE

RUMANIA	PRESTIGE PARFUM	CRISTINA LAZAR	40 21 20 17 130	40 21 20 17 772	rue domnita ruxandra 12 - 5e etage - sector 2 - 7000 bucarest RUMANIA

RUSSIE	COFIDEC	MARC KAPUSTIN	70 95 73 031 70	70 95 73 031 17	3-1bat, Gubkina St. 117333 Moscow

SAUDI ARABIA	NATIONAL MARKETING CO	GHAITH AL MALKI	96,626,518,580	96,626,516,636	po box 337, JEDDAH 21411

SERBIE	TOMAS & RAY	JELENA JANILIC	3 81 11 3691 543	3 81 11 3690 750	Andre Nikolica 12A - 11 000 Belgrade

SINGAPOUR	BEAUTE'ONE	Patrick CHONG	65 64 88 88 61	65 62 86 11 84	13 Tai Seng Drive, Luxasia Building, #03-02/03 Singapore 535219,

SLOVENIA	G-TRADE	MR LEDNIK	386 63 40 640	386 63 484 960	LJUBLANSKA CESTA 042 - 3000 CELJE SLOVENIA

SPAIN	COLOMER	CRISTINA MARIGOMEZ	34 91 309 0277	34 91 309 2371	CALLE GOYA 115 - 28009 MADRID SPAIN

SRI LANKA	PEE BEE GP	MR SURTANI	941,552,871	9,411,255,871	55 Chatam str. Colombo 1

SWEDEN	LANDSTROM	MR LANDSTROM	46 31 45 14 10	46 31 45 14 62	Sisjo Kullegata 8, 421 31 Vastra Frolunda SWEDEN

SWITZERLAND	FRANCOIS BERGERAT	F. BERGERAT	41 22 827 5620	41 22 827 5629	13 rue le Royer GENEVE 26 SUISSE

TAIWAN	BEAUTE'ONE	AILEEN JEN	88,622,528,528	886,225,285,926	G11F-10,n(degree)188,Nan King E, Rd., Sec 5, Taipei

THAILAND	NOBLE COSPER	SHERRY VITHYAVIRANONT	66 27 21 23 61 68	66 27 21 23 60	24 Soi Onnuch 62, Onnuch Latkrabang Road, 10250 Suan Luang Bangkok.

TUNISIA	COSMETICA	MR FARHAT	216 3 465 021	216 3 465 468	Route de Sousse KM2 51010 OUARDANINE

TURKEY	TE HA GUZELLIK	Vedat AKYOL	90 212 347 32 00	90 212 347 13 57	Dikilitas Mahallesi, Hamidiye Sokak n(degree)1, Blamumcu, Istanbul 80700 TURKEY

U.K.	FRAGRANCE FACTORY	Georges PHARAND	44,207,284,1456	44,207,267,8815	SPRING HOUSE 10B SPRING PLACE NW5 3BH LONDON

UKRANIA	BROCARD PARFUMS	RITA MASSAD	49 30 880 110	49 30 880 112 99	Schluter Str. 54, D10629

URUGUAY	URU-GRETA	RENATO SAPHIR	54 11 45 22 50 00	54 11 45 21 11 41	ALVAREZ THOMAS 2423 1431 BUENOS AIRES - ARGENTINA

USA LOCAL	COSMOPOLITAN	DON LOFTUS	2,129,806,400	2,129,806,464	909 3rd Ave, New York, NY 10022 USA

UZBEKISTAN	BREFAC LTD	ERIK COKINI	998,711,143,866	998,711,143,865	72/3, rue Abror Khidoyatov, Tachkent

VIETNAM	PHUONG PHAT	MR TRAN QUOC CHUNG	84 8 9104 772	84 8 9104 784	Sai Gon Trade Center - Unit 113, 37 Ton Duc Thang street, Ben Nghe Ward, District 1, HO CHI MINH CITY, VIETNAM

IN WITNESS WHEREOF THE DULY AUTHORISED REPRESENTATIVES OF THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DAY AND YEAR FIRST BEFORE WRITTEN.

SIGNED for and on behalf of
BURBERRY LIMITED by:

Signature: /s/ Rose Marie Bravo

Name: Rose Marie Bravo

Title: Chief Executive

SIGNED for and on behalf of
INTER PARFUMS, S.A. by:

Signature: /s/ Philippe Benacin

Name: Philippe Benacin

Title: PDG

SIGNED by:

Signature: /s/ Jean Madar

Name: Jean Madar

Title: CEO

and by:

Signature: /s/ Philippe Benacin

Name: Philippe Benacin

Title: President

duly authorised on behalf of
INTER PARFUMS, INC.
and thereby executed by
INTER PARFUMS, INC.
as its deed